Exhibit 10.1

AGREEMENT FOR SALE AND PURCHASE
AND JOINT ESCROW INSTRUCTIONS

By and Between

DENVER DOWNTOWN HOTEL LLC,
a Delaware limited liability company

(“Seller”)

and

CWI 2 DENVER DOWNTOWN HOTEL, LLC,
a Delaware limited liability company

(“Purchaser”)

AGREEMENT FOR SALE AND PURCHASE OF HOTEL
AND JOINT ESCROW INSTRUCTIONS

THIS AGREEMENT FOR SALE AND PURCHASE OF HOTEL AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made as of September 16, 2015 (“Effective Date”), by and between DENVER DOWNTOWN HOTEL LLC, a Delaware limited liability company (“Seller”), and CWI 2 DENVER DOWNTOWN HOTEL, LLC, a Delaware limited liability company (“Purchaser”).

RECITALS:

A.                                Seller is the owner of certain land located in Denver, Colorado, more particularly described on Exhibit A attached hereto (“Hotel Parcel”), together with the buildings, structures, fixtures and other improvements on the Hotel Parcel, including, without limitation, the hotel commonly referred to as the “Embassy Suites Denver – Downtown Convention Center” (the “Hotel”).

B.                                 Seller desires to sell, and Purchaser desires to purchase, the Property (as hereinafter defined) upon and subject to the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, agreements, covenants and conditions contained in this Agreement, and other good and valuable consideration, Seller and Purchaser agree as follows:

ARTICLE I

DEFINITIONS AND REFERENCES

1.1                            Definitions.  As used in this Agreement, the following terms shall have the meanings indicated below:

Accountant:  A national or regional accounting firm selected by Seller and reasonably approved by Purchaser.

Account Cash:  The balances of all cash and securities and other instruments held by Seller or by Manager or for the benefit of Seller or the Property and deposited, held, or contained in any account, bank, or vault, including, without limitation, (a) all reserves and funds held by Manager under the Management Agreement, including “F, F & E” reserves and funds and similar reserves and funds, operating reserves and other reserves and funds, and (b) all operating and similar accounts of Seller except for Cash-On-Hand.

Accounts Payable:  Shall have the meaning given to it in Section 7.1(d).

Accounts Receivable:  All accounts receivable with regard to the Hotel.

Affiliate:  With respect to a specific entity, any natural person or any firm, corporation, partnership, association, trust, or other entity which, directly or indirectly, controls or is under common control with the subject entity, and with respect to any specific entity or person, any firm, corporation, partnership, association, trust or other entity which is controlled by the subject entity or person. For purposes hereof, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such entity or the power to veto major policy decisions of any such entity, whether through the ownership of voting securities, by contract, or otherwise.

Agreement:  This Agreement for Sale and Purchase and Joint Escrow Instructions, including the exhibits attached hereto and made a part hereof.

Audit Representation Letter: Shall have the meaning given to it in Section 4.13.

Bill of Sale: Shall have the meaning given to it in Section 6.3(b).

Board:  Shall have the meaning given to it in Section 13.1(a).

Bookings:  Contracts or reservations for the use or occupancy of guest rooms and meeting and banquet facilities or other facilities of the Hotel, including any off-site catering for which a deposit has been received or for which a written proposal has been made and accepted for any time after the Cut-Off Time.

Books and Records:  All of Seller’s right, title and interest in and to (i) all structural reviews, environmental assessments or audits, architectural drawings and engineering, geophysical, soils, seismic, geologic, environmental (including with respect to the impact of materials used in the construction or renovation of the Improvements) and architectural reports, studies and certificates pertaining to the Property, and (ii) all accounting and other books and records relating to the ownership, use, maintenance and operation of the Property, but excluding Seller’s asset management (as opposed to property management) records and all income tax returns, schedules and other confidential or proprietary information and all other Excluded Materials.

Broker:  Shall have the meaning given to it in Section 13.1(a).

Business Day:  Shall mean all days of the year except Saturdays, Sundays and holidays recognized by the Federal Reserve Bank of New York or the State of Colorado.  If any deadline provided in this Agreement falls on a day other than a Business Day, such deadline shall be extended until the first Business Day thereafter.

Cap:  Shall have the meaning given to it in Section 5.3(b).

Carpet Contracts:  Shall have the meaning given to it in Section 9.1(k).

Carpet Work:  Shall have the meaning given to it in Section 9.1(k).

Cash-On-Hand:  Any and all till money and house banks, and all checks, travelers’ checks and bank drafts paid by guests of the Hotel and located at the Property as of the Cut-Off Time, specifically excluding, however, all Account Cash.

Closing:  The consummation of the transaction contemplated by this Agreement.

Closing Date:  Shall mean October 15, 2015, subject to Purchaser’s right to extend the Closing pursuant to Section 6.1 of this Agreement.

Code:  The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

Consumables:  All consumable food and beverages (alcoholic, to the extent transferable under applicable Legal Requirements, and non-alcoholic); all consumable engineering, maintenance, and housekeeping supplies, including soap, cleaning materials and fuel; stationery and printing; and all other consumable Hotel operating supplies of all kinds, in each and every case of the foregoing, whether open or unopened, partially used, unused, or held in reserve storage for future use in connection with the maintenance and operation of the Hotel, which are on hand on the date of this Agreement, together with any additions thereto prior to Closing and subject to depletion, substitution, replacement, restocking and disposition in accordance with ordinary course of business, excluding, however, (i) Operating Equipment and (ii) all items of personal property owned by Manager, guests, employees, tenants, or persons (other than Seller or any Affiliate of Seller, unless denominated as an Excluded Asset under this Agreement) furnishing goods or services to the Hotel or leasing space at the Hotel.

Current Rent:  Shall have the meaning given to it in Section 7.1(j)(i).

Cut-Off Time:  11:59 p.m. (Denver local time) on the date prior to the Closing Date.

Deed: Shall have the meaning given to it in Section 6.3(a).

Documents:  All plans, specifications, drawings, blueprints, surveys, environmental reports and other similar documents in Seller’s possession or control that relate to the Property.

Due Diligence:  Shall have the meaning given to it in Section 4.1.

Due Diligence Materials: Any and all materials delivered or made available by Seller or its advisors, attorneys, accountants, consultants and representatives in connection with Purchaser’s Due Diligence investigation of the Property, including, all without limitation, any information posted to the due diligence website and/or made available by Seller or Manager at the Property.

Earnest Money Deposit: Shall have the meaning given to it in Section 3.1(a).

Effective Date:  Shall have the meaning set forth in the first paragraph of this Agreement.

Employee(s):  All persons employed by Manager, or an Affiliate of Manager, to operate the Hotel pursuant to the Management Agreement or the Employment Contracts or otherwise.

Employment Contract(s):  Those contracts and agreements, oral or written, with all or any of the Employees for work in or in connection with the Hotel including, but not limited to, individual employment agreements, union agreements, employee handbooks, group health insurance plans, life insurance plans and disability insurance plans (other than Employee Benefit Plans).

Environmental Laws:  Any federal, state and local laws, statutes, ordinances, rules, regulations, authorizations, judgments, decrees, administrative orders, concessions, grants, franchises, agreements and other governmental restrictions and requirements relating to the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (commonly known as CERCLA), as amended, the Superfund Amendments and Reauthorization Act (commonly known as SARA), the Resource Conservation and Recovery Act (commonly known as RCRA), and the applicable provisions of all applicable state and local statutes, and rules and regulations promulgated thereunder, each as amended from time to time.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

Escrow:  The escrow, if any, created for the purpose of facilitating the transactions contemplated by this Agreement.

Escrow Company:  First American Title Insurance Company, National Commercial Services, 666 Third Avenue, New York, New York 10017, Attention:  Jennifer D. Panciera.

Escrow Instructions:  The escrow instructions, if any, to be executed and delivered by the parties and the Escrow Company, as escrowee in connection with the Escrow.

Excluded Assets:  (i) Those assets, if any, listed on Exhibit B to this Agreement, (ii) all property owned or otherwise retained by Manager, (iii) the Account Cash and reserve for replacement of FF&E (which is owned and shall be retained by Seller), (iv) Accounts Receivable (which shall be retained by Seller), and (v) the Employment Contracts.

Excluded Materials:  Shall have the meaning given to it in Section 4.1.

Excluded Permits:  Those permits and licenses required for the ownership and operation of the Hotel which, under applicable Legal Requirements, are nontransferable.

Existing Liens:  Shall have the meaning given to it in Section 4.7(d).

FF&E:  All of the furniture, furnishings, fixtures and equipment owned by Seller and installed, used or held in storage for future use and located in the Hotel or offsite as of the date hereof, with such additions and deletions as may hereafter occur or may have previously occurred in the ordinary course of business.

Final Closing Statement:  The Final Closing Statement required under Section 7.4(b).

Financial Statements:  Shall have the meaning given to it in Section 5.1(q).

Fixtures and Tangible Personal Property:  All FF&E, cars, trucks, machinery, apparatus, signage, artwork, tools, appliances, draperies, carpeting, keys and other articles of personal property now located on the Real Property or offsite and used or usable in connection with any part of the Hotel, subject to depletion, resupply, substitution, replacement and disposition in the ordinary course of business, excluding, however: (i) Consumables; (ii) Operating Equipment; (iii) equipment and property leased pursuant to Hotel Contracts; (iv) property owned by Manager, guests, employees, tenants or other persons (other than Seller or any Affiliate of Seller, unless denominated as an Excluded Asset) furnishing goods or services to the Hotel or leasing space within the Hotel; and (v) Improvements.

Franchise Approval:  Shall have the meaning given to it in Section 4.12.

Franchisor:  Embassy Suites Franchise LLC.

GAAP:  Shall have the meaning given to it in Section 4.13.

General Assignment:  Shall have the meaning given to it in Section 6.3(c).

Guaranty:  Shall have the meaning given to it in Section 5.3.

Hazardous Substances:  Shall have the meaning given to it in Section 9.2(a).

Hotel:  Shall have the meaning given to it in Recital A.

Hotel Contracts:  All of Seller’s right, title and interest in all service contracts, maintenance contracts, purchase orders, Leases and other contracts or agreements, including equipment leases capitalized for accounting purposes, and any amendments thereto, with respect to the ownership, maintenance, operation, provisioning, or equipping of the Hotel, or any of the Property, as well as written Warranties and guaranties relating thereto, if any, including, but not limited to, those relating to heating and cooling equipment and/or mechanical equipment, in all instances, to the extent such contracts are transferable and/or the parties have obtained the consent necessary to effectuate such transfer, but excluding, however, (i) insurance policies, (ii) the Bookings, (iii) the Employment Contracts; (iv) the Employee Benefit Plans, (v) the Management Agreement, and (vi) the Franchise Agreement.

Hotel Parcel:  Shall have the meaning given to it in Recital A.

Improvements:  All of Seller’s right, title and interest in the buildings, structures (surface and sub-surface) and other improvements located on the Hotel Parcel, including all hotel rooms, meeting facilities, conference rooms, parking facilities, restaurants, spa and pool facilities, and such fixtures as shall constitute real property (but excluding any Excluded Asset).

Indemnitees:  A party’s or its Affiliate’s partners, trustees, officers, directors, employees, beneficiaries, shareholders, members, managers, advisors and other agents and their respective partners, trustees, beneficiaries, employees, officers, directors and shareholders.

Inventory:  All articles of tangible personal property now located on the Real Property and opened, unopened, used, usable, or salable in connection with any part of the Hotel (including, without limitation, any gift shop, newsstand or sundries inventories), subject to such depletions, resupplies, substitutions and replacements as shall occur and be made in the normal course of business, but in accordance with present standards, excluding, however: (i) Fixtures and Tangible Personal Property; (ii) Consumables; (iii) Operating Equipment; (iv) equipment and property leased pursuant to Hotel Contracts; (v) property owned by Manager, guests, employees, or other persons (other than Seller or any Affiliate of Seller, unless denominated as an Excluded Asset) furnishing goods or services to the Hotel; and (vi) Improvements.

Land:  All of Seller’s right, title and interest in the Hotel Parcel, together with all rights, title and interest, if any, of Seller in and to all land lying in any street, alley, road, or avenue, open or proposed, in front of or adjoining said Land.

Lease Year:  Shall have the meaning given to it in Section 7.1(j)(iii).

Leases:  All written lease agreement for the lease and occupancy of space within the Hotel (excluding guest agreements, dining reservations, banquet contracts and similar arrangements).

Legal Requirements:  All laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments and governmental authorities having jurisdiction over the Hotel.

Liabilities:  All liabilities, demands, liens, interest, claims, actions or causes of action, assessments, losses, fines, penalties, costs (including, without limitation, response and/or remedial costs), damages and expenses including, without limitation, those asserted by any Federal, state or local governmental or quasi-governmental agency, third party, or former or present employee, including attorneys’, consultants’ and expert witness fees and expenses.

Major Damage: Shall have the meaning given to it in Section 10.1(a).

Management Agreement:  That certain Agreement dated as of July 17, 2012, by and between Seller and Manager, as amended by that certain First Amendment to Agreement dated November 28, 2012, pursuant to which Manager manages the Hotel.

Manager:  Sage Client 413, LLC, a Colorado limited liability company.

Material Contracts:  All Hotel Contracts which cannot be cancelled by ninety (90) days’ or less written notice without penalty or premium payment expressly including the Franchise Agreement, Management Agreement, Starbucks License, Restaurant Lease and RTD License.

Material Part: Shall have the meaning given to it in Section 10.2(c).

Minor Damage: Shall have the meaning given to it in Section 10.1(b).

Miscellaneous Hotel Assets:  All of Seller’s right, title and interest in all contract rights, Leases, concessions, assignable Warranties and other items of intangible personal property relating to the ownership or operation of Hotel, but such term shall not include (i) Bookings; (ii) Hotel Contracts; (iii) the Management Agreement; (iv) Permits; (v) Cash-On-Hand; (vi) books and records (except as provided in Section 13.1(e)); (vii) Accounts Receivable; (viii) refunds, rebates, or other claims, or any interest thereon, for periods or events occurring prior to the Cut-Off Time; (ix) utility and similar deposits; (x) prepaid insurance or other prepaid items; (xi) items owned by Manager which can be used only upon the engagement of or license from Manager (including, but not limited to, the right to use the names “Hilton” or “Hilton Hotel” or related names, marks, logos or other intellectual property), or (xii) prepaid license and permit fees.

New Franchise Agreement:  Shall have the meaning given to it in Section 4.12.

New Franchise Approval Period:  Shall have the meaning given to it in Section 4.12.

New Survey:  Shall have the meaning given to it in Section 4.4(a).

Notice and Notices:  Shall have the meanings given to them in Section 12.1.

Obligations:  All payments required to be made and all representations, warranties, covenants, agreements and commitments required to be performed under the provisions of this Agreement by Seller or Purchaser, as applicable.

Operating Equipment:  All china, glassware, linens, silverware and uniforms, engineering, maintenance, cleaning and housekeeping supplies, matches and ashtrays, soap and other toiletries, stationery, menus, directories and other printed materials, and all other similar supplies and materials, whether in use or held in reserve storage for future use, in connection with the operation of the Hotel, which are on hand on the date of this Agreement subject to such depletion and restocking as shall be made in the ordinary course of business.

Parking Agreement:  That certain Valet Parking Service Agreement dated as of October 28, 2010 between Parking Operator and Manager, pursuant to which Parking Operator provides parking services for the Property.

Parking Operator:  USA Parking System, Inc.

Party Wall Agreement:  That certain Party Wall Agreement and Easement Agreement for Tie-Backs and Maintenance dated as of May 7, 2008 (and recorded on June 10, 2008 at Reception No. 2008079834 in the office of the Denver Clerk and Recorder, City and County of Denver) by and between 1440 Stout Acquisition, LLC and WMB IX, LLC; as amended by that certain First Amendment to Party Wall Agreement and Easement Agreement for Tie-Backs and Maintenance dated July 16, 2008 (and recorded on July 23, 2008 at Reception

No. 2008102123 in the office of the Denver Clerk and Recorder, City and County of Denver); and that certain Second Amendment to Party Wall Agreement and Easement Agreement for Tie-Backs and Maintenance dated December 31, 2008 (and recorded on January 15, 2009 at Reception No. 2009004882 in the office of the Denver Clerk and Recorder, City and County of Denver).

Percentage Rent:  Shall have the meaning given to it in Section 7.1(j)(iii).

Permits:  All of Seller’s right, title and interest in all governmental licenses, franchises and permits, certificates of occupancy, authorizations and approvals used in or relating to the ownership, occupancy or operation of any part of the Hotel, including, without limitation, those necessary for the sale and on-premises consumption of food, liquor and other alcoholic beverages, to the extent transferable and/or to the extent the parties obtain the consents necessary to effectuate such transfer, but excluding the Excluded Permits.

Permitted Exceptions:  The liens, encumbrances, restrictions, exceptions and other matters (i) expressly set forth in the Title Commitment and approved by Purchaser pursuant to Section 4.7, (ii) specifically set forth in Section 4.4(b), and (iii) all other matters that arise subsequent to the date of the Title Commitment that are acceptable to Purchaser, to which title to the Property shall be subject on the Closing Date.

Personal Property:  All of the Property other than the Real Property.

Preliminary Closing Statement:  The Preliminary Closing Statement required by Section 7.4(a).

Property:  (i) The Real Property; (ii) the Fixtures and Tangible Personal Property; (iii) the Operating Equipment; (iv) the Consumables; (v) the transferable right, title and interest of Seller in, to, and under the Hotel Contracts; (vi) the Bookings; (vii) the Permits (other than Excluded Permits); (viii) the Documents; (ix) the Warranties; (x) the Books and Records; (xi) the Inventory; (xii) the Cash-On-Hand and (xiii) the Miscellaneous Hotel Assets, provided, however, that Property shall not include the Excluded Assets or the Retained Liabilities.

Purchase Price:  Shall have the meaning given to it in Section 3.1.

Purchaser:  Shall have the meaning set forth in the first paragraph of this Agreement.

Purchaser’s Update Certificate: Shall have the meaning given to it in Section 6.4(e).

Real Property:  The Land and the Improvements.

Rent:  Shall have the meaning given to it in Section 7.1(j).

Rent Arrears:  Shall have the meaning given to it in Section 7.1(j)(ii).

Restaurant Consent and Estoppel:  Shall have the meaning given to it in Section 8.2(g).

Restaurant Lease:  That certain Restaurant Lease, dated as of October 21, 2013, between Seller and Restaurant Tenant, as amended by that certain First Amendment to Restaurant Lese, dated as of December 30, 2013, as further amended by that certain Second Amendment to Restaurant Lease, dated as of January 26, 2014, as further amended by that certain Third Amendment to Restaurant Lease, dated as of May 13, 2014, and as further amended by that certain Fourth Amendment to Restaurant Lease, dated as of September 9, 2014.

Restaurant Tenant:  Denver Stein House, Inc., a Colorado corporation.

Retained Liabilities:  Shall have the meaning given to it in Section 15.2.

RTD:  The Regional Transportation District, a political subdivision of the State of Colorado.

RTD Assignment:  Shall have the meaning given to it in Section 8.2(f).

RTD License:  That certain License Agreement, dated as of July 17, 2012 by and between RTD and Seller.

Seller:  Shall have the meaning set forth in the first paragraph of this Agreement.

Seller Closing Deliveries:  Any document executed and delivered by Seller in favor of Purchaser at Closing pursuant to, and in accordance with, the terms of this Agreement.

Seller Disputed Payable:  Shall have the meaning given to it in Section 7.1(d).

Seller’s Update Certificate: Shall have the meaning given to it in Section 6.3(e).

Starbucks:  Starbucks Corporation, a Washington corporation.

Starbucks Estoppel:  Shall have the meaning given to it in Section 8.2(e).

Starbucks License:  That certain Starbucks Master Licensing Agreement, effective as of March 7, 2013, between Starbucks and Sage Hospitality Resources, LLC, a Delaware limited liability company (as the same may be amended, restated or modified).

Subject Lease Year:  Shall have the meaning given to it in Section 7.1(j)(iii).

Terminated Hotel Contracts:  Shall have the meaning given to it in Section 4.10.

Title Commitment:  Shall have the meaning given to it in Section 4.7(a).

Title Commitment Update:  Shall have the meaning given to it in Section 4.7(b).

Title Company:  First American Title Insurance Company, National Commercial Services, 666 Third Avenue, New York, New York 10017, Attention:  Jennifer D. Panciera.

Title Policy:  A 2006 ALTA Owner’s Policy of Title Insurance, issued by the Title Company in favor of Purchaser and in the amount of the Purchase Price insuring Purchaser’s indefeasible fee simple title in Parcels 1 and 2 of the Hotel Parcel and Purchaser’s interest in the other Real Property, subject to the Permitted Exceptions together with such title endorsements thereto as may be both required by Purchaser and approved by the Title Company in the form of the Pro-Forma Title Policy attached hereto as Exhibit N (conditional upon the Closing).

Title Update Review:  Shall have the meaning given to it in Section 4.7(b).

Transfer:  Shall have the meaning given to it in Section 16.1.

Vouchers:  Shall have the meaning given to it in Section 7.1(i).

Warranties:  All of Seller’s right, title and interest in and to all presently effective and assignable warranties, guaranties, representations or covenants given to or made in favor of either Seller (or Manager (or any predecessor-in-interest) as agent for Seller) in connection with the acquisition, development, construction, maintenance, repair, renovation or inspection of any of the Property, including any made under any construction contracts and any service or maintenance contracts.

1.2       References.  Except as otherwise specifically indicated, all references to Section and Subsection numbers refer to Sections and Subsections of this Agreement, and all references to Exhibits refer to the Exhibits attached to this Agreement.  The words “hereby,” “hereof,” “herein,” “hereto,” “hereunder,” “hereinafter,” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement.  Captions are for convenience only and shall not be used to construe the meaning of any part of this Agreement.

ARTICLE II

SALE AND PURCHASE; “AS-IS,” “WHERE-IS” SALE

2.1       Sale and Purchase.  Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, the Property, on the terms and subject to the conditions of this Agreement.

2.2       As-is, Where-is.

(a)        Purchaser represents that by reason of its business and financial experience, and the business and financial experience of those persons retained by Purchaser to advise it with respect to its investment in the Property, Purchaser has sufficient knowledge, sophistication, and experience in business and financial matters to evaluate the merits and risks of the prospective investment and is able to bear the economic risk of such investment.  Pursuant to this Agreement, Purchaser shall have adequate opportunity and time to review and analyze the risks attendant to the transactions contemplated in this Agreement with the assistance and guidance of competent professionals.  Pursuant to this Agreement, Purchaser acknowledges that it shall have a sufficient period of time to inspect, examine and investigate the Property (and to review survey and title matters relating to the Property).  Except for the representations and warranties made by Seller in this Agreement or in any of the Seller Closing Deliveries, Purchaser is relying solely on its own inspections, examinations and investigations in making the decision to purchase the Property.

(b)        EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OF THE SELLER CLOSING DELIVERIES, PURCHASER HAS NOT RELIED, AND IS NOT RELYING, UPON ANY INFORMATION, DOCUMENTS, SALES BROCHURES, MARKETING MATERIALS OR OTHER LITERATURE, MAPS OR SKETCHES, PROJECTIONS, PRO FORMAS, STATEMENTS, REPRESENTATIONS, GUARANTIES, OR WARRANTIES (WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, MATERIAL OR IMMATERIAL) THAT MAY HAVE BEEN GIVEN OR MADE BY OR ON BEHALF OF SELLER.

(c)        EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OF THE SELLER CLOSING DELIVERIES, PURCHASER IS NOT RELYING AND HAS NOT RELIED ON SELLER OR ANY OF ITS OFFICERS, MEMBERS, PARTNERS, DIRECTORS, SHAREHOLDERS, AGENTS, ATTORNEYS, EMPLOYEES OR REPRESENTATIVES AS TO (I) THE QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE STRUCTURAL ELEMENTS, FOUNDATIONS, ROOFS, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES, ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE OR UTILITY SYSTEMS, FACILITIES OR APPLIANCES AT THE REAL PROPERTY, OR ANY PORTION THEREOF, (II) THE QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF SOILS OR THE EXISTENCE OF GROUND WATER AT THE REAL PROPERTY, (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF ANY UTILITY SERVING THE REAL PROPERTY, (IV) THE AD VALOREM TAXES NOW OR HEREAFTER PAYABLE ON THE PROPERTY AND THE VALUATION OF THE PROPERTY FOR AD VALOREM TAX PURPOSES, (V) THE DEVELOPMENT POTENTIAL OF THE REAL PROPERTY OR THE HABITABILITY, MERCHANTABILITY, FITNESS, SUITABILITY OR ADEQUACY OF THE REAL PROPERTY, OR ANY PORTION OF THE REAL PROPERTY FOR ANY PARTICULAR USE OR PURPOSE, (VI) THE ZONING OR OTHER LEGAL STATUS OF THE REAL PROPERTY, (VII) THE COMPLIANCE BY THE REAL PROPERTY, OR ANY PORTION OF THE REAL PROPERTY, OR THE OPERATIONS CONDUCTED ON OR AT THE REAL PROPERTY, WITH ANY LEGAL REQUIREMENTS OR OTHER COVENANTS, CONDITIONS OR RESTRICTIONS, (VIII) THE QUALITY OF ANY LABOR OR MATERIALS RELATING IN ANY MANNER TO THE PROPERTY OR (IX) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE CONDITION OF TITLE TO THE PROPERTY OR THE NATURE, STATUS AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, RIGHT OF REDEMPTION, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, COVENANT, CONDITION, RESTRICTION OR ANY OTHER MATTER AFFECTING TITLE TO THE PROPERTY.

(d)       EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OF THE SELLER CLOSING DELIVERIES, THE SALE AND CONVEYANCE BY SELLER TO PURCHASER OF THE PROPERTY WILL BE MADE WITHOUT ANY REPRESENTATION, WARRANTY OR RECOURSE WHATSOEVER (WRITTEN OR ORAL, EXPRESS OR IMPLIED), INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF TITLE (EXCEPT AS MAY BE CONTAINED IN ANY DEED, ASSIGNMENT OR BILL OF SALE FROM SELLER TO PURCHASER, AND ONLY TO THE EXTENT LIMITED THEREIN), OR ANY WARRANTY AS TO THE ABSENCE OF VICES OR DEFECTS (WHETHER APPARENT OR LATENT, KNOWN OR UNKNOWN, EASILY DISCOVERABLE OR HIDDEN), FITNESS FOR ANY ORDINARY USE, OR FITNESS FOR ANY INTENDED USE OR PARTICULAR PURPOSE OR OTHERWISE, (AND THE SOLE PERIL AND RISK OF EVICTION (EXCEPT AS A RESULT OF ACTS OF SELLER) TO BE ASSUMED BY PURCHASER); IT BEING UNDERSTOOD THAT PURCHASER WILL TAKE THE PROPERTY “AS IS” AND “WHERE IS”, PURCHASER HEREBY ACKNOWLEDGING RELIANCE SOLELY ON ITS OWN TITLE EXAMINATION AND INSPECTION OF THE PROPERTY, AND NOT ON ANY WARRANTIES OR REPRESENTATIONS FROM SELLER OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OF THE SELLER CLOSING DELIVERIES.

(e)        EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OF THE SELLER CLOSING DELIVERIES, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES THAT SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, WRITTEN OR ORAL, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OR REPRESENTATIONS AS TO TITLE (EXCEPT AS MAY BE CONTAINED IN ANY DEED, ASSIGNMENT OR BILL OF SALE FROM SELLER TO PURCHASER, AND ONLY TO THE EXTENT LIMITED THEREIN), ABSENCE OF VICES OR DEFECTS (WHETHER APPARENT OR LATENT, KNOWN OR UNKNOWN, EASILY DISCOVERABLE OR HIDDEN), HABITABILITY, MERCHANTABILITY, FITNESS FOR ANY ORDINARY USE, FITNESS FOR ANY INTENDED USE OR PARTICULAR PURPOSE OR OTHERWISE, ZONING, TAX CONSEQUENCES, PHYSICAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH LEGAL REQUIREMENTS, INCLUDING WITHOUT LIMITATION THE AMERICANS WITH DISABILITIES ACT OF 1990, 42 U.S.C. 12101, ET SEQ., THE TRUTH, ACCURACY, OR COMPLETENESS OF ANY MATERIALS, DATA OR INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS INCORPORATED INTO THE PROPERTY OR THE MANNER OF REPAIR, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY OR ANY PORTION THEREOF.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OF THE SELLER CLOSING DELIVERIES, ALL SUCH REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PROPERTY ARE HEREBY DISCLAIMED BY SELLER AND EXPRESSLY WAIVED BY PURCHASER.

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OF THE SELLER CLOSING DELIVERIES, PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING OR RELATING TO THE PROPERTY MADE OR FURNISHED BY SELLER, ANY PARTY ACTING OR PURPORTING TO ACT FOR SELLER, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, VERBALLY OR IN WRITING.  PURCHASER FURTHER HAS NOT RELIED ON SELLER’S SKILL OR JUDGMENT IN SELECTING THE PROPERTY.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OF THE SELLER CLOSING DELIVERIES, PURCHASER SHALL HAVE NO RIGHT OR CAUSE OF ACTION IN WARRANTY OR OTHERWISE AGAINST SELLER IN ANY CONTROVERSY, CLAIM, DEMAND OR LITIGATION ARISING FROM OR IN CONNECTION WITH THE PROPERTY, AND PURCHASER HEREBY WAIVES ANY SUCH RIGHT OR CAUSE OF ACTION.

(f)        EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OF THE SELLER CLOSING DELIVERIES, SELLER HAS NOT, DOES NOT AND WILL NOT MAKE ANY REPRESENTATIONS OR WARRANTIES WITH REGARD TO (I) COMPLIANCE WITH ANY ENVIRONMENTAL LAWS OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS INCLUDING, BUT NOT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING OR DISPOSING OF ANY HAZARDOUS SUBSTANCE OR (II) ABSENCE OF ANY CLAIMS, WHETHER ASSERTED OR UNASSERTED, WITH RESPECT TO COMPLIANCE WITH ENVIRONMENTAL LAWS OR ENVIRONMENTAL CONDITIONS AT THE PROPERTY.  EXCEPT FOR CLAIMS MADE FOR BREACH OF THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OF THE SELLER CLOSING DELIVERIES, PURCHASER RELEASES SELLER FROM ANY AND ALL CLAIMS, LOSSES, LIABILITIES, DAMAGES, COSTS OR EXPENSES PURCHASER MAY HAVE AGAINST SELLER OF WHATEVER KIND OR NATURE NOW OR HEREAFTER RESULTING FROM OR IN ANY WAY CONNECTED WITH THE PROPERTY OR ANY OF THE MATTERS DESCRIBED ABOVE IN THIS SECTION 2.2, INCLUDING, BUT NOT LIMITED TO, ANY AND ALL CLAIMS PURCHASER MAY HAVE AGAINST SELLER UNDER ANY ENVIRONMENTAL LAW.

(g)        SELLER SHALL NOT BE LIABLE TO PURCHASER FOR ANY PROSPECTIVE OR SPECULATIVE PROFITS, OR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON CONTRACT, TORT OR NEGLIGENCE, OR IN ANY OTHER MANNER ARISING FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(h)        PURCHASER FURTHER DECLARES AND ACKNOWLEDGES THAT THE FOREGOING WAIVERS AND RELEASES HAVE BEEN BROUGHT TO THE ATTENTION OF PURCHASER AND EXPLAINED IN DETAIL TO IT AND THAT

PURCHASER HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THE FOREGOING WAIVERS AND RELEASES.

(i)         THE WAIVERS AND RELEASES SET FORTH IN THIS SECTION 2.2 INCLUDE CLAIMS OF WHICH PURCHASER IS PRESENTLY UNAWARE OF OR WHICH PURCHASER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY PURCHASER, WOULD MATERIALLY AFFECT PURCHASER’S WAIVER OR RELEASE OF SELLER AND THE OTHER PARTIES REFERENCED IN THIS SECTION.

Purchaser’s Initials

(j)         ALL PROVISIONS OF SECTION 2.2 SHALL SURVIVE CLOSING OR THE EARLY TERMINATION OF THIS AGREEMENT.

ARTICLE III

PURCHASE PRICE

3.1       Purchase Price.  The purchase price (“Purchase Price”) to be paid by Purchaser to Seller at the Closing shall be One Hundred Seventy Million and No/100th Dollars ($170,000,000), plus or minus prorations and adjustments as provided in this Agreement.  The Purchase Price shall be payable by Purchaser as follows:

(a)        Two (2) Business Days after Purchaser’s receipt of a fully executed photocopy of this Agreement, Purchaser shall deposit with Escrow Company, as escrow agent, the amount of Five Million Dollars ($5,000,000) by wire transfer of immediately available United States of America funds as an earnest money deposit (together with interest earned thereon, the “Earnest Money Deposit”).

(b)        On or before the Closing Date, Purchaser shall pay the balance of the Purchase Price, subject to the prorations and adjustments provided for in this Agreement, in cash by wire transfer of immediately available United States of America funds to Escrow Company, as escrow agent, in accordance with the terms and conditions of this Agreement.  Purchaser shall be responsible for any income taxes payable with respect to any interest and/or dividends earned with respect to the Earnest Money Deposit.  For those purposes, Purchaser’s federal taxpayer identification number is 47-4908663.  Purchaser shall cause the wire transfer of the requisite portion of the Purchase Price to be received by the Escrow Company no later than 5:00 p.m. (Denver local time) on the Closing Date.  While Purchaser is not required to cause the funds described above to be received by the Escrow Company prior to 12:00 Noon (Denver local time), Purchaser agrees that if the Escrow Company receives the wire transfer of funds from Purchaser after 12:00 Noon (Denver local time) on the Closing Date and if Seller’s banks are consequently unable to receive funds by 1:00 p.m. (Denver local time) on the Closing Date and Seller’s banks charge Seller per diem interest, then as a condition to the completion of the Closing, Purchaser shall pay such per diem interest on the amount of such funds from the Closing Date until the next Business Day at the non-default rate of interest charged by Seller’s bank; provided, however, that

Purchaser shall not be required to pay such interest if funds were received after 12:00 Noon (Denver local time) solely as the result of Seller acts or inactions.

3.2       Earnest Money Escrow Agreement.

(a)        Upon the execution of this Agreement by Seller and Purchaser, and the acceptance of this Agreement by Escrow Company, this Agreement shall constitute the joint escrow instructions of Seller and Purchaser to Escrow Company to open Escrow for the consummation of the sale of the Property to Purchaser pursuant to the terms and conditions of this Agreement.  Seller and Purchaser shall promptly execute and deliver to Escrow Company any general escrow instructions reasonably requested by Escrow Company that are consistent with the terms of this Agreement; provided that, such instructions shall not modify or amend this Agreement unless expressly set forth by the mutual consent of Seller and Purchaser and to the extent of any conflict between this Agreement and such instructions, the provisions of this Agreement shall control.

(b)        The Earnest Money Deposit shall be held and disbursed by Escrow Company in accordance with this Agreement.  The Earnest Money Deposit shall be invested by Escrow Company in a federally issued or insured interest bearing instrument acceptable to Purchaser and shall be paid to the party to which the Earnest Money Deposit is paid pursuant to the provisions of this Agreement.  If the sale of the Property is consummated in accordance with the terms of this Agreement, the Earnest Money Deposit shall be applied to the Purchase Price to be paid by Purchaser at the Closing.  In the event of a default under this Agreement by Purchaser or Seller, the Earnest Money Deposit shall be applied as provided in this Agreement.  Notwithstanding any provision of this Agreement to the contrary, in no event shall Seller have any responsibility or liability to Purchaser in connection with the accrual or payment of interest on any portion of the Earnest Money Deposit.

ARTICLE IV

INSPECTION; TITLE AND SURVEY; ETC.

4.1       Inspection Period.  The “Inspection Period” commenced on August 12, 2015 and expired on the day immediately prior to the Effective Date.  Purchaser represents and warrants to Seller that Purchaser has completed its inspection, review, analysis, examination and investigation (collectively, the “Due Diligence”) of the Property, the physical condition, ownership, operation, current maintenance and/or management of the Property, the Management Agreement, the Hotel Contracts and any other third-party reports and documents relating to the Property in Seller’s possession or control (other than materials not directly related to the current maintenance and/or management of the Property such as, without limitation, Seller’s financial projections, forecasts, budgets (excluding the current year’s budgets prepared by Manager which shall be provided to Purchaser), appraisals, accounting and tax records (excluding Hotel sales tax and property tax records which shall be provided to Purchaser), internal memoranda, correspondence and reports and similar proprietary, elective or confidential information (“Excluded Materials”)), and has made the decision to proceed with its acquisition of the Property pursuant to this Agreement.  Purchaser hereby acknowledges and agrees that Purchaser has no right to terminate this Agreement, except as otherwise expressly permitted pursuant to this Agreement (e.g., Purchaser has fully and knowingly waived any right to terminate this Agreement for any reason whatsoever, other than as provided in Section 4.12, Section 8.3 and/or Section 14.2).  From and after the Effective Date, Purchaser and its representatives shall, subject to the rights of the Manager under the Management Agreement, the rights of tenants under Leases and the rights of guests of the Hotel, in anticipation of its acquisition of the Property, continue to be permitted to enter upon the Real Property at any reasonable time and from time to time to further examine, inspect, and investigate the Property, the physical condition, ownership, operation, current maintenance and/or management of the Property, the Management Agreement, the Hotel Contracts and any other third-party reports and documents relating to the Property in Seller’s possession or control, but excluding the Excluded Materials (provided that Seller acknowledges that it may be required to provide its auditors (but not Purchaser) certain Excluded Materials in connection with its obligations under Section 4.13).  All Due Diligence shall be subject to the terms, conditions, and limitations set forth in this Article IV, and Purchaser’s conduct shall be in strict compliance with the covenants and agreements contained in this Article IV.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER ACKNOWLEDGES THAT ANY REPORTS OR OTHER DOCUMENTS DELIVERED OR TO BE DELIVERED BY SELLER OR ITS AGENTS OR CONSULTANTS TO PURCHASER ARE BEING MADE AVAILABLE SOLELY AS AN ACCOMMODATION TO PURCHASER AND WITHOUT ANY REPRESENTATION OR WARRANTY OF SELLER AS TO THEIR ACCURACY OR COMPLETENESS OF FACTS OR OPINIONS SET FORTH THEREIN AND THAT ANY RELIANCE BY PURCHASER ON SUCH REPORTS OR OTHER DOCUMENTS IN CONNECTION WITH THE PURCHASE OF THE PROPERTY IS UNDERTAKEN AT PURCHASER’S SOLE RISK.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER AGREES THAT SELLER SHALL HAVE NO LIABILITY OR OBLIGATION WHATSOEVER FOR ANY INACCURACY IN OR OMISSION FROM ANY REPORT OR OTHER DOCUMENTS MADE AVAILABLE TO PURCHASER OR ITS REPRESENTATIVES.

4.2       Review and Inspection.  Purchaser shall have a right to enter upon the Real Property for the purpose of conducting its Due Diligence only so long as, in each such instance, (a) Purchaser notifies Seller in writing of its intent to enter the Real Property to conduct its Due Diligence not less than twenty-four (24) hours prior to such entry; (b) the date and approximate time period are scheduled with Seller or the Manager; and (c) Purchaser is in full compliance with the insurance requirements set forth in Section 4.6.  At Seller’s election, a representative of Seller and/or a representative of Manager may be present during any entry by Purchaser or its representatives upon the Real Property.  Purchaser shall take all necessary actions to ensure that neither it nor any of its representatives unreasonably interfere with any guest of the Hotel, any tenants under any Leases, or any ongoing operations at the Property.  Purchaser shall not cause or permit any mechanics’ liens, materialmens’ liens, or other liens to be filed against the Property as a result of its Due Diligence.  Purchaser shall not contact any Employees, any guests of the Hotel, any tenants under any Leases, any party to any of the Hotel Contracts (other than Manager) without (x) providing reasonable advance notice in writing to Seller describing the timing, nature, subject and means of any desired communication, (y) in each instance, obtaining Seller’s prior written consent, which consent may not be unreasonably withheld or delayed, and (z) irrespective of whether Purchaser delivers such notice, providing Seller with the option to either attend or participate in any meetings, conversations or communications between Purchaser and such party or expressly waiving its right to do so in writing, and Purchaser shall not communicate in any manner with any such party without satisfying the foregoing.

4.3                            Testing.  Subject to Section 4.2 above, and subject to all Legal Requirements, as part of Purchaser’s Due Diligence, Purchaser shall have the right to conduct, at its sole cost and expense, any inspections, studies or tests that Purchaser deems appropriate in determining the condition of the Property; provided, however, Purchaser is not permitted to perform any sampling, boring, drilling or other physically intrusive testing into the structures or ground comprising the Property, including, without limitation, a Phase II environmental assessment, without (a) submitting to Seller the scope and inspections for such testing; and (b) obtaining the prior written consent of Seller for such testing, which consent may be withheld in Seller’s sole and absolute discretion.  Notwithstanding the foregoing, Purchaser shall have the right to conduct a non-intrusive Phase I environmental assessment without obtaining Seller’s prior consent provided that such Phase I environmental assessment shall not include any sampling, boring, drilling or other physically intrusive testing into the structures or ground comprising the Property.  Any such inspections, studies or tests shall be conducted by Purchaser in accordance with standards customarily employed in the industry and in compliance with all Legal Requirements.

4.4                            Acceptance or Rejection.  Notwithstanding Purchaser’s continued access to the Property pursuant to and in accordance with this Article IV, Purchaser has completed its initial Due Diligence and has waived any right to terminate this Agreement pursuant to Article IV.

4.5                            Confidentiality; Publicity.

(a)                               Prior to Closing, (i) Seller shall not disclose to any third party (other than lenders, accountants, attorneys, partners, shareholders, employees, investors and other professionals and consultants engaged by Seller in connection with the transaction contemplated in this Agreement) without Purchaser’s prior written consent, any of the terms or conditions set forth in this Agreement; and (ii) Purchaser shall not disclose to any third party (other than lenders, accountants, attorneys, partners, shareholders, employees, investors and other professionals and consultants engaged by Purchaser or Purchaser’s Affiliates in connection with the transaction contemplated in this Agreement) without Seller’s prior written consent, any of the terms or conditions set forth in this Agreement, any reports or any other documentation or information obtained by Purchaser which relates to the Property or Seller in any way, all of which shall be used by Purchaser and its agents solely in connection with the transaction contemplated by this Agreement.  If Purchaser is obligated by any Legal Requirement to make such disclosure, Purchaser shall promptly notify Seller in writing of such required disclosure and permit Seller to seek a protective order (which Purchaser shall reasonably cooperate with Seller to obtain) or to take other appropriate action to waive compliance; provided that, in the event that such protective order or other remedy is not obtained, or Seller grants a waiver hereunder, Purchaser may disclose only that portion of the documentation or information which, based on the advice of Purchaser’s outside legal counsel, Purchaser is legally compelled to disclose and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to any such documentation or information so disclosed.  If Purchaser terminates this Agreement in accordance with the terms of Section 4.4, or if this Agreement terminates for any other reason whatsoever, Purchaser shall hold in strict confidence all such information and, upon

Seller’s written request, promptly return or destroy all Due Diligence Materials, including any summaries, abstracts, compilations or other analyses made by Purchaser based on the information in Due Diligence Materials, to Seller without retaining any copies thereof except as required by any Legal Requirement or Purchaser’s internal corporate retention policy.

(b)                              All press releases and all other publicity concerning the transactions contemplated by this Agreement shall be jointly drafted and prepared by Seller and Purchaser and Seller and Purchaser agree not to deliver or publish any press releases or other publicity regarding the sale of the Property pursuant to this Agreement except as expressly set forth in this Section 4.5(b).  Notwithstanding the foregoing, the parties acknowledge and agree that Purchaser will issue a press release after the Closing, the form and content of which shall be subject to the prior consent of Seller (which consent will not be unreasonably withheld, conditioned or delayed); provided, however, Seller acknowledges and agrees that Purchaser’s press release shall be substantially similar to the form of those certain press releases previously issued by Purchaser or its Affiliates in connection with Purchaser’s or Purchaser’s Affiliates’ recent hotel acquisitions (samples of which were provided to Seller prior to the execution and delivery of this Agreement) and Purchaser may disclose (i) the Purchase Price, (ii) the sum of capital expenditures, transaction costs, working capital and pre-paid operating costs, and (iii) the sum of (i) and (ii).  Notwithstanding anything to the contrary contained herein, in no event shall Purchaser disclose the identity of the Seller or any of its Affiliates in any such press release or public statement (unless Seller has provided its consent to do so).  Each party’s obligations under this Section 4.5(b) shall survive the Closing or any earlier termination of this Agreement.

4.6                            Indemnification; Insurance.  Purchaser agrees to indemnify, protect, defend and hold Seller and its Indemnitees harmless from and against any and all Liabilities suffered or incurred by Seller or any of Seller’s Indemnitees as a result of any and all activities of Purchaser (including activities of any of Purchaser’s representatives, employees, consultants, contractors or other agents) relating to the Property, including, without limitation, mechanics’ liens, damage to the Property, injury to persons or property or any violation of the confidentiality provisions of this Agreement.  If the Property is disturbed or altered in any way by Purchaser (or any of Purchaser’s representatives, employees, consultants, contractors or other agents) as a result of any such activities, Purchaser shall promptly restore the Property to its condition existing prior to the commencement of such activities which disturb or alter the Property, at Purchaser’s sole cost and expense.  Furthermore, Purchaser agrees to maintain and have in effect, and cause each of its representatives, consultants, contractors and agents conducting any Due Diligence to at all times maintain and have in effect, at no cost to Seller, commercial general liability insurance with limits of not less than Two Million and no/100 Dollars ($2,000,000.00) for personal injury, including bodily injury and death, and property damage, naming Seller as an additional insured party, and containing a waiver of subrogation.  Purchaser shall deliver to Seller a copy of the certificate of insurance effectuating the insurance required under this Section 4.6 prior to the commencement of any such activities, which certificate shall provide that such insurance shall not be terminated or modified without at least ten (10) days’ prior written notice to Seller.  The provisions of this Section 4.6 shall survive Closing or any termination of this Agreement.

4.7                            Title and Survey.

(a)                               Seller has delivered or made available to Purchaser (i) a preliminary title report for the Hotel Parcel prepared by the Title Company, dated as of August 14, 2015 (the “Title Commitment”), and (ii) an ALTA survey for the Hotel Parcel dated July 12, 2012, prepared by Flatirons, Inc. Surveying, Engineering & Geomatics (“Surveyor”).  Purchaser has ordered an updated ALTA survey from Surveyor for the Hotel Parcel (the “New Survey”), the costs of which, and any modifications made thereto, shall, be borne solely by Purchaser.

(b)                              Attached as Exhibit N is Purchaser’s final form of pro forma title insurance policy,  incorporating the data described in the New Survey, and including all endorsements thereto and all other insurance provisions as mutually agreed upon between Purchaser and the Title Company (the “Pro Forma Title Policy”), which is satisfactory to Purchaser in all respects.  Purchaser hereby represents and warrants to Seller that the Title Company has agreed to issue the Title Policy in the form of the Pro Forma Title Policy at Closing.  Purchaser acknowledges and agrees that the (i) liens, encumbrances or other exceptions to title set forth in the Pro Forma Title Policy, and (ii) all encroachments by improvements from adjoining properties onto or over the Land, any encroachments of the Improvements onto or over adjoining properties, setback lines, rights-of-way or easements (to the extent in violation thereof) or other survey defects set forth on the Pro Forma Title Policy shall collectively automatically and irrevocably be deemed “Permitted Exceptions” to title to the Land (the “Permitted Exceptions”).

(c)                               In the event the Title Company amends or updates the Title Commitment (other than in any manner relating to items arising out of or related to Purchaser or its agents, partners, affiliates, successors, assigns, employees, consultants, contractors or subcontractors) (each a “Title Commitment Update”) after the Effective Date, Purchaser shall furnish Seller with a written statement of objections to any matter first raised in the Title Commitment Update within three (3) Business Days after its receipt of such Title Commitment Update (each, a “Title Update Review Period”).  Should Purchaser fail to notify Seller in writing of any objection to the Title Commitment Update prior to the expiration Title Update Review Period, Purchaser shall be deemed to have disapproved such matters.  Seller shall have until the date that is two (2) Business Days after its receipt of Purchaser’s objections, if any, to the Title Commitment Update to notify Purchaser in writing whether it intends to cure such objections raised by Purchaser.  Seller’s failure to timely deliver its response to Purchaser’s objections shall be deemed to constitute Seller’s election not to satisfy or cure any of Purchaser’s objections.  If Seller is unable or unwilling (in its sole and absolute discretion) to have such objections by Purchaser cured, Purchaser shall elect (as its sole and exclusive remedy), upon written notice to Seller and Escrow Holder no later than two (2) Business Days after written notice or deemed notice from Seller that the objections will not be cured (or that Seller will not attempt to have the same cured), to either (i) waive such objections (in which event, such objections and the condition of title to the Property, and all matters affecting such title, shall be deemed approved); or (ii) terminate this Agreement in which case Escrow Holder shall promptly refund the Earnest Money Deposit to Purchaser and neither party shall have any further obligations under this Agreement except as specifically set forth in this Agreement.  Purchaser’s failure to notify Seller of Purchaser’s election to terminate this Agreement within such two (2) Business Day period shall be deemed to be an irrevocable election by Purchaser under clause (ii), above, to terminate this Agreement.  Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, (A) any amendments or updates to the Title Commitment with respect to items resulting from the actions of Purchaser or its agents, employees, consultants, contractors or subcontractors, shall be deemed approved by Purchaser (and in each such case Purchaser shall be deemed to have approved all exceptions to title relating thereto), and (B) items that do not impair the value, operation, maintenance or repair of the Property shall be deemed approved by Purchaser (and in each such case Purchaser shall be deemed to have approved all exceptions to title relating thereto).

(d)                             At Closing, Seller shall convey and transfer to Purchaser fee title to Parcels 1 and 2 of the Hotel Parcel and all of Seller’s right, title and interest in, to and under the other Real Property subject only to the Permitted Exceptions.  Notwithstanding anything contained herein to the contrary, the Real Property shall be conveyed subject to the following matters, all of which shall be deemed to be Permitted Exceptions:

(i)                                  the lien of all real estate taxes and assessments not yet delinquent as of the Closing Date, subject to adjustment as herein provided;

(ii)                              all local, state and federal laws, rules, ordinances and governmental regulations, including but not limited to, building and zoning laws, rules, ordinances and regulations now or hereafter in effect relating to the Property;

(iii)                          the rights of Hotel guests, as guests only, which occupy the Hotel or have a reservation for rooms, food and beverages, meetings and other customary hotel uses relating to periods subsequent to the Closing Date;

(iv)                          all rights of tenants in possession; and

(v)                              all items appearing of record or which would be disclosed by an accurate survey of the Property.

(e)                               Notwithstanding anything to the contrary contained herein, Seller shall cause all (i) mortgages and deeds of trust shown on the Title Commitment, (ii) liens for delinquent taxes affecting the Property, (iii) any judgement liens, and mechanics’ and materialmen’s liens relating to work performed by or on behalf of Seller (in an aggregate amount for all such liens not to exceed $300,000), and (v) any easements, mortgage, deed of trust, collateral assignment of leases and rents or security agreement executed and delivered by Seller after the Effective Date (collectively, the “Existing Liens”), to be fully satisfied on or prior to the Closing Date so that Purchaser shall take title to the Property free and clear of the same.  Seller acknowledges that such satisfaction, release and discharge may involve substantial prepayment penalties or premiums and other costs or expenses, all of which shall be paid by Seller at its sole cost and expense prior to the Closing Date.

4.8                            Title Policy.  At Closing, the Title Company shall issue the Title Policy in the form of the Pro-Forma Title Policy pursuant to and in accordance with Section 4.7.

4.9                            Equipment Leases.  Subject to Section 4.10, if the Hotel Contracts include any equipment leases, Purchaser agrees to assume all obligations thereunder arising from and after the Closing Date.

4.10                    Hotel Contracts.  Except as expressly set forth in Section 9.1(k) with respect to the Carpet Work, Purchaser agrees to assume all obligations under all Hotel Contracts arising from and after the Closing Date; provided, however, that Purchaser shall not assume those Hotel Contracts (the “Terminated Hotel Contracts”) (a) which are terminable by Seller on thirty (30) days’ or less prior written notice without penalty or premium or similar amount, and (b) as to which Purchaser, prior to the date which is three (3) Business Days prior to the expiration of the Inspection Period, has requested to be terminated at Closing.  Notwithstanding the foregoing, Purchaser shall not be required to assume at Closing any Hotel Contracts which require consent to assignment which consent has not been obtained by the Closing Date (provided that Seller shall use commercially reasonable efforts to obtain any required consents or satisfy any other requirements in connection with the assignment and assumption of all Hotel Contracts).  In no event shall Purchaser be required to pay any fees, costs and expenses incurred in connection with the assignment and assumption of the Hotel Contracts.  Seller shall use commercially reasonable efforts, at its sole cost and expense, to deliver to the other party to any Terminated Hotel Contract, a written notice of termination at least twenty-five (25) days prior to Closing, but in no event earlier than Purchaser’s notice containing the list of Terminated Hotel Contracts.  The provisions of this Section 4.10 shall survive the Closing.

4.11                    Management Agreement. Seller shall, on or before the Effective Date, deliver written notice to Manager terminating the Management Agreement, conditioned upon the closing of the transactions contemplated by this Agreement (the “Management Agreement Termination”).

4.12                    Franchise Agreement.  Purchaser acknowledges (a) that the Franchise Agreement is not assignable by Seller, and (b) that Seller’s obligation to sell the Property is conditioned upon Purchaser’s or Purchaser’s Affiliate’s execution and delivery, on or before Closing, of a new franchise agreement for the Property (such that Seller’s existing Franchise Agreement is terminated at Closing without penalty) (“New Franchise Agreement”).  Purchaser shall, prior to the Effective Date, seek to obtain Franchisors’ commitment to issue at Closing the New Franchise Agreement in the form and upon terms and conditions required by Purchaser in its sole and absolute discretion but consistent with Purchaser’s prior course of dealing with Franchisor (Franchisor’s commitment in writing approving Purchaser or its designee as a franchisee and committing to enter into the New Franchise Agreement, in accordance with the preceding sentence, which shall include all conditions to Franchisor’s obligation to execute and deliver such New Franchise Agreement) shall be referred to herein as the “Franchisor Approval”).  If Purchaser is, despite its good faith efforts, unable to obtain the Franchisor Approval prior to the Effective Date, Purchaser may elect to have up to an additional fifteen (15) calendar days after the Effective Date (the “New Franchise Approval Period”) solely to allow Purchaser to obtain the Franchisor Approval by providing written notice to Seller on or before the Effective Date which notice shall confirm that Purchaser has approved its Due Diligence and unconditionally waived any termination of this Agreement as the result of Due Diligence.  If, despite Purchaser’s good faith efforts, Purchaser has not obtained the Franchisor Approval prior to the expiration of the New Franchise Approval Period, Purchaser shall have the right to terminate this Agreement by delivery of written notice to Seller prior to 5:00 p.m. (Denver local time) on the last day of the New Franchise Approval Period whereupon (i) this Agreement shall be terminated, and the parties shall have no further obligations to or recourse against each other (except for any provisions of this Agreement which are expressly stated to survive the termination of this Agreement, including, without limitation, the indemnification set forth in Section 4.6) and (ii) Escrow Company shall immediately return to Purchaser the Earnest Money Deposit.  Neither the execution and delivery of a New Franchise Agreement nor the Franchisor Approval shall be a condition to the obligations of Purchaser under this Agreement (Purchaser hereby agreeing that Purchaser is accepting all risks relating thereto and hereby agreeing to indemnify, defend and hold harmless Seller from and against any and all losses, damages (including, but not limited to damages payable under Section 14.4 and 14.5 of the Franchise Agreement), liabilities, costs, expenses (including, but not limited to, attorney fees, costs and expenses), claims, counterclaims, actions, proceedings, judgments and awards arising out of, or in connection with, the transfer of the Property to Purchaser without the consent of Franchisor, the transfer of the Property to a “Competitor” (as defined in the Franchise Agreement) or conversion of the property to a “Competing Brand” (as defined in the Franchise Agreement) or any related matter); provided, however, that if on or before the expiration of the New Franchise Approval Period, Purchaser delivers to Seller a copy of the final agreed upon form of New Franchise Agreement together with Franchisor’s written confirmation that the Franchisor Approval has been obtained and that Franchisor has approved the final form of New Franchise Agreement so delivered, then Purchaser’s receipt of Franchisor’s executed original counterpart to the New Franchise Agreement shall be a condition to Purchaser’s obligations to purchase the Property at Closing under this Agreement.  For avoidance of doubt, Franchisor’s failure to execute and deliver the New Franchise Agreement pursuant to the immediately preceding sentence shall not be a condition to, or excuse or waive, Purchaser’s obligations under this Agreement in the event that any of Franchisor’s conditions (as set forth in the Franchisor Approval) were not satisfied by Purchaser.  Seller shall use good faith efforts and provide reasonable cooperation to Purchaser, at no cost or expense to Seller, in connection with Purchaser’s efforts to obtain the New Franchise Agreement.

4.13                    Cooperation with Purchaser’s Auditors and Purchaser’s SEC Filing Requirements.  To the extent in Seller’s possession, Seller agrees to promptly deliver to McGladrey LLP all documents and financial information that McGladrey LLP requires to complete the audit of the financial statements of Seller in accordance with generally accepted accounting principles of the United States of America (“GAAP”).  Seller acknowledges and agrees to use its good faith efforts to also provide such additional information which is deemed relevant and reasonably necessary (as determined by McGladrey LLP) to enable Purchaser and it accountants to prepare and audit financial statements of Seller in compliance with (a) Rule 3-05 of Regulation S-X of the Securities and Exchange Commission which audit may commence at any time after the expiration of the Inspection Period; (b) any other rule issued by the Securities and Exchange Commission and applicable to Purchaser; and (c) any registration statement, report or disclosure statement filed with the Securities and Exchange Commission by, or on behalf of, Purchaser.  Exhibit L attached hereto is a representative list of documents and financial information that may be required by McGladrey LLP to complete such audits; provided, however, that (i) Seller has reviewed the audit request materials listed in Exhibit L and agrees that it can provide all materials to the auditor in the event of an audit and Seller shall have no obligation to prepare any documentation that is not in its possession unless the cost thereof is paid by Purchaser and (ii) Seller acknowledges and agrees that the foregoing is a representative description of the information and documentation that Purchaser and its accountants may require in order to comply with (a), (b) and (c) above.  Seller shall engage (at Purchaser’s sole cost and expense) McGladrey LLP to commence any and all such required audits.  In connection with the foregoing audit(s), and in furtherance of Seller’s obligations to assist Purchaser pursuant to this Section 4.13, Seller covenants and agrees to execute and deliver to McGladrey LLP certain audit representation letters in substantially the forms attached hereto as Exhibit M (each, an “Audit Representation Letter”), provided that the form of such Audit Representation Letters may be modified as required to account for any issues identified during the audit.  Seller’s obligations under this Section 4.13 shall survive the Closing for a period of fifteen (15) months.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.1                            Representations and Warranties of Seller.  Seller hereby represents and warrants the following matters to Purchaser.  Whenever a representation or warranty or other reference is made in this Agreement with reference to “Seller’s knowledge” or to “the knowledge of Seller”, such representation, warranty or reference is made solely on the basis of the actual, as distinguished from implied, imputed and constructive, knowledge on the date that such representation or warranty is made, of Scott Piccone or Daniel Sheline, the individuals within the employ of Seller (or Seller’s advisor), who is the current “asset manager” for the Hotel and who is primarily responsible for overseeing the sale of the Property to Purchaser (provided that, in no event shall such person have any personal liability arising under this Agreement), without any duty of inquiry or investigation or any other duty.  In addition, if Purchaser has actual knowledge that any of the representations and warranties of Seller are not true and correct as of the Closing Date and nevertheless elects to proceed with Closing, such representations and warranties shall be deemed modified to reflect the facts of which Purchaser has actual knowledge of as of the Closing Date.  For purposes of this Agreement, the “actual knowledge” of Purchaser or “known to” Purchaser shall mean the actual, as distinguished from implied, imputed and constructive, knowledge of Michael G. Medzigian, Gil Murillo and/or Rick Moceri (provided that, in no event shall such person have any personal liability arising under this Agreement), without any duty of inquiry or investigation or any other duty.

(a)                               Due Organization.  Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.  Seller has full power and authority, and has taken, or at the time of Closing will have taken, all corporate and other actions necessary to authorize Seller to execute, deliver and perform this Agreement and the transactions contemplated herein.  The person executing this Agreement on behalf of Seller has been duly authorized to do so.  This Agreement is a binding and legal agreement of Seller, enforceable against Seller in accordance with its terms.

(b)                              No Conflict.  The execution and delivery of this Agreement and the closing documents to be executed in connection herewith and the consummation of the transactions contemplated hereby and thereby, except as otherwise provided herein, do not require the consent or approval of any governmental authority, nor shall such execution and delivery result in a breach or violation of any Legal Requirement, or conflict with, breach, result in a default under (or an event which with notice and passage of time or both would constitute a default), or violate any contract or agreement to which Seller is a party or by which it or the Property is bound.  Notwithstanding the foregoing, Purchaser acknowledges that (i) the

Franchisor has not yet given the Franchisor Approval, and (ii) no party to any of the Hotel Contracts or Leases has yet given any approval required under any such document for the sale of the Property to, or the assumption of such document by, Purchaser, and (iii) certain Permits and/or Hotel Contracts may not be transferrable.

(c)                               Litigation.  Except as described in Exhibit C, there are no actions, suits or proceedings, pending (and served upon Seller) or, to Seller’s knowledge, threatened in writing against Seller or affecting any of Seller’s rights, in each case, with respect to the Property.

(d)                             No Violations.  Except as described in Exhibit C, Seller has not received, and to Seller’s knowledge, Manager has not received, in the twenty-four (24)-month period ending on the Effective Date, written notice from any governmental authority of any material violation of any Legal Requirement (including, but not limited to, any Legal Requirement relating to Hazardous Substances) which has not been corrected.

(e)                               Condemnation.  Except as described in Exhibit C, there are no pending (and served), or, to Seller’s knowledge, threatened in writing, condemnation proceedings against the Property.

(f)                                Employees.  Seller does not have any Employees and all Employees are employees of the Manager or an Affiliate of the Manager.  Neither Seller nor, to Seller’s knowledge, Manager is a party to any labor union, collective bargaining, recognition or similar agreement with respect to the Employees working at the Hotel.  To Seller’s knowledge, there are no union organization efforts pending or threatened in writing with respect to any of the Employees.  Except as set forth on Exhibit C, to Seller’s knowledge, there are no existing, and within the past twenty-four months, there have been no, (i) claims against Seller or, to Seller’s knowledge, against Manager which were subject to indemnification from Seller under any workers compensation plan or policy or for long-term disability; or (ii) to Seller’s knowledge, unfair labor claims or complaints brought by any Hotel employee against Manager or Seller pending before the National Labor Relations Board or any other governmental entity.

(g)                              ERISA Matters.  Seller is not and is not acting on behalf of an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, a “plan” (within the meaning of Section 4975 of the Code) that is subject to Section 4975 of the Code, or an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3 101 (as modified by Section 3(42) of ERISA) of any such employee benefit plan or plans.

(h)                              Sales, Use and Payroll Taxes.  Except as set forth on Exhibit C, neither Seller nor, to Seller’s knowledge, Manager, has received written notice of any open audit or outstanding notice of deficiency or delinquency with respect to any State, County or City real property, personal property, sales, use or payroll taxes to which the Property operations are subject.  To Seller’s knowledge, either Seller or Manager has filed all Hotel tax returns in a timely manner (taking permitted extensions into account) with the appropriate taxing authorities as required with respect to the operation of the Hotel.  There are currently no pending tax appeals or other pending proceedings to contest any taxes initiated by Seller or at Seller’s request.

(i)                                  Bankruptcy.  Neither Seller nor any of its members has (i) made or threatened to make a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition in bankruptcy by its creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets; (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets; (v) admitted in writing its inability to pay its debts as they became due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

(j)                                  Hotel Contracts.  To Seller’s actual knowledge, (a) the list of Hotel Contracts (including, without limitation, any and all equipment leases) set forth on Exhibit I attached hereto is true and correct, (b) the Hotel Contracts (and equipment leases) shown thereon have not been materially modified or materially amended, except as shown in such list, and (c) true, correct and complete copies of those Hotel Contracts have been delivered to Purchaser (or posted on the electronic website made available by Seller or Broker to Purchaser).  Within the past twenty-four (24) months, neither Seller nor any of its Affiliates have delivered or received a written notice of a material breach or material default under any Hotel Contract (excluding any Hotel Contract which is or may be terminated at Closing) which has not been cured.

(k)                              Permits.  During the past twenty-four (24) months, neither Seller nor any Affiliate thereof has received written notice of any material violations of any Permit which was not subsequently cured.

(l)                                  Insurance.  Seller has provided Purchaser with a copy of the current insurance certificate for the Property, a copy of which is attached hereto as Schedule 5.1(l) (the “Insurance Certificate”).  The property and liability/casualty insurance policies listed on the Insurance Certificate are in full force and effect and no written notice of cancellation has been received by Seller with respect to any such policy and, to Seller’s knowledge, none is threatened in writing.  Except as shown on Exhibit C, there are no open or pending property and/or liability/casualty insurance claims in excess of One Hundred Thousand and No/100 Dollars ($100,000) (provided, however, that the representation and warranty contained in this sentence shall not be remade by Seller as of the Closing).

(m)                          FF&E.  To Seller’s knowledge, Seller has good title to the material FF&E owned by it and used in connection with the operation of the Property.  The material FF&E is free and clear of all liens and encumbrances as of the Closing Date, other than the applicable Permitted Exceptions.

(n)                              Environmental.  To Seller’s knowledge, except as set forth in the Diligence Materials or on Exhibit C, neither Seller nor any Affiliates thereof have received any written notice of any pending Action or proceeding arising out of, Hazardous Substances located on the land beneath the Hotel, or any alleged violation of Environmental Laws and, to Seller’s knowledge, no event has occurred that, with the giving of notice or the passage of time or both, would constitute an event for which a notice of any pending action or proceeding is reasonably likely to be given.

(o)                              Non-Foreign Status.  Seller is a “United States person” (as defined in Section 7701(a)(30)(B) or (C) of the Code) or a disregarded entity of such person for the purposes of the provisions of Section 1445(a) of the Code.

(p)                              Financial Information.  Seller has delivered to Purchaser, or made available to Purchaser, through the electronic due diligence website maintained by Broker for the Hotel, for examination (or will, within five (5) Business Days after the execution and delivery of this Agreement by Seller and Purchaser, deliver or make available to Purchaser for examination) true and correct copies of the monthly and annual operating statements described below, as prepared by Manager and delivered by Manager to Seller in the ordinary course of business: (a) for the twelve (12) months ending December 31, 2014, and (b) for the months ending January 31, 2015, February 28, 2015, March 31, 2015, April 30, 2015, May 31, 2012, June 30, 2015 and July 31, 2015 (the “Financial Statements”).  Cornerstone Hotel Income & Equity Fund II, L.P., a Delaware limited partnership and Seller’s parent company, has provided the Financial Statements to its partners and investors without identifying any material inaccuracy in such Financial Statements.  Except to the limited extent set forth immediately above, Seller disclaims any representation or warranty regarding such statements (including, without limitation, any representation or warranty as to accuracy or completeness).

(q)                              Liquor License.  To Seller’s knowledge, except as described in Exhibit C, the Existing Liquor License is in full force and effect.

(r)                                 Management Agreement.  The Management Agreement is the only management or operating agreement affecting the Property.

(s)                                Leases.  The list of Leases attached hereto as Exhibit H is a true, correct and complete copy of the list of Leases prepared by Manager at Seller’s request.  To Seller’s knowledge, there are no other existing Leases granting any person or entity the right to occupy all or any part of the Hotel.  To Seller’s knowledge, Seller is not currently in material default under any of the Leases.

(t)                                 Party Wall Agreement.  To Seller’s knowledge, the Party Wall Agreement is in full force and effect and, neither Seller nor Manager has delivered or received a written notice of default under the Party Wall Agreement.  To Seller’s knowledge, Seller has not, during the past twenty-four (24) months, received any written notice from Adjacent Landowner of any material contemplated construction, improvement or development of the real property owned by Adjacent Landowner.

5.2                            Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants the following matters to Seller.

(a)                               Due Organization.  Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, qualified (or, prior to Closing, will be qualified) to transact business in Colorado.  Purchaser has full power and authority to enter into and perform this Agreement and the transactions contemplated by this Agreement, and Purchaser has taken all limited liability company and other action necessary to authorize

Purchaser to make, execute, deliver and perform this Agreement and the transactions contemplated by this Agreement.

(b)        No Conflict.  The execution and delivery of this Agreement and the closing documents to be executed in connection herewith and the consummation of the transactions contemplated hereby and thereby, except as otherwise provided herein, do not require the consent or approval of any governmental authority, nor shall such execution and delivery result in a breach or violation of any Legal Requirement or conflict with, breach, result in a default (or an event which with notice and passage of time or both will constitute a default) under, or violate any contract or agreement to which Purchaser or an Affiliate of Purchaser is a party or by which it or its property is bound.

(c)        OFAC.  Neither Purchaser nor any of its affiliates or constituents nor any brokers or other agents of same, have engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. §1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (ii) in contravention of Executive Order No. 13224 dated September 24, 2001 issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time (“Anti-Terrorism Order”) or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time.  Neither Purchaser nor any of its affiliates or constituents nor any brokers or other agents of same, (x) are or will be conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control list of restrictions and prohibited persons, or (y) are a person described in section 1 of the Anti-Terrorism Order, and neither Purchaser nor any of its affiliates have engaged in any dealings or transactions, or otherwise been associated with any such person.  If at any time this representation becomes false than it shall be considered a default under this Agreement and Seller shall have the right to exercise all of the remedies set forth in this Agreement in the event of a default or to terminate this Agreement immediately.

(d)       ERISA.  Purchaser is not and is not acting on behalf of an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, a “plan” (within the meaning of Section 4975 of the Code) that is subject to Section 4975 of the Code, or an entity deemed to hold “plan assets” (within the meaning of 29 C.F.R. § 2510.3 101, as modified by Section 3(42) of ERISA) of any such employee benefit plan or plans.

(e)        Pending Actions.  There are no actions, suits or proceedings, pending or threatened against Purchaser, which could, individually or in the aggregate, materially interfere with the consummation by Purchaser of the transaction contemplated by this Agreement.

(f)        Bankruptcy.  No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws in pending against or contemplated by Purchaser or its managing member, non-member manager or controlling members.

5.3       Duration of Representations and Warranties; Limitations on Liability.

(a)        All representations and warranties contained in this Article V shall survive the Closing for a period of nine (9) months and shall not merge into any of the closing documents; provided, however, that no person, firm or entity shall have any liability or obligation with respect to any representation or warranty contained in this Agreement unless on or prior to the date that is nine (9) months following the Closing Date, the party seeking to assert liability under such representation or warranty shall have notified the other party in writing setting forth specifically the representation or warranty allegedly breached and a reasonably detailed description of the alleged breach.  All liabilities and obligations of both parties under any representation or warranty shall lapse and be of no further force or effect with respect to any matter not contained in a written notice delivered as required above on or prior to the date that is nine (9) months after the Closing Date.

(b)        If the Closing occurs, and subject to the limitations contained herein, Seller shall indemnify, defend and hold harmless Purchaser and the Indemnitees from and against any actual (and not contingent) liability, damage, loss, cost or expense, including, without limitation, reasonable attorneys’ fees and expenses and court costs, incurred by Purchaser or any Indemnitee resulting from any breach, first discovered by Purchaser after the Closing, of the representations, warranties and/or covenants of Seller contained in and as limited under, this Agreement (including, without limitation, the representations and warranties set forth in Section 5.1).  Notwithstanding anything to the contrary contained elsewhere herein (including, but not limited to, in Section 5.3(a) above), no claim for a breach of any representation, warranty or covenant of Seller shall be actionable or payable unless each of the following conditions is satisfied: (i) the breach in question results from or is based on a condition, state of facts or other matter which was not known to Purchaser prior to Closing, provided that, Purchaser shall not be deemed to have knowledge of any such breach unless Michael G. Medzigian, Gil Murillo and/or Rick Moceri or the particular information contained in or disclosed by any such condition, state or facts which were known would, or likely would, lead an experienced real estate professional to reasonably conclude that such information within such actual personal knowledge contains or discloses information that is inconsistent in material respects with and therefore would likely constitute a breach of the Seller representations, warranties and/or covenants, (ii) the valid claims for all such breaches, if any, collectively aggregate more than One Hundred Thousand and No/100th Dollars ($100,000), in which event all claims, not just those in excess of such amount, shall be actionable (i.e., first dollar loss recovery) and (iii) written notice containing a description of the nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said nine (9) month period and an action in a court of competent jurisdiction shall have been commenced by Purchaser against Seller within sixty (60) days after the termination of the survival period provided for in Section 5.3(a) above.  As used herein, the term “Cap” shall mean an aggregate amount equal to Two Million Five Hundred Thousand and No/100th Dollars ($2,500,000); provided, however, one hundred eighty (180) days after the Closing Date, the Cap shall be reduced to an amount equal to the sum of Five Hundred Thousand and No/100th Dollars ($500,000), plus the stated amount of any claim brought by Purchaser prior to the one hundred eightieth (180th) day after the Closing Date.  Notwithstanding any provision of this Agreement to the contrary, in no event shall (x) Seller’s aggregate liability to Purchaser for breach of any representation, warranty or covenant of Seller in this Agreement or the Seller’s Update Certificate, taken in the aggregate with any other claims by Purchaser against Seller (including any indemnification obligations), exceed the amount of the Cap, or (y) Seller be liable for any consequential damages or punitive damages claimed by Purchaser; (other than any such damages which Purchaser is required by a final decision of a court of competent jurisdiction or an arbitrator to pay to a third party as a result of any breach of this Agreement by Seller).

(c)        Seller shall deliver to Purchaser at Closing, a guaranty, in the form attached hereto as Exhibit J (the “Guaranty”), from Cornerstone Hotel Income & Equity Fund II, L.P., a Delaware limited partnership.

(d)       This Section 5.3 shall survive Closing.

ARTICLE VI

CLOSING AND CLOSING DELIVERIES

6.1       Closing.  The Closing shall take place through Escrow by the necessary delivery of documents and funds to Escrow Company on or prior to the Closing Date.  Each of Purchaser and Seller acknowledges that its respective undertakings to close this transaction promptly on the Closing Date is a material inducement to the other to execute this Agreement, that time is of the essence and that neither party shall have any obligation or right to extend, postpone or reschedule the Closing, except as expressly set forth herein.  Purchaser shall have the right to extend the Closing Date for up to twenty (20) days by (a) providing Seller written notice of extension on or prior to the scheduled Closing Date and (b) depositing with the Escrow Agent an additional non-refundable deposit in the amount of Seven Hundred Fifty Thousand Dollars ($750,000.00) (which, if and when funded by Purchaser, will become a part of the Earnest Money Deposit); provided, however, that if Purchaser exercises the foregoing option to extend the Closing Date, Purchaser nonetheless may select another business day for the Closing to occur, which date shall be subject to the mutual agreement of the Parties, provided further that such revised date for the Closing shall in all events be prior to the extended Closing Date (i.e., a date within such twenty (20)-day extension period).  The Closing shall, if requested by Seller and Purchaser, be effected pursuant to the Escrow Instructions.

6.2       Escrow.  This Agreement shall not be merged into any Escrow Instructions, but any Escrow Instructions shall be deemed auxiliary to this Agreement and, as between Purchaser and Seller, the provisions of this Agreement shall govern and control.

6.3       Seller’s Deliveries.  At or prior to the Closing, Seller shall execute (to the extent required) and deliver, or cause to be delivered, to Escrow Company:

(a)        a recordable special warranty deed (“Deed”), conveying to Purchaser the Real Property, in the form of Exhibit D.

(b)        a bill of sale (“Bill of Sale”) transferring to Purchaser each and every item of Personal Property to be transferred to Purchaser, in the form attached to this Agreement as Exhibit E;

(c)        an assignment and assumption (“General Assignment”) of the Bookings, Hotel Contracts, Leases, Permits, Books and Records, Warranties and Miscellaneous Hotel Assets, in the form attached to this Agreement as Exhibit F;

(d)       a certificate of Seller (“Seller’s Update Certificate”), dated as of the Closing Date, stating that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the Closing Date (with appropriate modifications of those representations and warranties made in Section 5.1 hereof to reflect changes in factual circumstances occurring from and after the Effective Date, including, without limitation, any changes resulting from actions not expressly prohibited under this Agreement) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change.  In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of a representation or warranty which results from any change in fact that (i) occurs after the Effective Date and prior to the Closing Date; and (ii) is not expressly prohibited under the terms of this Agreement or is beyond the reasonable control of Seller to prevent (a “R&W Update”).  Notwithstanding the foregoing, if any representation and warranty of Seller is no longer true and correct in all material respects as of the Closing Date for any reason other than a R&W Update as permitted in the immediately preceding sentence and if Seller does not cure such breach and such breach would, individually or in the aggregate, result in actual losses to the Purchaser (A) of less than Five Hundred Thousand and No/100th Dollars ($500,000), Purchaser shall have no right to terminate this Agreement as a result thereof; provided, however, that Seller shall be obligated to credit to Purchaser at Closing an amount equal to the actual losses caused by such change (not to exceed $500,000); or (B) equal to or greater than Five Hundred Thousand and No/100th Dollars ($500,000), Purchaser shall have the right to terminate this Agreement and Purchaser shall be entitled to reimbursement for all third-party out-of-pocket costs actually incurred by Purchaser as permitted under Section 14.2, or alternatively, Purchase may elect to proceed to Closing and Seller shall be obligated to credit to Purchaser at Closing an amount equal to the actual losses caused by such change (not to exceed $500,000).  Notwithstanding anything to the contrary, in each instance of clauses (A) or (B) above, in no event shall any breach by Seller of any representation or warranty be included in the calculation of such losses if it results from the commencement or threatened commencement, after the Effective Date, of any litigation or other claim against Seller or Manager which is to be cured by Seller’s existing insurance policies or if such claim would not, if finally adjudicated or resolved after the Closing, constitute a lien against Purchaser or the Property, or be enforceable against Purchaser or the Property.  If, despite changes or other matters described in such R&W Update, the Closing occurs, Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all R&W Updates made in Seller’s Update Certificate;

(e)        reasonable written evidence of the Existing Management Agreement Termination;

(f)        a certificate from the State of Colorado Department of Revenue (Form DR 0096) stating that all corporate income, state and city sales tax, consumer use, state withholding, RTD sales, SCFD sales, unemployment taxes, occupancy taxes and any other taxes or similar amounts for which Purchaser could have successor liability or otherwise accrued through or due and payable with respect to the Hotel (in each case, to the extent the same are reported to the State of Colorado Department of Revenue) as of or on the Closing Date (arising from the ownership and/or operation of the Hotel prior to the Closing) have been paid through the date of the issuance of such certificate, provided that if such certificates cannot be obtained in time for Closing despite Seller’s commercially reasonable and diligent efforts to obtain the same, Seller shall be entitled to deliver such certificates within a reasonable amount of time after Closing (not to exceed ninety (90) days after Closing);

(g)        an affidavit of Seller stating that Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended in the form of Exhibit G;

(h)        the Guaranty for the benefit of Purchaser executed and delivered by Cornerstone Hotel Income & Equity Fund II, L.P., a Delaware limited partnership, as guarantor, in the form attached hereto as Exhibit J;

(i)         the executed Preliminary Closing Statement;

(j)         such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

(k)        if not already delivered to Purchaser, originals (or if originals shall not be available to Seller or Seller’s agents, copies) of the Hotel Contracts and Permits, if any, in the possession of Seller or Seller’s agents, together with such property files and records in Seller’s possession which are necessary in connection with the continued operation and maintenance of the Property and any keys to security deposit boxes in Seller’s possession.  Purchaser shall cooperate with Seller (at Seller’s sole cost and expense) for a period of two (2) years after Closing in case of Seller’s need in response to any Legal Requirement, a tax audit, tax return preparation or litigation threatened or brought against Seller, by allowing Seller and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller), at all reasonable times to examine and make copies of any and all instruments, files and records relating to the Hotel, which right shall survive the Closing; and

(l)         such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

6.4       Purchaser’s Deliveries.  At or prior to the Closing, Purchaser shall execute and acknowledge (to the extent required) and deliver, or cause to be delivered, to Seller or the Escrow Company as appropriate:

(a)        the Purchase Price required to be paid pursuant to Section 3.1;

(b)        the Bill of Sale;

(c)        the General Assignment;

(d)       a certificate of Purchaser (“Purchaser’s Update Certificate”), dated as of the Closing Date, stating that the representations and warranties of Purchaser contained in this Agreement are true and correct in all material respects as of the Closing Date (with appropriate modifications of those representations and warranties made in Section 5.2 hereof to reflect changes in factual circumstances occurring from and after the Effective Date, including, without limitation, any changes resulting from actions under Section 9.2) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change.  If, despite changes or other matters described in such certificate, the Closing occurs, Purchaser’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in Purchaser’s Update Certificate;

(e)        an original Real Property Transfer Declaration (TD-1000), duly executed by Purchaser, or the Title Company on behalf of Purchaser;

(f)        the executed Preliminary Closing Statement;

(g)        such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser; and

(h)        such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

6.5       Closing Costs.

(a)        Seller shall pay the following expenses:  (i) fifty percent (50%) of all Escrow fees with respect to the Closing; (ii) the portion of any title premium for the Title Policy attributable to the basic (i.e., not extended) coverage portion of the ALTA policy (without endorsements), (iii) the recording fees for recording the Deed; (iv) Seller’s legal fees and expenses; (v) the commission due Broker; (vi) all state, city and county transfer taxes (including stamp taxes, recording taxes, documentary transfer taxes, excise and value-added taxes, personal property sales taxes and similar taxes) payable by reason of the transfer of the Property; and (vii) any and all costs associated with the Existing Management Agreement Termination.

(b)        Purchaser shall pay the following expenses: (i) the portion of any title premium for the Title Policy attributable to the extended coverage portion of the ALTA policy and any endorsements; (ii) the cost of the New Survey, including any modifications made thereto; (iii) fifty percent (50%) of all Escrow fees with respect to the Closing; (iv) all costs and expenses incurred in connection with the transfer of any transferable permits, warranties or licenses in connection with the ownership or operation of the Property; and (v) Purchaser’s legal fees and expenses.

(c)        Any other ordinary and usual closing costs and expenses, except as expressly provided in this Agreement, in connection with the consummation of the transactions contemplated by this Agreement shall be allocated between Purchaser and Seller in accordance with the customary practice in the county where the Property is located.

The provisions of this Section 6.5 shall survive Closing or any termination of this Agreement.

6.6       Concurrent Transactions.  All documents or other deliveries required to be made by Purchaser or Seller at Closing, and all transactions required to be consummated concurrently with Closing, shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by Purchaser and Seller shall have been made, and all concurrent or other transactions shall have been consummated.

6.7       Possession.  Possession of the Property shall be delivered at Closing (provided the transaction closes).  Excluded Assets shall be removed from the Hotel by Seller, at its expense, on or within thirty (30) days after the Closing Date.  Seller, at its expense, shall make all reasonable repairs necessitated by such removal but shall have no obligation to replace any Excluded Asset so removed.

6.8       Allocation of Purchase Price; Sales Tax.  Seller and Purchaser have determined the value of the Tangible Personal Property (exclusive of any leased personal property) and have allocated the Purchase Price between the Real Property and the Tangible Personal Property (and among the classes of Personal Property) (the “Purchase Price Allocation”), as more specifically set forth on Exhibit O and Seller agrees to file federal, state and local tax returns consistent with the Purchase Price Allocation including, without limitation, the Real Property Transfer Declaration TD 1000 filed at the time of the recording of the Deed which shall reflect such Real Property value as set forth in the Purchase Price Allocation.  Additionally, Seller shall prepare a Sales Tax Return for the State of Colorado and the City and County of Denver based on, and consistent with, the Purchase Price Allocation and shall deliver such Sales Tax Return to the Title Company at Closing to be filed with the State of Colorado Department of Revenue and the City and County of Denver Department of Finance.  Seller shall pay any sales taxes due in connection with the transfer of the Tangible Personal Property and shall indemnify, defend and hold harmless Purchaser, its agents and representatives from any loss, liability, claim, cost or expense (including reasonably attorneys’ fees) relating to such sales taxes and this provision shall survive the Closing.

ARTICLE VII

ADJUSTMENTS AND PRORATIONS—CLOSING STATEMENTS

7.1       Adjustments and Prorations.  The following matters and items shall be apportioned between the parties or, where appropriate, credited in total to a particular party, as of the Cut-Off Time as provided below:

(a)        General Proration of Expenses.  The following items of expenses with respect to any portion or aspect of the Hotel shall be prorated between Seller and Purchaser:

(i)         All charges and expenses under any Hotel Contracts assumed by Purchaser.

(ii)        All utility charges (but excluding any utility deposits).  To the extent reasonably practicable, though, in lieu of prorating the charges for any metered utility service, Purchaser and Seller shall endeavor to have the utility read the meter as early as possible on the Closing Date, render a final bill to Seller based on such reading and bill all subsequent service to Purchaser.  Seller shall receive a credit for each deposit, if any, made by Seller as security under any such utility contracts if the same is transferable and provided such deposit remains on deposit for the benefit of Purchaser.

(iii)       Prepaid expenses of the Hotel, to the extent transferable, including without limitation, (1) amounts incurred to pay for natural gas held in storage pending use at the Hotel if such natural gas was acquired from a third-party supplier of natural gas pursuant to a written agreement, and (2) the expense of all Permits obtained in connection with the operation of the Hotel to the extent such Permits are assumed by Purchaser.  At Closing, Seller shall assign all of its rights with respect to existing insurance obtained by Manager for the Hotel to the extent transferable and pertaining to the period from and after the Closing Date.

(iv)       All other Hotel operating expenses, other than employment expenses (which are covered by Section 7.1(f)).  Purchaser shall receive a credit for: (1) advance payments made to Seller, if any, under Bookings for Hotel facilities, and (2) commissions due and payable by Seller to credit and referral organizations.  Seller shall receive a credit for coin machine, telephone, washroom and checkroom income relating to the period pre-Closing.

(b)        Hotel Revenues.

(i)         At Closing, Seller and Purchaser shall share equally (50:50) in all revenues from the Hotel guest rooms and facilities occupied on the evening immediately preceding the Closing Date, including any sales taxes, room taxes, occupancy taxes and other taxes charged to guests in such rooms, all parking charges, sales from mini-bars, in-room food and beverage, telephone, facsimile and data communications, in-room movie, laundry and other service charges allocable to such rooms with respect to the evening immediately preceding the Closing Date.  Notwithstanding the foregoing, all revenues from and expenses associated with any bars and lounges at the Hotel shall be prorated based on the actual closing time for such bar or lounge.  For example, if such bar or lounge closes at 2 a.m. on the Closing Date, Seller shall retain the revenues (and be allocated the expenses) from such services and operations even though such revenues were generated approximately two (2) hours after the Cut-Off Time.

(ii)        Revenues from conferences, receptions, meetings and other functions occurring in any conference, banquet or meeting rooms in the Hotel, or in any adjacent facilities owned or operated by Seller, including usage charges and related taxes, food and beverage sales, valet parking charges, equipment rentals and telecommunications charges, shall be allocated between Seller and Purchaser, based on when the function therein commenced, with (x) one-day functions commencing prior to the Cut-Off Time being allocable to Seller, (y) functions commencing after the Cut-Off Time being allocable to Purchaser and (z) multiday functions being allocated between Seller and Purchaser according to when the event commences and is scheduled to end.

(iii)       Any operating revenues not otherwise provided for in this Section 7.1 shall be prorated between Purchaser and Seller as of the Cut-Off Time.

(c)        Accounts Receivable.  Seller shall retain all Accounts Receivable, including, without limitation, receivables accrued in connection with hotel reservations, the use of guest rooms, banquet and meeting room receivables (including any cancellation fees due to Seller in connection with any of the foregoing) as reflected on the city ledger, guest ledger or any other receivable ledger.  Notwithstanding the foregoing, for sixty (60) days after Closing, Purchaser shall use reasonable efforts to collect the Account Receivables on Seller’s behalf and remit the same to Seller upon receipt (but, for the avoidance of doubt, Purchaser shall not be obligated to initiate any legal action, terminate any on-going relationship or incur any material expenses or liability in so doing).

(d)       Accounts Payable.  At Closing, Purchaser shall receive a proration credit equal to the excess of (i) the aggregate estimated amount of all outstanding accounts payable for the Hotel as of the Closing Date (“Accounts Payable”) in the Preliminary Closing Statement over (ii) Purchaser’s prorated share of such Accounts Payable under Section 7.1(a) hereof (and Purchaser shall assume the obligation to satisfy all Accounts Payable to the extent of any such proration credit).  After Closing, before paying any amount invoiced or otherwise claimed by a third party due with respect to the Hotel operations prior to Closing which is not included in a schedule to the Preliminary Closing Statement (or is claimed in an amount larger than that shown on such schedule), Purchaser shall first submit such invoice or claim to Seller.  Unless Seller, within ten (10) days after receiving such submission, objects to such invoice or claim (thereby making it a “Seller Disputed Payable”), Purchaser may pay the same and take a credit for such payment on the Final Closing Statement.  Notwithstanding the foregoing, but subject to the terms of Section 9.1(k) with respect to the Carpet Work, upon Closing, Purchaser shall assume all obligations of Seller to pay for any (x) consumables or other items ordered by Manager in the ordinary course of business but which are not yet received as of the Closing Date, and (y) items or services listed on a purchase order log prepared by Manager or Seller, which list shall be updated by Manager or Seller immediately prior to Closing; provided that, there shall not be any adjustment to the Purchase Price in connection with Purchaser’s assumption of the liabilities described in clauses (x) and (y) of this sentence.

(e)        Taxes and Assessments.  All real estate taxes, special or general assessments, assessments under any Permitted Exceptions, personal property taxes, hotel sales taxes (from operations), water and sewer rents, rates and charges, vault charges, canopy permit fees, and other municipal permit fees shall be prorated as of the Cut-Off Time.  If the amount of any such item is not ascertainable on the Closing Date, the credit therefor shall be based on the most recent available bill and shall be reprorated upon receipt of the actual tax bill.  Seller shall have the right to continue and settle any proceeding to contest any taxes for any taxable period in the event such proceedings were filed prior to the Effective Date and Seller shall be entitled to any refunds or abatements of taxes awarded in such proceedings unless the same apply to the 2015 tax year whereupon the same shall be subject to proration pursuant to this Section 7.1(e); provided, however, that from and after the Effective Date, Seller shall have no right to file or otherwise commence any proceeding to contest any taxes (including, without limitation, any proceedings for taxable periods occurring prior to the Effective Date and/or prior to the Closing).

(f)        Employment Expenses.  Seller shall be responsible for all wages, salaries, benefits and other costs of employment of Employees (whether such Employee is retained by Purchaser or not) or former Employees payable or reimbursable to Manager pursuant to the Management Agreement relating to the period prior to the Cut-Off Time and Purchaser shall be responsible for all wages, salaries, benefits and other costs of employment of Employees or former Employees relating to the period after the Cut-Off Time.  Purchaser shall receive a credit at Closing for the pro rata portion of any accrued bonuses, vacation time, personal time and similar pay (but not sick leave pay unless the same actually accrues to Employees pursuant to applicable Legal Requirements) payable to Hotel employees retained by Manager to work in the Hotel after the Closing, consistent with past practices, which are not yet due as of the Closing Date (whether or not vested and earned as of the Closing Date) (and Purchaser shall, to the extent of such credit, assume the obligation to pay accrued bonuses, vacation time, personal time and similar pay payable to Employees retained by Manager).

(g)        Consumables; Inventory.  There shall be no proration or adjustment to the Purchase Price for any Consumables or any Operating Equipment or Inventory.

(h)        Cash and Accounts.  At the Closing, Seller shall transfer to Purchaser all Cash-On-Hand and Seller shall receive a credit at the Closing for all such Cash-On-Hand.  All Account Cash is and shall remain the property of Seller and shall be retained by Seller after the Closing (or credited to Seller to the extent retained by Manager or another third party for the benefit of the Hotel).

(i)         Vouchers.  Purchaser shall (i) honor the outstanding unexpired gift certificates, coupons or other writings issued by Seller that entitles the holder or bearer thereof to a credit (whether in a specified dollar amount or for a specified item, such as room night or meals) to be applied against the usual charge for rooms, meals and/or goods and services at the Hotel (collectively, “Vouchers”) and shall assume all liability, if any, for the outstanding Vouchers as of the Closing Date regardless of any purported expiration, and (ii) receive a credit against the Purchase Price payable at Closing in the amount equal to seventy-five percent (75%) of the face value of the outstanding Vouchers as of the Closing Date.

(j)         Rent.  Rent and other payments payable by tenants, licensees, concessionaires and other persons using or occupying the Real Property or any part thereof under a Lease or otherwise, if any, for or in connection with such use or occupancy, including, without limitation, fixed monthly rentals, additional rentals, percentage rentals, escalation rentals, retroactive rentals, operating cost pass-throughs, common area maintenance charges, HVAC charges, payments of taxes and insurance expenses, promotional/marketing charges, construction receivables and other sums and charges payable by the tenants under the Leases (collectively, “Rent”) shall be prorated as of the Closing such that Seller will be entitled to Rent attributable to periods prior to the Closing and Purchaser will be entitled to Rent attributable to periods from and after the Closing, all as more particularly set forth below:

(i)                                  All Rent owed under the Leases for the month in which the Closing occurs (“Current Rent”) shall be prorated as of the Closing Date; provided, however, that Current Rent shall not include Rent for any month prior to the month in which the Closing occurs.

(ii)                              All Rent other than Current Rent (“Rent Arrears”) shall not be prorated at Closing.  In the event that either Purchaser or Seller receives Rent from a tenant after the Closing Date, such Rent shall be applied in the following order of priority (after deduction of actual out-of-pocket costs of collection paid by Purchaser to third parties): (a) first to current rent due to Purchaser, (b) second to delinquent rent due to Purchaser and (c) thereafter to Rent Arrears due to Seller from such tenant.  Any sums owed to Seller pursuant to the foregoing shall be paid by Purchaser within thirty (30) days following receipt by Purchaser.  Any sums owed to Purchaser pursuant to the foregoing shall be paid by Seller within thirty (30) days following receipt by Seller.  Purchaser shall deliver to Seller at Seller’s request no more frequently than monthly a statement of the collection status of each Rent Arrears, accompanied by reasonable supporting documentation, until the sooner of (x) collection of all Rent Arrears and (y) ninety (90) days after the Closing Date.  Seller’s rights to Rent Arrears shall terminate as of the first anniversary of the Closing Date.  Purchaser shall pursue all Rent Arrears in a reasonable manner (meaning that Purchaser will include the Rent Arrears on each rent statement for the succeeding three (3) months and shall send at least one demand letter) and shall have the right to negotiate settlements with tenants who have Rent Arrears as it may determine in good faith; provided, however, that, if all of the Rent Arrears due to Seller are not paid to Seller within one hundred eighty (180) days after the Closing Date, after such 180-day period, Seller shall have the unrestricted right in Seller’s sole discretion to pursue collection from any tenant owing Rent Arrears including, without limitation, initiating and prosecuting a lawsuit against the applicable tenant, provided that Seller shall not initiate or prosecute any lawsuit that seeks to evict such tenant or terminate any Lease or otherwise affect such tenant’s possession.

(iii)                          Purchaser shall receive a credit for all security deposits held by Seller under the Leases unless such security deposits are transferred to Purchaser at Closing.  After Closing, Purchaser thereafter shall be obligated to refund or apply such deposits in accordance with the terms of such Leases.

(k)                              Other.  Such other items as are provided for in this Agreement or as are normally prorated and adjusted in the sale of a hotel (other than Consumables, Inventory and Operating Equipment) shall be prorated as of the Cut-Off Time.

7.2                            Regarding Hotel Prorations Generally.  Unless Section 7.1 expressly provides otherwise: (i) all prorations shall be made on an actual daily basis, and (ii) for purposes of such prorations, all items of revenue and expense with respect to the Hotel’s operations shall be classified and determined in accordance with the Uniform System of Accounts for the Lodging Industry (Eleventh Revised Edition), and otherwise in accordance with GAAP.  Except as otherwise expressly provided herein, in any case in which Purchaser receives a credit at Closing on account of any obligation of Seller hereunder, Seller shall have no further liability for such obligation to the extent of such credit and Purchaser shall pay and discharge the same.

7.3                            Payment.  Any net credit due to Seller as a result of the adjustments and prorations under Section 7.1 shall be paid to Seller in cash at the time of Closing.  Any net credit due to Purchaser as a result of the adjustments and prorations under Section 7.1 shall be credited against the Purchase Price at the time of Closing.

7.4                            Closing Statements.

(a)                               Preparation.  Each party shall cause its designated representatives to enter the Hotel only at reasonable times and without unreasonably interfering with operations, both before and after the Closing Date, for the purpose of making such inventories, examinations and audits of the Hotel, and of the books and records of the Hotel, as they deem necessary to make the adjustments and prorations required under this Article VII, or under any other provisions of this Agreement. Based upon such inventories, examinations and audits, beginning as close to the Closing Date as practicable, Seller and Purchaser shall jointly prepare an initial prorations and credit statement (the “Preliminary Closing Statement”) no later than seven (7) days prior to the Closing Date and thereafter Seller and Purchaser shall cooperate and use commercially reasonable efforts to finalize such Preliminary Closing Statement no later than 9:00 a.m. (Denver local time) on the Closing Date, which Preliminary Closing Statement shall show the net amount due either to Seller or Purchaser as a result thereof, and such net amount will be added to, or subtracted from the payment of the Purchase Price to be paid to Seller pursuant to Section 3.1.  As soon as Purchaser and Seller have agreed upon the Preliminary Closing Statement, they shall jointly deliver a mutually signed copy thereof to Escrow Company.

(b)                              Final Closing Statement; Post-Closing Adjustments.  Except for the prorations for real estate taxes and other assessments, which shall be adjusted within fifteen (15) Business Days of receipt of the tax bill for the tax year in which the Closing occurs, Purchaser and Seller shall make a one-time post-Closing adjustment of any item of income and expense subject to adjustment as provided above which was either incomplete or incorrect (whether as a result of an error in calculation or a lack of complete and accurate information) as of the Closing.  Purchaser will prepare and deliver to Seller for its review and approval a statement of prorations (the “Final Closing Statement”) within sixty (60) days following the Closing Date, and the party in whose favor the original incorrect adjustment or error was made shall pay to the other party the sum necessary to correct such prior incorrect adjustment or error within ten (10) days after completion of the Final Closing Statement.

(c)                               Disputes.  In the case of a dispute, the parties shall attempt to resolve such dispute, but if for any reason such dispute is not resolved by the date that is thirty (30) days after the delivery of the original notice of the claimed adjustment by Purchaser or Seller, but not to exceed ninety (90) days after Closing, then the parties shall submit such dispute to the Accountant, and the determination of the Accountant, which shall be made within a period of fifteen (15) days after such submittal by the parties, shall be conclusive.  The fees and expenses of the Accountant shall be paid equally by Purchaser and Seller.  At such time as the amount of any adjustment or dispute shall be determined (either by agreement or by determination of the Accountant), any amount that shall be payable by one party to the other party as a result of such adjustment or determination shall be paid within ten (10) Business Days after the date on which such agreement or determination shall have been made.

(d)                             The provisions of this Section 7.4 shall survive Closing.

ARTICLE VIII

CONDITIONS PRECEDENT

8.1                            Conditions Precedent to Seller’s Obligations.  Seller’s obligation to close the transaction contemplated by this Agreement shall be subject to the occurrence of each of the following conditions, any one or more of which may be waived by Seller in writing:

(a)                               Purchaser’s Compliance with Obligations.  Purchaser shall have complied in all material respects with its Obligations required by this Agreement to be complied with by Purchaser.

(b)                              Truth of Purchaser’s Representations and Warranties.  The representations and warranties of Purchaser contained in this Agreement (as updated by Purchaser’s Update Certificate) shall be true and correct in all material respects as of the Closing Date.

(c)                               Investment Committee Approval.  Within two (2) business days after the Effective Date, Seller’s investment committee has approved, in writing, the execution and delivery of this Agreement. If this condition is not timely satisfied or waived by Seller in writing within such two (2) business day period, then this Agreement shall automatically terminate, the Earnest Money Deposit shall be immediately returned to Purchaser and Seller shall be responsible for promptly reimbursing Purchaser for the out of pocket costs and expenses incurred by Purchaser in connection with this Agreement and Purchaser’s due diligence activities with respect to the Property (including, without limitation, loan and commitment fees) in an aggregate amount not to exceed Two Hundred Twenty-Five Thousand and No/100th Dollars ($225,000).  If this Agreement has not been terminated pursuant to this Section 8.1(c) on or before 11:59 p.m. (Denver local time) within two (2) business days after the Effective Date, Seller acknowledges and agrees that this Section 8.1(c) shall thereafter not be a condition precedent to Seller’s obligation to close the transaction.

8.2                            Conditions Precedent to Purchaser’s Obligations.  Purchaser’s obligation to close the transaction contemplated by this Agreement shall be subject to the occurrence of each of the following conditions, any one or more of which may be waived by Purchaser in writing:

(a)                               Seller’s Compliance with Obligations.  Seller shall have complied with all material Obligations required by this Agreement to be complied with by Seller.

(b)                              Truth of Seller’s Representations and Warranties.  Subject to Section 6.3(e), the representations and warranties of Seller contained in this Agreement (as updated by Seller’s Update Certificate) shall be true and correct in all material respects as of the Closing Date (with appropriate modifications permitted under this Agreement or not materially adverse to Purchaser).

(c)                               Title Policy.  The Title Company shall be unconditionally obligated and prepared, subject only to payment of the applicable premium therefor, to issue the Title Policy.

(d)                             Starbucks Estoppel.  Seller shall use commercially reasonable efforts to obtain an executed estoppel certificate from Starbucks, in form and substance reasonably acceptable to Purchaser (the “Starbucks Estoppel”); provided, however, that if despite Seller’s commercially reasonable efforts, Seller is unable to deliver the Starbucks Estoppel at or prior to Closing, delivery of the Starbucks Estoppel shall not be a condition to Closing.

(e)                               RTD Consent and Estoppel.  Seller shall have obtained an executed consent to assignment and estoppel certificate from RTD with respect to the RTD License (or a new RTD License agreement to be executed by RTD and Purchaser), in form and substance reasonably acceptable to Purchaser (in either case, the “RTD Consent and Estoppel”).  Seller shall use commercially reasonable efforts to obtain the RTD Consent and Estoppel.

(f)                                Restaurant Consent and Estoppel.  Seller shall have obtained an executed estoppel certificate from Restaurant Tenant, and if required by the Restaurant Lease, a consent to assignment, with respect to the Restaurant Lease, in form and substance reasonably acceptable to Purchaser (the “Restaurant Consent and Estoppel”).  Seller shall use commercially reasonable efforts to obtain the Restaurant Consent and Estoppel.

(g)                              Termination of Existing Management Agreement.  The Management Agreement shall be terminated by Manager and Seller (at Seller’s sole cost and expense including, without limitation, any termination fee, conversion fee or unamortized key money due and owing as a result thereof) effective as of the Closing Date (the “Existing Management Agreement Termination”).

(h)                              Franchise Agreement.  If Purchaser has complied with all of its obligations under Section 4.12 (which shall be a condition to the effectiveness of Franchisor’s execution and delivery of a New Franchise Agreement being a condition precedent to Purchaser’s obligation to purchase the Property in accordance with this Agreement), then, on or before the Closing Date, Franchisor shall be prepared to issue to Purchaser, concurrently with Closing, the New Franchise Agreement.

(i)                                  Delivery of Documents.  At or prior to Closing, Seller shall have delivered (or caused to be delivered) to Purchaser or Escrow Company the documents required by Section 6.3.

Seller may, at its sole option, by written notice to Purchaser and Escrow Agent, extend the Closing Date up to an additional five (5) Business Days in order to permit Seller to attempt to satisfy one or more of the conditions precedent set forth in this Section 8.2.

8.3                            Failure or Waiver of Conditions Precedent.  In the event any of the conditions set forth in Section 8.1 or Section 8.2 are not fulfilled or waived on or before the Closing Date, the party benefited by such conditions may, by written notice to the other party, terminate this Agreement, whereupon all rights and obligations hereunder of each party shall be at an end except those that expressly survive any termination.  Nothing contained herein shall relieve Seller or Purchaser of any liability arising from a breach of covenant hereunder, and the non-defaulting party shall have the right to exercise any and all remedies available to it under this Agreement with respect to any such breach of covenant.  Either party benefited by a condition set forth in Section 8.1 or Section 8.2 hereof may, at its election, at any time or times on or before the date specified for the satisfaction of the condition, waive in writing the benefit of such condition.  Purchaser’s consent to the Closing pursuant to this Agreement shall waive any remaining unfulfilled conditions and any liability on the part of Seller for breaches of representations and warranties of which Purchaser had actual knowledge of as of the Closing

ARTICLE IX

ACTIONS AND OPERATIONS PENDING CLOSING

9.1                            Covenants of Seller.  Seller covenants and agrees that at all times prior to the Closing Date:

(a)                               Subject to conditions beyond Seller’s reasonable control, Seller shall use commercially reasonable efforts to cause Manager to operate and maintain the Hotel in the ordinary course of business, in compliance with the Management Agreement and generally consistent with the manner in which Manager has operated and maintained the Hotel prior to the date hereof (i.e., consistent with past practices during the twelve (12) months prior to the Effective Date); provided, however, that Purchaser acknowledges that Seller’s ability to control the operation of the Hotel is limited by the terms of the Management Agreement.

(b)                              From and after the Effective Date, Seller will not execute and deliver any new Material Contract or any cancellation, modification or renewal of any existing Material Contract, without the prior written consent of Purchaser, which Purchaser shall not unreasonably withhold, condition or delay.  If Purchaser fails to respond to a written request from Seller for consent within five (5) days after such request is given to Purchaser, such consent shall be deemed given.

(c)                               Seller shall have the right, without notice to or consent of Purchaser, to make Bookings in the ordinary course of business and according to Hotel’s standard practices.

(d)                             Seller shall use commercially reasonable efforts to perform its material obligations under the Management Agreement, the Hotel Contracts and other agreements that may affect the Hotel.  Notwithstanding any provision of this Agreement to the contrary, Purchaser acknowledges and agrees that pursuant to the Management Agreement, Manager is vested with decision-making authority over the Hotel and therefore Seller’s ability to control the management and operation of the Hotel is circumscribed by, and must be exercised in accordance with, its rights as “Company” under the Management Agreement.

(e)                               Within five (5) business days after the Effective Date, Seller shall request that (a) Manager request a certificate of taxes due from the State of Colorado and the City and County of Denver, and (b) upon receipt, promptly deliver a copy thereto to Seller and Purchaser.

(f)                                Seller shall not execute and deliver, after the Effective Date and prior to the Closing Date, any mortgage, deed of trust, collateral assignment of leases or security agreement affecting all or any portion of the Property (except office equipment leases and similar agreements).

(g)                              Seller shall not execute and deliver, after the Effective Date and prior to the Closing Date, any easement or any land covenants, conditions or restrictions.

(h)                              Seller shall use its commercially reasonable efforts to cause Manager to (i) maintain levels of Inventories and inventories of FF&E and Consumables at the Hotel at a level at least consistent with past practice and the operation of the Hotel in the normal and ordinary course of business; (ii)  make all repairs, maintenance, and replacements to keep the Hotel (including, but not limited to, all FF&E and all other Personal Property) and the Land in good operating condition, and not commit any waste of any portion of the Property; and (iii) continue to take guest reservations and to book functions and meetings and otherwise to promote the business of the Hotel in the same manner as it did the twelve (12) months prior to the Effective Date.

(i)                                  Seller shall maintain in effect all policies of property and liability/casualty insurance, or similar policies of insurance, with substantially the same limits of coverage which it now carries with respect to the Hotel.

(j)                                  Seller shall instruct Manager to provide to Purchaser, promptly after Manager actually receives the same, copies of all written governmental notices of violations at the Property issued after the Effective Date.

(k)                              Purchaser acknowledges and agrees that Seller has commenced work in connection with the replacement and installation of carpet in the Hotel’s meeting space to address certain damage and wear and tear (the “Carpet Work”); however, the actual installation is not currently scheduled to occur until after the Closing.  Seller has engaged Abbotts Fire and Flood to complete the Carpet Work (including, without limitation, all carpeting and providing all supplies and equipment necessary to complete the Carpet Work) pursuant to the contracts (“Carpet Contracts”) attached hereto as Exhibit P.  Seller represents and warrants to Purchaser that a true, correct and complete copy of the Carpet Contracts, and all amendments, modifications and supplements thereto, is attached hereto as Exhibit P.  Without the prior written consent of Purchaser, Seller shall not hereafter amend, modify or supplement the Carpet Contracts.  Prior to Closing, Seller shall pay, under the Carpet Contracts, an additional amount equal to $19,739.88.  At Closing, Seller shall assign the Carpet Contracts to Purchaser and shall give Purchaser a credit in the amount of $71,662.20.  In consideration of the credit described above, Purchaser shall assume all obligations of Seller required to be performed under the Carpet Contracts from and after the Closing.

(l)                                  Seller shall not take the following actions unless Seller has obtained the prior written consent of Purchaser (which consent may be granted or withheld in Purchaser’s sole and absolute discretion):

(i)                                  execute and deliver any purchase agreement or option agreement with respect to all or substantially all of the Property;

(ii)                              cause or permit the removal of any material tangible Personal Property from the Hotel except (A) for the purpose of discarding items that have been replaced with Property of equal or greater quality, (B) discarding obsolete items, or (C) for the sale of goods in the ordinary course of business;

9.2                            Covenants of Purchaser.

(a)                               In connection with its investigation of the Property during the Inspection Period, Purchaser had the right, at its election (but subject to the limitations of Article IV), to inspect the Property for the presence of Hazardous Substances (as defined below), and, at Seller’s request, Purchaser agrees to furnish to Seller copies of any reports received by Purchaser in connection with any such inspection.  Purchaser hereby assumes full responsibility for such inspections and irrevocably waives any claim against Seller and releases Seller from all liabilities arising from the presence of Hazardous Substances on the Property.  As used herein, “Hazardous Substances” means all hazardous or toxic materials, substances, pollutants, contaminants, or wastes currently identified as a hazardous substance or waste under the Environmental Laws.  The provisions of this Section 9.2(a) shall survive Closing or any termination of this Agreement.

ARTICLE X

CASUALTIES AND TAKINGS

10.1                    Casualties.

(a)                               If any damage to the Real Property shall occur prior to the Closing Date by reason of fire, windstorm, earthquake, hail, explosion or other casualty, and if the cost of repairing such damage will equal or exceed One Million and No/100th Dollars ($1,000,000) (“Major Damage”), Purchaser may elect to (i) terminate this Agreement by giving written notice to Seller, in which event Escrow Company shall immediately return the Earnest Money Deposit to Purchaser and neither party shall have any further Obligations or liability whatsoever to the other hereunder unless such Obligation or liability expressly survives termination, or (ii) receive an assignment of all of Seller’s rights to any insurance proceeds (excluding business interruption proceeds attributable to the period prior to Closing) relating to such damage and acquire the Property with adjustment to the Purchase Price equal to the sum of (x) the amount of any deductible under the applicable insurance policy and (y) the reasonably estimated cost of repairing any uninsured damage resulting from such casualty.  If Purchaser fails for any reason to deliver written notice of termination to Seller within twenty (20) days after Seller sends Purchaser written notice of the occurrence of Major Damage (and, if necessary, the Closing Date shall be extended to the limited extent necessary to accommodate Purchaser’s right to make such election), then Purchaser shall be deemed to have elected to proceed with Closing.  Seller shall have no obligation to repair any damage to the Real Property, and upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

(b)                              If the cost of repairing such damage will not exceed One Million and No/100th Dollars ($1,000,000) (“Minor Damage”), the transactions contemplated hereby shall close and Purchaser shall receive an assignment of all of Seller’s rights to any insurance proceeds (excluding business interruption proceeds attributable to the period prior to Closing) relating to such damage and Purchaser shall acquire the Property with adjustment to the Purchase

Price equal to the sum of (i) the amount of any deductible under the applicable insurance policy and (ii) the reasonably estimated cost of repairing any uninsured damage resulting from such casualty.  Seller shall have no obligation to repair any damage to the Real Property, and upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

10.2                    Takings.  If, prior to the Closing Date, all or any portion of the Real Property is taken by eminent domain or by an act of governmental authority, Seller shall promptly give Purchaser written notice thereof, and the following shall apply:

(a)                               If a Material Part (as defined below) of the Real Property is taken by eminent domain or by act of governmental authority, either party may, within ten (10) Business Days after the giving of Seller’s notice, by written notice to the other, elect to terminate this Agreement.  In the event that either party shall timely make such election, the Earnest Money Deposit shall be returned to Purchaser whereupon this Agreement shall terminate and neither party hereto shall have any further rights or obligations hereunder.

(b)                              If a Material Part of the Real Property is taken but neither party elects to terminate this Agreement pursuant to Section 10.2(a), or if a non-Material Part of the Real Property is taken by eminent domain or by an act of governmental authority, neither party shall have any right to terminate this Agreement, and the parties shall nonetheless proceed to the Closing in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such taking; provided, however, that Seller shall, at the Closing, (i) assign and turn over, and Purchaser shall be entitled to receive and keep, the net proceeds of any award or other proceeds of such taking which may have been collected by Seller as a result of such taking, less any portion reasonably expended by Seller to make repairs prior to the Closing, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser an assignment of Seller’s right to any such award or other proceeds which may be payable to Seller as a result of such taking, less any portion reasonably expended by Seller to make repairs prior to the Closing, which amount shall be paid to Seller by Purchaser at the Closing.  If the net proceeds are paid to the holder of any mortgage or deed of trust on the Real Property and such holder refuses to release the full amount of the award, then, at the Closing, Seller (at Seller’s sole option) shall either pay to Purchaser the amount required to make such repairs and restorations or credit such amount against the Purchase Price.

(c)                               For the purposes of this Section 10.2, “Material Part” shall be deemed to mean any taking (i) which permanently and materially impairs the present use and operation of the Property, (ii) which results in the elimination of the sole or any legally required means of ingress and/or egress from the Real Property to public roads, with no comparable, convenient, legal substitute ingress and/or egress being available or (iii) would result in a termination of the Franchise Agreement.

ARTICLE XI

EMPLOYEES

11.1                    Employees.  Seller shall direct manager to terminate the employment of all employees at the Hotel on or immediately prior to the Closing. Purchaser or Purchaser’s manager

(“Purchaser’s Manager”) shall offer employment to a sufficient number of the Employees such that neither Seller nor Manager shall have any liability under 29 U.S.C. §2101 et seq., the Worker Adjustment and Retraining Notification Act, or any state law analogue (collectively, the “WARN Act”), and in the event that Purchaser or Purchaser’s Manager fails to hire a sufficient number of the Employees, Purchaser shall assume all WARN Act liability resulting therefrom.    In furtherance of the foregoing, Purchaser agrees that it shall not, and it shall not permit Purchaser’s Manager to, fire or terminate any employees within ninety (90) days after the Closing in any manner that would trigger any requirement for notice under the WARN Act or otherwise violate applicable laws, rules or regulations.  Purchaser acknowledges that the personnel employed to manage, operate and work at the Hotel are the employees of Manager, or an affiliate of Manager, and not of Seller.  Purchaser agrees that, prior to the Closing, Manager shall retain sole discretion to hire and fire Employees pursuant to and in accordance with the terms of the Management Agreement.  Purchaser acknowledges that neither Seller nor Manager is giving any notice under the WARN Act, and Purchaser agrees to indemnify Seller and Manager and hold each of them harmless against any and all costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Seller and/or Manager as a result of Purchaser’s failure to comply with this Section 11.1.  Purchaser acknowledges that certain information relating to the Employees may be or be deemed to be proprietary to Manager or may otherwise not be disclosed by Manager, including, but not limited to, insurance records, health records and employment and disciplinary history.  Purchaser agrees that Purchaser and Purchaser’s Manager shall at all times rely solely upon their own assessment of and information obtained from Employees to make their employment decisions with respect to each employee. Purchaser further agrees to indemnify and hold Seller, Seller’s affiliates, Seller’s Indemnitees and Manager harmless from and against all Liabilities including, without limitation, those asserted by any Federal, state or local governmental or quasi-governmental agency, third party or former or present Employee, including attorneys’, consultants’ and expert witness fees and expenses, including but not limited to any liability of Seller to Manager arising under the Management Agreement, arising from or related to the conduct of any interview by Purchaser and/or Purchaser’s Manager of any employee and any related employment decision.

11.2                    Indemnity.

(a)                               Purchaser shall indemnify Seller and its Affiliates and hold each of them harmless from and against any losses which may be incurred or suffered by any of them (i) by reason of Purchaser’s failure to comply with any of the provisions of this Article XI; (ii) in connection with any employment taxes that relate to the period from and after Closing, or for which Purchaser receives a credit on the Final Closing Statement (and then, only to the extent of such credit); (iii) in connection with any liability arising out of Purchaser’s employment policies, practices or procedures from and after Closing; or (iv) in connection with Purchaser’s violation or noncompliance from and after Closing with any applicable federal or state employment law, including, without limitation, the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), ERISA, the Family and Medical Leave Act of 1993 (“FMLA”), the Fair Labor Standards Act (“FLSA”), and the Occupational Safety and Health Act (“OSHA”).

(b)                              Seller shall indemnify and defend Purchaser, Purchaser’s Manager and their respective Affiliates and hold each of them harmless from and against any losses which may be incurred or suffered by any of them (i) by reason of Seller’s failure to comply with this Article XI; (ii) as the result of Seller’s acts or omissions under the WARN Act arising out of, or relating to, the period prior to Closing; (iii) in connection with any employment taxes that relate to the period prior to Closing, or for which Seller receives a credit on the Final Closing Statement (and then, only to the extent of such credit); (iv) in connection with any liability arising out of Seller’s or Manager’s employment policies, practices or procedures prior to Closing; or (iv) in connection with Seller’s or Manager’s violation or noncompliance prior to Closing with any applicable federal or state employment law, including, without limitation, COBRA, HIPAA, FMLA, FLSA and/or OSHA.

ARTICLE XII

NOTICES

12.1                    Notices.  Except as otherwise provided in this Agreement, all notices, demands, requests, consents, approvals and other communications (each a “Notice,” collectively “Notices”) required or permitted to be given under this Agreement, or which are to be given with respect to this Agreement, shall be in writing and shall be (i) personally delivered, (ii) transmitted by legible facsimile or email transmission prior to 5:00 p.m. (Denver local time), (iii) delivered by United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (iv) delivered by reputable overnight delivery service with proof of delivery, addressed to the party as designated below:

If intended for Seller, to:

Denver Downtown Hotel LLC
c/o Cornerstone Real Estate Advisers LLC
150 South Wacker Drive
Suite 350
Chicago, Illinois 60606
Attention: Daniel J. Sheline, Vice President
Facsimile: (312) 465-1480
Email: dsheline@cornerstoneadvisers.com

and

c/o Cornerstone Real Estate Advisers LLC
180 Glastonbury Boulevard
Suite 200
Glastonbury, Connecticut 06033
Attention: John J. Phillips, Esq., Vice President and Regional Counsel
Facsimile: (860) 509-2002
Email: jjphillips@Cornerstoneadvisers.com

and

Davis Wright Tremaine LLP
865 S. Figueroa Street
Suite 2400
Los Angeles, California 90017
Attention:  Mark Nelson, Esq.
Facsimile:  (213) 633-4243
Email: marknelson@dwt.com

If intended for Purchaser, to:

CWI 2 Denver Downtown Hotel, LLC
c/o Watermark Capital Partners LLC
272 E. Deerpath Road, Suite 320
Lake Forest, Illinois 60045
Attention: Michael G. Medzigian
Facsimile:  (847) 482-8696
Email:  medzigian@watermarkcap.com

Copies to:

Paul Hastings LLP
515 S. Flower St., 25th Floor
Los Angeles, California 90071
Attention: Rick S. Kirkbride, Esq.
Facsimile: (213) 996-3261
Email:   rickkirkbride@paulhastings.com

Notice personally delivered shall be deemed received when delivered.  Notice mailed by expedited delivery service or mail shall be deemed received by the addressee as of the date of first attempted delivery.  Notice transmitted by facsimile shall be deemed received by the addressee upon sender’s receipt of confirmation thereof, provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (i), (iii) or (iv) of this Section 12.1. Either party may at any time change the address for notice to such party by mailing a Notice of such change as aforesaid (such notice of change of address to be effective five (5) days after the recipient’s receipt of the same).  Counsel to any party, as identified above, may deliver any notice required or permitted to be given under this Agreement with the same force and effect as if such notice was given by the party represented by such counsel.

ARTICLE XIII

ADDITIONAL COVENANTS

13.1                    Additional Covenants.  In addition, the parties agree as follows:

(a)                               Brokerage.  Purchaser and Seller represent and warrant to each other that they have not had any dealings with any broker, agent or finder relating to the sale of the Property or the transactions contemplated hereby other than Hodges Ward Elliott (the “Broker”), which is Seller’s exclusive representative.  Each party hereto agrees to indemnify and hold the other party and its Indemnitees harmless against and from any and all Liabilities incurred by the other party arising out of or resulting from any claim for brokerage commissions, compensation or fees by any broker, agent or finder based upon any act or omission by the indemnifying party (other than Broker, which Seller is compensating under a separate agreement in connection with the sale of the Property), or the transactions contemplated hereby resulting from the acts of the indemnifying party.  The provisions of this Section 13.1(a) shall survive Closing or any termination of this Agreement.

(b)                              Guest Baggage.  All baggage or other property of guests that has been checked with, left in the care of Seller or in the Hotel’s lost and found as of the Cut-Off Time shall be inventoried, sealed and tagged jointly by Seller and Purchaser.  Purchaser hereby agrees to indemnify Seller and its Indemnitees against any Liabilities in connection with such baggage and property arising out of the acts of omissions of Purchaser or its Affiliates (or any of their employees or agents) on or after the Closing Date.  Seller hereby agrees to indemnify Purchaser and its Indemnitees against any Liabilities in connection with such baggage and property arising out of the acts or omissions of Seller or its Affiliates (or any of their employees or agents) prior to the Closing Date.  The provisions of this Section 13.1(b) shall survive Closing.

(c)                               Safe Deposits.  Not later than two (2) days prior to the Closing, Seller shall send, or cause the Manager to send, written notice to guests or other persons who have safe deposit boxes at the Hotel advising of the sale of the Hotel and requesting verification or removal of the contents within one (1) day.  The safe deposit boxes of guests or other persons not responding to said written notice shall be opened only in the presence of representatives of both Seller (or Manager) and Purchaser.  The contents of all boxes opened as aforesaid shall be listed at the time such boxes are opened and each such list shall be signed by or on behalf of the Manager or on behalf of Seller and Purchaser, and Purchaser shall not be responsible for any items claimed to have been in said boxes unless such items are included in such list.  Seller agrees to indemnify, defend and hold Purchaser and its Indemnitees harmless from and against any Liabilities for any items claimed to have been in said boxes but not included in such list and Purchaser agrees to indemnify, defend and hold Seller and its Indemnitees harmless from and against any Liabilities for items claimed to have been in said boxes and included in such list and all Liabilities with respect thereto arising out of or related to the acts or omissions of Purchaser or its Affiliates (or any of their employees or agents) on or after the Closing Date.  The provisions of this Section 13.1(c) shall survive Closing.

(d)                             Books and Records.  The transaction contemplated hereby includes the Books and Records of Seller pertaining to the business of the Hotel.  Purchaser covenants and agrees that such Books and Records will remain in the Hotel for examination and audit by Seller and its agents after the Closing as provided in this Section 13.1(d).  Books and Records not pertaining to the business of the Hotel may be removed by Seller within a reasonable time after the Closing Date.  Purchaser agrees to preserve all books and records, files and correspondence, for at least two (2) years after the Closing Date, and not to destroy or dispose of the same, for at least two (2) years after the Closing Date.  Purchaser agrees to provide access to Seller and its representatives, to such books, records, files and correspondence at all reasonable times upon reasonable advance written notice.  Purchaser’s obligations under this Section 13.1(d) shall survive for two (2) years after the Closing Date.

13.2                    Liquor License.  As soon as reasonably practicable following the Effective Date, but in no event later than ten (10) days following the Effective Date, Purchaser shall submit an application for a temporary liquor license, along with all required fees and schedules, supporting documentation and the like, to the appropriate governmental entity(ies) and shall diligently and in good faith pursue obtaining a temporary liquor license through the Closing Date (and any extension thereof).  Seller and Manager will reasonably cooperate with Purchaser, at no material expense to Seller or Manager, in connection with Purchaser’s diligent and good faith efforts to submit an application for and to obtain a temporary liquor license(s) for the operation of the restaurants, bars and lounges presently located within the Hotel.  If despite using such diligent and good faith efforts, Purchaser is not able to obtain such temporary liquor license(s) on or before the Closing Date, the Closing Date shall be extended as reasonably necessary for Purchaser to obtain such temporary liquor license(s), such extension not to exceed ten (10) Business Days.  Purchaser specifically acknowledges and agrees that the issuance of a temporary liquor license to Purchaser on or before the Closing Date shall not be a condition to Purchaser’s obligation to close the transaction contemplated under this Agreement and shall not result in any reduction in the Purchase Price.  Seller shall transfer to Purchaser (at no cost to Purchaser and with no adjustment to the Purchase Price) all alcoholic beverage inventory which is located at or held for use in the Hotel immediately after Purchaser has obtained a valid and effective temporary permit entitling Purchaser to sell alcoholic beverages at the Hotel. This Section 13.2 shall survive the Closing.

ARTICLE XIV

DEFAULTS AND REMEDIES

14.1                    Seller’s Remedies.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF THE SALE OF THE PROPERTY TO PURCHASER IS NOT CONSUMMATED AS A RESULT OF PURCHASER’S DEFAULT UNDER THIS AGREEMENT, SELLER SHALL BE ENTITLED, AS ITS SOLE REMEDY, TO RETAIN THE DEPOSIT AS SELLER’S LIQUIDATED DAMAGES.  THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF PURCHASER’S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE EFFECTIVE DATE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT LIMIT SELLER’S RIGHTS TO RECEIVE REIMBURSEMENT FOR ATTORNEYS’ FEES, NOR WAIVE OR AFFECT SELLER’S RIGHTS AND PURCHASER’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS AGREEMENT.  THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF ANY APPLICABLE STATUTE OR LAW, BUT

IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER.  THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION.

INITIALS:                      Seller                     Purchaser

Nothing contained in this Section 14.1 shall limit or prevent Seller from (a) asserting any legal or equitable claims against Purchaser for any breaches under this Agreement other than the failure of Purchaser to consummate the sale contemplated by this Agreement, including without limitation, Purchaser’s obligations with respect to any indemnification of Seller under this Agreement or obligation to pay attorneys’ fees and other amounts under Section 16.13, (b) enforcing any indemnity obligation of Purchaser under this Agreement or preclude Seller from obtaining a damage award in connection therewith or (c) enforcing Purchaser’s other obligations and liabilities which survive a termination of this Agreement.

14.2                    Purchaser’s Remedies.  If Seller fails to perform its Obligations under this Agreement for any reason except the failure of any condition precedent to Seller’s Obligations under this Agreement, without default by Purchaser, then Purchaser’s sole remedies shall be: (a) to terminate this Agreement by giving Seller written notice of such election prior to or at Closing whereupon (i) Escrow Company shall promptly return to Purchaser the Earnest Money Deposit, together with all interest earned thereon, (ii) Seller shall promptly reimburse Purchaser for all third-party out-of-pocket costs actually incurred by Purchaser in connection with its investigation and efforts to purchase and finance the purchase of the Property, including, without limitation, actual fees and costs of counsel and consultants and actual loan fees and costs; provided, however, that the aggregate amount of such reimbursement payment shall not exceed Two Hundred Twenty-Five Thousand and No/100th Dollars ($225,000), and (iii) the parties shall be released from all further obligations hereunder, except for obligations which expressly survive the termination of this Agreement, (b) to seek specific performance of the Seller’s obligations hereunder, provided Purchaser institutes an action for specific performance within thirty (30) days following the earlier of (i) the date Purchaser delivers written notice of default to Seller and (ii) the Closing Date, or (c) to waive the default of Seller and close on the Closing Date, without reduction in the Purchase Price.  Notwithstanding the election made by Purchaser, Purchaser shall not have the right to seek damages for Seller’s default, which right is hereby knowingly, expressly and irrevocably waived by Purchaser except as set forth in clause (a)(ii) of this Section 14.2.  In addition, as material consideration to Seller’s entering into this Agreement with Purchaser, Purchaser expressly waives any right under applicable laws, rules or regulations, or otherwise, to record or file a lis pendens or a notice of pendency of action or similar notice against all or any portion of the Property (except in connection with any action filed by Purchaser for specific performance of this Agreement pursuant to the foregoing provisions of this Section 14.2).

ARTICLE XV

ASSUMED AND RETAINED LIABILITIES; INDEMNIFICATION

15.1                    Assumed Liabilities.  At Closing, Purchaser shall assume all liabilities (collectively, the “Assumed Liabilities”) (i) with respect to the Property to the extent first arising or accruing on or after the Closing Date including, without limitation, (A) liabilities to the extent accruing on or after the Closing Date under the Leases, equipment leases, Hotel Contracts and Bookings, (B) liabilities relating to the Property resulting from any third-party claim for personal injury or property damage, which injury or damage occurred on or after the Closing Date, and (C) liabilities arising from the employment of, or the provision of services to the Property by, those Employees retained or rehired by Purchaser or Manager, to the extent first arising or occurring on or after the Closing Date; (ii) with respect to taxes relating to the Property to the extent first arising and accruing on or after the Closing Date; and (iii) for payment of obligations relating to the Property arising or accruing prior to the Closing Date to the extent that Purchaser receives a credit therefor pursuant to this Agreement (and then only to the extent of such credit).  Purchaser hereby agrees to defend, indemnify and hold harmless Seller and its members and managers and their respective partners, directors, employees, shareholders, members, managers, advisors and other agents and their respective partners, members, managers, directors, employees and shareholders (collectively, “Seller Indemnitees”) from and against any and all loss, damage, cost, claim, liability or expense (including, without limitation, court costs and reasonable attorneys’ fees) suffered or incurred by Seller or Seller Indemnitees as a result of any of the Assumed Liabilities.

15.2                    Retained Liabilities.  Except as otherwise expressly provided in Section 15.1 above, at Closing, Seller shall retain all liabilities (collectively, the “Retained Liabilities”) (i) relating to the Property or the Hotel to the extent first arising or accruing prior to the Closing Date, including, without limitation, (A) liabilities to the extent accruing prior to the Closing Date under the Bookings, Leases, equipment leases and Hotel Contracts, (B) liabilities resulting from any third-party claim for personal injury or property damage which injury or damage first occurred prior to the Closing Date, (C) liabilities arising from the employment of, or the provision of services to the Property by, employees of Seller or Manager, arising or accruing prior to the Closing Date (specifically excluding liabilities for which Purchaser is responsible as provided under Section 11.2 hereof), and (D) any indebtedness, accounts payable, liabilities or obligations of any kind or nature related to (x) Seller or (y) the Property which arise or accrue prior to Closing Date; and (ii) with respect to taxes relating to the Property, to the extent first arising or accruing prior to the Closing Date, but expressly excluding, in each case (that is, (i) and (ii)), all liabilities for payment of obligations arising or accruing prior to the Closing Date to the extent that Purchaser receives a credit therefor pursuant to this Agreement (and then only to the extent of such credit).  In no event shall the Retained Liabilities include claims that are barred by the provisions of Section 2.2 hereof.  In addition, and notwithstanding anything to the contrary contained herein, in no event shall the Retained Liabilities include any costs or fees associated with the assignment or termination of the Franchise Agreement, as more particularly set forth in Section 4.12 above, other than Seller’s attorneys’ fees and costs incurred in connection therewith.  Seller hereby agrees to indemnify, defend and hold harmless Purchaser and its members and managers, and their respective partners, directors, employees, shareholders, members, managers, advisors and other agents and their respective partners, directors, employees, shareholders, members and managers (collectively, “Purchaser Indemnitees”), of and from all liabilities, losses, damages, costs or expenses (including, without limitation, court costs and reasonable attorneys’ fees) which Purchaser or Purchaser Indemnitees may suffer or incur by reason of any of the Retained Liabilities.

ARTICLE XVI

MISCELLANEOUS

16.1                    Assignment.  Neither all nor any portion of Purchaser’s interest under this Agreement may be sold, assigned, encumbered, conveyed or otherwise transferred, whether directly or indirectly, voluntarily or involuntarily, or by operation of law or otherwise including, without limitation, by a transfer of interest in Purchaser (collectively, a “Transfer”), without the prior written consent of Seller, which consent may be granted or denied in Seller’s sole and absolute discretion.  Any attempted Transfer without Seller’s consent shall be null and void. Any request by Purchaser for Seller’s consent to a Transfer shall set forth in writing the details of the proposed Transfer, including, without limitation, the name, ownership and financial condition of the prospective transferee and the financial details of the proposed Transfer.  Notwithstanding the foregoing, Purchaser, upon prior written notice to Seller given not less than ten (10) Business Days prior to the Closing (which time period is agreed to be material and is required to permit Seller properly to prepare, execute and deliver the items required to be delivered by it pursuant to this Agreement), which notice specifies the exact legal name, address and any other information necessary for the preparation of the closing documents to be delivered under this Agreement, may assign its rights and delegate is duties under this Agreement to an entity that is wholly owned or controlled, directly or indirectly, by Purchaser, W.P. Carey, Inc., Carey Watermark Investors Incorporated, Carey Watermark Investors 2 Incorporated, Watermark Capital Partners, LLC, or any entity managed or advised by Purchaser, W.P. Carey, Inc., Carey Watermark Investors Incorporated, Carey Watermark Investors 2 Incorporated or Watermark Capital Partners, LLC for the purposes of closing on the transaction provided (i) only one such assignment shall be made; (ii) such assignment shall not delay the Closing; (iii) such assignment shall not require Seller to obtain any additional or revised third party consents, certificates or approvals; provided, however, Purchaser shall remain liable for Purchaser’s obligations hereunder until the Closing has occurred notwithstanding such assignment.  In the event Purchaser so assigns and delegates its rights and duties under this Agreement, it shall deliver to Seller at or prior to Closing an instrument of assignment and assumption evidencing such assignment and delegation.  No Transfer, whether with or without Seller’s consent:  (i) shall operate to release Purchaser or alter Purchaser’s primary liability to perform the obligations of Purchaser under this Agreement; or (ii) shall cause Seller to incur any cost or other economic detriment in connection with such Transfer.  Purchaser shall pay any and all additional costs and expenses (including, without limitation, reasonable attorneys’ fees, charges, and disbursements other than non-material legal expenses related to the preparation of the closing documents) incurred by Seller that would not otherwise have been incurred by Seller had Purchaser not caused a Transfer.

16.2                    Modifications.  This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought

16.3                    Calculation of Time Periods; Time is of the Essence.  Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a Business Day, in which event the period shall run until the end of the next Business Day.  The final day of any such period shall be deemed to end at 5:00 p.m. (Denver local time).  Time is of the essence with respect to each and every term and provision of this Agreement.

16.4                    Successors and Assigns.  Subject to limitations on assignment set forth in this Section 16.4, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

16.5                    Entire Agreement.  This Agreement, including the Exhibits attached hereto, contains the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

16.6                    Further Assurances.  Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement.  Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property.  The provisions of this Section 16.6 shall survive Closing.

16.7                    Survival.  Subject to Section 5.3 hereof, the representations, warranties, obligations, covenants, agreements, undertakings and indemnifications of Seller and Purchaser contained in this Agreement and in any closing documents delivered in connection with this Agreement shall survive the Closing.

16.8                    Construction.  This Agreement shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

16.9                    No Third-Party Beneficiary.  The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

16.10            Governing Law.  THIS AGREEMENT IS PERFORMABLE IN THE STATE IN WHICH THE LAND IS LOCATED AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF SUCH STATE.  SELLER AND PURCHASER

HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE LAND IS LOCATED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE LAND IS LOCATED.  PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION 16.10 SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

16.11            Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument.  In order to expedite the transaction contemplated herein, telecopied, facsimile, PDF. or other electronic signatures may be used in place of original signatures on this Agreement.  Seller and Purchaser intend to be bound by the signatures on the telecopied, PDF. or other electronic document, are aware that the other party will rely on the telecopied, PDF. or other electronic signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

16.12            Severability.  If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

16.13            Attorneys’ Fees.  If any action or proceeding is commenced by either party to enforce their rights under this Agreement or to collect damages as a result of the breach of any of the provisions of this Agreement, the prevailing party in such action or proceeding, including any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, in addition to any other relief awarded by the court at trial, on appeal or upon any review.

16.14            Waiver of Jury Trial.  Seller and Purchaser, to the extent they may legally do so, hereby expressly waive any right to trial by jury of any claim, demand, action, cause of action or proceeding arising under or with respect to this Agreement, or in any way connected with, or related to, or incidental to, the dealings of the parties hereto with respect to this Agreement or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort or otherwise.  To the extent they may legally do so, Seller and Purchaser hereby agree that any such claim, demand, action, cause of action or proceeding shall be decided by a court trial without a jury and that any party hereto may file an original counterpart or a copy of this Section 16.14 with any court as written evidence of the consent of the other party or parties hereto to waiver of its or their right to trial by jury.

16.15            No Waiver.  Failure of either party at any time to require performance of any provision of this Agreement shall not limit the party’s right to enforce the provision.  Waiver of any breach of any provision shall not be a waiver of any succeeding breach of the provision or a waiver of the provision itself or any other provision.

16.16            No Reservation of Property.  The preparation and/or delivery of unsigned drafts of this Agreement shall not create any legally binding rights in the Property and/or obligations of the parties, and Purchaser and Seller acknowledge that this Agreement shall be of no effect until it is duly executed by both Purchaser and Seller.

16.17            No Recordation.  Purchaser shall not record this Agreement, nor any memorandum or other notice of this Agreement, in any public records.

16.18            Exclusivity.  From the Effective Date until the Closing Date or earlier termination of this Agreement, neither Seller nor any of its Affiliates shall (a) solicit offers for the Property or the Hotel; (b) negotiate for the sale, refinance or recapitalization of the Property or the Hotel (other than with Purchaser); (c) enter into any letter of intent to sell or agreement to sell, the Property or the Hotel (whether directly or indirectly) to any person other than Purchaser; and/or (d) exchange any written offer, term sheet or letter of intent to sell the Property or the Hotel to any person other than Purchaser.  Seller agrees to direct Broker to cease the marketing of the Property.  Such restrictions shall be in effect until the earlier of (i) the Closing Date, or (ii) the termination of this Agreement by either party pursuant to the terms and conditions hereof; and thereafter shall be null and void and of no further force or effect.

16.19            Miscellaneous Local Requirements and Provisions.  (a) Colorado Special Taxing Districts. SPECIAL TAXING DISTRICTS IN COLORADO MAY BE SUBJECT TO GENERAL OBLIGATIONS INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS.  PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. PURCHASER SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS, AND THE POTENTIAL FOR INCREASE IN SUCH MILL LEVIES.

ARTICLE XVII

GENERAL ESCROW PROVISIONS

17.1                    General Escrow Provisions.  The obligations and rights of the Escrow Company under this Agreement shall be subject to the following terms and conditions:

(a)                               The duties and obligations of Escrow Company shall be determined solely by the express provisions of this Agreement and no implied duties or obligations shall be implied against Escrow Company.  Further, Escrow Company shall be under no obligation to refer to any other document between or among Purchaser and Seller referred to in or related to this Agreement, unless Escrow Company is provided with a copy of such document and consents thereto in writing.

(b)                              Escrow Company shall not be liable to anyone by reason of any error of judgment, or for any act done or step taken or omitted by Escrow Company in good faith, or for any mistake of fact or law, or for anything which Escrow Company may do or refrain from doing in connection herewith, unless caused by or arising out of Escrow Company’s actual and intentional misconduct or gross negligence.

(c)                               Escrow Company shall be entitled to rely, and shall be protected in acting in reliance, upon any writing furnished to Escrow Company by either Purchaser or Seller and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to Escrow Company.  Escrow Company may rely on any affidavit of either Purchaser or Seller or any other person as to the existence of any facts stated therein to be known by the affiant.

(d)                             If Seller shall become entitled to retain or receive the Earnest Money Deposit or other amount paid under this Agreement, Escrow Company shall pay the same to Seller together with all interest earned thereon and if Purchaser shall become entitled to a return of the Earnest Money Deposit or other amount paid under this Agreement, Escrow Company shall pay the same to Purchaser, including all interest earned thereon; provided, however, that no disbursement pursuant to this subsection shall be made by Escrow Company until the third (3rd) Business Day following the receipt or deemed receipt of notice by Seller and Purchaser from Escrow Company of its intention to so disburse, and disbursement made by Escrow Company after the passage of such three (3) Business Day period shall relieve Escrow Company from all liability in connection with such disbursement unless such disbursement is proscribed by order of a court of competent jurisdiction or objected to in writing by Seller or Purchaser.  If such disbursement is objected to in writing by Seller or Purchaser within such three (3) Business Day period, then Escrow Company shall not make such disbursement until unanimously instructed in writing by Purchaser and Seller, or is directed to make such disbursement by a court of competent jurisdiction.

(e)                               In the event of any disagreement between Purchaser and Seller resulting in adverse claims and demands being made in connection with or against the funds held in escrow, Escrow Company shall refuse to comply with the claims or demands of either party until such disagreement is finally resolved (i) by a court of competent jurisdiction (in proceedings which Escrow Company or any other party may initiate, it being understood and agreed by Purchaser and Seller that Escrow Company has authority (but not the obligation) to initiate such proceedings), or (ii) by an arbitrator in the event that Purchaser and Seller mutually and jointly determine to submit the dispute to arbitration pursuant to the rules and under the jurisdiction of the American Arbitration Association, and in so doing Escrow Company shall not be or become liable to a party, or (iii) by written settlement between Purchaser and Seller.

(i)                                  Purchaser and Seller each agree to jointly and severally indemnify and hold harmless Escrow Company against any and all Liabilities incurred by Escrow Company (except to the extent the Escrow Company willfully disregards any provision of this Agreement to which it is bound) in connection with or as a result of any disagreement between Purchaser and Seller under this Agreement or otherwise incurred by Escrow Company in any way on account of its role as Escrow Company.

(f)                                Escrow Company in its sole discretion shall have the right to resign as Escrow Company under this Agreement, provided that it shall provide both Purchaser and Seller with at least fifteen (15) days written notice of such resignation pursuant to the notice provisions of this Agreement.  Upon any such resignation, Escrow Company shall transfer the Earnest Money Deposit and any other amounts held by Escrow Company including any interest earned thereon to a successor Escrow Company jointly approved by Purchaser and Seller, whereupon the original Escrow Company shall have no further obligation or liability whatsoever as Escrow Company under this Agreement.

(g)                              Escrow Company may pay the Earnest Money Deposit into a court of competent jurisdiction upon commencement by the Escrow Company of an interpleader action in such court.  The reasonable out-of-pocket costs and attorneys’ fees of the Escrow Company for such interpleader action shall be paid by the losing party in such interpleader action.

(h)                              The rights and immunities of Escrow Company hereunder shall apply equally to its partners, counsel, associates, employees, affiliates and agents.

(i)                                  All of Escrow Company’s obligations under this Agreement shall automatically terminate upon disbursing the Earnest Money Deposit and any other amounts held by Escrow Company as set forth above.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement for Sale and Purchase and Joint Escrow Instructions to be executed, all as of the day and year first above written.

SELLER:

DENVER DOWNTOWN HOTEL LLC,
a Delaware limited liability company

By:	Cornerstone Real Estate Advisers LLC,
a Delaware limited liability company
its Manager

	By:	/s/ Daniel J. Sheline
	Name:	Daniel J. Sheline
	Title:	Vice President

PURCHASER:

CWI 2 DENVER DOWNTOWN HOTEL, LLC,
a Delaware limited liability company

By:	/s/ Michael G. Medzigian
Michael G. Medzigian
President and Chief Executive Officer

S-2

The undersigned agrees to (a) perform as Escrow Company, (b) abide by the terms of this Agreement with respect to the Escrow and (c) disburse the Earnest Money Deposit to the party entitled thereto in accordance with this Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ Eric Liang
Name:	Eric Liang
Title:	Underwritting Counsel

3

Article I DEFINITIONS AND REFERENCES		1
1.1	Definitions	1
1.2	References	10
Article II SALE AND PURCHASE; “AS-IS,” “WHERE-IS” SALE		10
2.1	Sale and Purchase	10
2.2	As-is, Where-is	10
Article III PURCHASE PRICE		14
3.1	Purchase Price	14
3.2	Earnest Money Escrow Agreement	15
Article IV INSPECTION		15
4.1	Inspection Period	15
4.2	Review and Inspection	16
4.3	Testing	17
4.4	Acceptance or Rejection	17
4.5	Confidentiality; Publicity	17
4.6	Indemnification; Insurance	18
4.7	Title and Survey	18
4.8	Title Policy	20
4.9	Equipment Leases	20
4.10	Hotel Contracts	21
4.11	Management Agreement	21
4.12	Franchise Agreement	21
4.13	Cooperation with Purchaser’s Auditors and Purchaser’s SEC Filing Requirements	22
Article V REPRESENTATIONS AND WARRANTIES		23
5.1	Representations and Warranties of Seller	23
5.2	Representations and Warranties of Purchaser	26
5.3	Duration of Representations and Warranties; Limitations on Liability	28
Article VI CLOSING AND CLOSING DELIVERIES		29
6.1	Closing	29
6.2	Escrow	29
6.3	Seller’s Deliveries	29
6.4	Purchaser’s Deliveries	31
6.5	Closing Costs	32

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6.6	Concurrent Transactions	33
6.7	Possession	33
6.8	Allocation of Purchase Price; Sales Tax	33
Article VII ADJUSTMENTS AND PRORATIONS—CLOSING STATEMENTS		33
7.1	Adjustments and Prorations	33
7.2	Regarding Hotel Prorations Generally	37
7.3	Payment	38
7.4	Closing Statements	38
Article VIII CONDITIONS PRECEDENT		39
8.1	Conditions Precedent to Seller’s Obligations	39
8.2	Conditions Precedent to Purchaser’s Obligations	39
8.3	Failure or Waiver of Conditions Precedent	40
Article IX ACTIONS AND OPERATIONS PENDING CLOSING		41
9.1	Covenants of Seller	41
9.2	Covenants of Purchaser	43
Article X CASUALTIES AND TAKINGS		43
10.1	Casualties	43
10.2	Takings	44
Article XI EMPLOYEES		44
11.1	Employees	44
11.2	Indemnity	45
Article XII NOTICES		46
12.1	Notices	46
Article XIII ADDITIONAL COVENANTS		47
13.1	Additional Covenants	47
13.2	Liquor License	49
Article XIV DEFAULTS AND REMEDIES		49
14.1	Seller’s Remedies	49
14.2	Purchaser’s Remedies	50
Article XV ASSUMED AND RETAINED LIABILITIES; INDEMNIFICATION		51
15.1	Assumed Liabilities	51
15.2	Retained Liabilities	51
Article XVI MISCELLANEOUS		52
16.1	Assignment	52

ii

16.2	Modifications	52
16.3	Calculation of Time Periods; Time is of the Essence	53
16.4	Successors and Assigns	53
16.5	Entire Agreement	53
16.6	Further Assurances	53
16.7	Survival	53
16.8	Construction	53
16.9	No Third-Party Beneficiary	53
16.10	Governing Law	53
16.11	Counterparts; Facsimile Signatures	54
16.12	Severability	54
16.13	Attorneys’ Fees	54
16.14	Waiver of Jury Trial	54
16.15	No Waiver	54
16.16	No Reservation of Property	55
16.17	No Recordation	55
16.18	Exclusivity	55
16.19	Miscellaneous Local Requirements and Provisions	55
Article XVII GENERAL ESCROW PROVISIONS		55
17.1	General Escrow Provisions	55

iii

LIST OF EXHIBITS AND SCHEDULES

Exhibit A:	Hotel Parcel Legal Description
Exhibit B:	Excluded Assets
Exhibit C:	Litigation; Violations; Condemnation; Pending Claims
Exhibit D:	Form of Special Warranty Deed
Exhibit E:	Form of Bill of Sale
Exhibit F:	Form of General Assignment
Exhibit G:	Form of Certification of Non-Foreign Status
Exhibit H:	List of Leases
Exhibit I:	List of Hotel Contracts
Exhibit J:	Form of Guaranty
Exhibit K:	Intentionally Omitted
Exhibit L:	Audit Request Materials
Exhibit M:	Form of Audit Representation Letter
Exhibit N	Owner Pro-forma Title Policy
Exhibit O	Purchase Price Allocation
Exhibit P	Carpet Contracts

Schedule 5.1(l):	Insurance Certificates

i

EXHIBIT A

HOTEL PARCEL LEGAL DESCRIPTION

Real property in the City of Denver, County of Denver, State of Colorado, described as follows:

PARCEL 1:

Lots 7 through 12, Block 138, East Denver, City and County of Denver, State of Colorado.

PARCEL 2:

Lots 13 through 16, Block 138, East Denver, excepting therefrom, those portions of Lots 15 and 16 conveyed to the Regional Transportation District by Deeds recorded April 20, 1993 at Reception No. 93-0049591 and 93-0049592, City and County of Denver, State of Colorado.

PARCEL 3:

[Intentionally Deleted]

PARCEL 4:

[Intentionally Deleted]

PARCEL 5:

Together with rights in the nature of an interest in real estate, if any, as contained in the Assignment, Deed and Agreement Concerning Transferable Development Rights by and among HEX/SCT Equitable, LLC, a Colorado limited liability company and WMB IX, LLC, a Colorado limited liability company, recorded October 28, 2005 at Reception No. 2005183969 with the conveyance being granted by the Denver Zoning Administration in Certificate of Undeveloped Area recorded April 14, 2005 at Reception No. 2005062575.

PARCEL 6:

Together with rights in the nature of an interest in real estate, if any, as contained in the Assignment, Deed and Agreement Concerning Transferable Development Rights by and among Baldwin Residences, LLC, a Colorado limited liability company and WMB IX, LLC a Colorado limited liability company, recorded October 28, 2005 at Reception No. 2005183970, with the conveyance being granted by the Denver Zoning Administration in Certificate of Undeveloped Area recorded April 14, 2005 at Reception No. 2005062574.

PARCEL 7:

Together with a non-exclusive easement related to maintenance as more particularly set for in Article 2.1 of that certain Party Wall Agreement and Easement Agreement for Tie-Backs and Maintenance, recorded June 10, 2008 at Reception No. 2008079834, as amended by that certain

Exhibit A

First Amendment recorded July 23, 2008 at Reception No. 2008102123, and as further amended by that certain Second Amendment recorded January 15, 2009 at Reception No. 2009004882.

PARCEL 8:

[Intentionally Deleted]

Exhibit A

EXHIBIT B

EXCLUDED ASSETS

NONE

Exhibit B

EXHIBIT C

LITIGATION; VIOLATIONS; CONDEMNATION; PENDING CLAIMS; TAX CONTROVERSIES; INSURANCE CLAIMS; ENVIRONMENTAL NOTICES; LIQUOR LICENSE NOTICES

1.            Pending Property/Boiler & Machinery claim with Lexington Insurance Company (Policy #21565523) for water damage caused by fire sprinkler on December 30, 2014.

2.            Workers’ compensation claims set forth in Schedule 1 attached hereto and made a part hereof.

Exhibit C

EXHIBIT D

FORM OF SPECIAL WARRANTY DEED

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

[________________________________]

[________________________________]

[________________________________]

SPECIAL WARRANTY DEED

FOR VALUE RECEIVED, DENVER DOWNTOWN HOTEL LLC, a Delaware limited liability company (“Grantor”), having an address _________________________________, for and in consideration of the sum of TEN AND NO/100TH DOLLARS ($10.00) and other good and valuable consideration in hand paid by CWI DENVER DT HOTEL, LLC, a Delaware limited liability company (“Grantee”), whose mailing address is 272 E. Deerpath Road, Suite 320, Lake Forest, Illinois 60045, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, SOLD AND CONVEYED and by these presents does GRANT, SELL AND CONVEY all that certain real property (the “Property”) situated in the County of Denver, State of Colorado, and more particularly described on Schedule 1 attached hereto and by this reference incorporated herein.

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anyway belonging unto the Grantee, its successors and assigns forever.  Grantor, for itself and its successors and assigns, hereby agrees that it shall WARRANT AND DEFEND the Property in the quiet and peaceable possession unto the Grantee, its successors and assigns, against all and every person claiming the whole or any part thereof, by, through or under the Grantor and no others, subject to:

(i)                                  the lien of all general and special real estate taxes and assessments not yet delinquent as of the date hereof;

(ii)                              all local, state and federal laws, rules, ordinances and governmental regulations, including but not limited to, building and zoning laws, rules, ordinances and regulations now or hereafter in effect relating to the Property;

(iii)                          the rights of hotel guests, as guests only, which occupy the Property or have a reservation for rooms, food and beverages, meetings and other customary hotel uses as of the date hereof;

(iv)                          all rights of tenants in possession, as tenants only; and

Exhibit D

(v)                              all items appearing of record or which would be disclosed by an accurate survey and/or inspection of the Property.

By acceptance of this deed, Grantee shall be deemed to have accepted and agreed to the foregoing provisions set forth in this deed, including all agreements of Grantee as provided herein.

[Signature Page Follows]

Exhibit D

IN WITNESS WHEREOF, the undersigned has executed this Special Warranty Deed dated as of ____________________, 2015.

SELLER:

DENVER DOWNTOWN HOTEL LLC,
a Delaware limited liability company

By:	Cornerstone Real Estate Advisers LLC,
a Delaware limited liability company
its Manager

By:
Name:
Title:

Exhibit D

SCHEDULE 1 TO SPECIAL WARRANTY DEED

LEGAL DESCRIPTION

Real property in the City of Denver, County of Denver, State of Colorado, described as follows:

PARCEL 1:

Lots 7 through 12, Block 138, East Denver, City and County of Denver, State of Colorado.

PARCEL 2:

Lots 13 through 16, Block 138, East Denver, excepting therefrom, those portions of Lots 15 and 16 conveyed to the Regional Transportation District by Deeds recorded April 20, 1993 at Reception No. 93-0049591 and 93-0049592, City and County of Denver, State of Colorado.

PARCEL 3:

[Intentionally Deleted]

PARCEL 4:

[Intentionally Deleted]

PARCEL 5:

Together with rights in the nature of an interest in real estate, if any, as contained in the Assignment, Deed and Agreement Concerning Transferable Development Rights by and among HEX/SCT Equitable, LLC, a Colorado limited liability company and WMB IX, LLC, a Colorado limited liability company, recorded October 28, 2005 at Reception No. 2005183969 with the conveyance being granted by the Denver Zoning Administration in Certificate of Undeveloped Area recorded April 14, 2005 at Reception No. 2005062575.

PARCEL 6:

Together with rights in the nature of an interest in real estate, if any, as contained in the Assignment, Deed and Agreement Concerning Transferable Development Rights by and among Baldwin Residences, LLC, a Colorado limited liability company and WMB IX, LLC a Colorado limited liability company, recorded October 28, 2005 at Reception No. 2005183970, with the conveyance being granted by the Denver Zoning Administration in Certificate of Undeveloped Area recorded April 14, 2005 at Reception No. 2005062574.

PARCEL 7:

Together with a non-exclusive easement related to maintenance as more particularly set for in Article 2.1 of that certain Party Wall Agreement and Easement Agreement for Tie-Backs and Maintenance, recorded June 10, 2008 at Reception No. 2008079834, as amended by that certain

Exhibit D

First Amendment recorded July 23, 2008 at Reception No. 2008102123, and as further amended by that certain Second Amendment recorded January 15, 2009 at Reception No. 2009004882.

PARCEL 8:

[Intentionally Deleted]

Exhibit D

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California	)
) ss

County of ______________________)

On ____________________, 2015 before me, _______________________________________, a Notary Public in and for said State, personally appeared _____________________________________________, who proved to me on the basis of satisfactory evidence to be the person (s) whose name (s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her their authorized capacity (ies), and that by his/her/their signature (s) on the instrument the person (s), or the entity upon behalf of which the person (s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

Exhibit D

EXHIBIT E

FORM OF BILL OF SALE

BILL OF SALE

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DENVER DOWNTOWN HOTEL LLC, a Delaware limited liability company (collectively, “Seller”), in connection with the sale of certain real property located in Denver, Colorado, which is more particularly described in the Purchase Agreement (as defined below), hereby grants, assigns, transfers, conveys and delivers to CWI 2 Denver Downtown Hotel, LLC, a Delaware limited liability company (“Purchaser”), each and every item of “Personal Property”, but excluding all “Excluded Assets” and “Excluded Materials”, as such terms are defined in that certain Agreement for Sale and Purchase of Hotel and Joint Escrow Instructions dated as of September 16, 2015, between Seller and Purchaser, as amended from time to time (as amended, the “Purchase Agreement”).  The foregoing assignment and conveyance is made and accepted subject to all representations, warranties, covenants, indemnities and other provisions of the Purchase Agreement.  This Bill of Sale shall be governed by the laws of the State of Colorado.

[Signature Page Follows]

Exhibit E

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of [_______________], 2015.

DENVER DOWNTOWN HOTEL LLC,
a Delaware limited liability company

By:	Cornerstone Real Estate Advisers LLC,
a Delaware limited liability company
its Manager

By:
Name:
Title:

Exhibit E

EXHIBIT F

FORM OF GENERAL ASSIGNMENT

GENERAL ASSIGNMENT AGREEMENT

THIS GENERAL ASSIGNMENT AGREEMENT (this “Assignment”) is made as of [________________], 2015, by DENVER DOWNTOWN HOTEL LLC, a Delaware limited liability company (collectively, “Seller”) and [______________________], a Delaware limited liability company (“Purchaser”).

RECITALS

A.                                Seller is the owner of certain property commonly known as the “Embassy Suites Denver — Downtown Conference Center” located in Denver, Colorado.

B.                                 Seller and Purchaser have entered into that certain Agreement for Sale and Purchase of Hotel and Joint Escrow Instructions dated as of September 16, 2015 (the “Purchase Agreement”), pursuant to which Seller has agreed to sell and Purchaser has agreed to purchase the real property described in Schedule A attached thereto and the improvements located thereon (the “Property”), on the terms and conditions stated in the Purchase Agreement.  All terms not otherwise defined herein shall have the meaning assigned to them in the Purchase Agreement.

C.                                 Pursuant to the Purchase Agreement, Seller has agreed to assign to Purchaser all of Seller’s right, title and interest in, to and under Bookings, Hotel Contracts, Leases, Permits, Books and Records, Warranties and Miscellaneous Hotel Assets, but excluding all Excluded Assets and Excluded Materials.

NOW,     THEREFORE, Seller and Purchaser agree as follows:

1.                                    Assignment.  Seller hereby sells, assigns, transfers and conveys to Purchaser, without recourse and without representation or warranty of any kind (except as expressly provided in the Purchase Agreement) (a) the Bookings, (b) the Hotel Contracts listed on Schedule A attached hereto, (c) the Leases listed on Schedule B attached hereto, (d) to the extent assignable, the Permits, (e) the Books and Records (f) the Warranties and (g) the Miscellaneous Hotel Assets (excluding, in all events, the Excluded Assets and Excluded Materials).  The foregoing assignment and conveyance is made and accepted subject to all representations, warranties, covenants, indemnities and other provisions of the Purchase Agreement.  Seller shall remain liable for all Retained Liabilities with respect to the assigned documents.

2.                                    Assumption.  Purchaser hereby assumes the benefits of Seller and assumes and agrees to be bound by all of the covenants, obligations, liabilities, and burdens of Seller arising after the date hereof under or in connection with (a) the Bookings, (b) the Hotel Contracts listed on Schedule A attached hereto, (c) the Leases listed on Schedule B attached hereto, (d) to the extent assignable, the Permits, (e) the Books and Records, (f) the Warranties and (g) the Miscellaneous Hotel Assets.

Exhibit F

3.                                    Successors.  This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

4.                                    Governing Law.  This Assignment shall be governed by the laws of the State of Colorado.

5.                                    Attorneys’ Fees.  If any action or proceeding is commenced by either party to enforce their rights under this Assignment or to collect damages as a result of the breach of any of the provisions of this Assignment, the prevailing party in such action or proceeding, including, without limitation, any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, in addition to any other relief awarded by the court.

6.                                    Counterparts.  This Assignment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

[Signature Page Follows]

Exhibit F

IN WITNESS WHEREOF, Purchaser and Seller have executed this Assignment as of the date first above written.

SELLER:

DENVER DOWNTOWN HOTEL LLC,
a Delaware limited liability company

By:	Cornerstone Real Estate Advisers LLC,
a Delaware limited liability company
its Manager

By:
Name:
Title:

Exhibit F

PURCHASER:

,
a Delaware limited liability company

By:
Name:
Title:

Exhibit F

SCHEDULE A

LIST OF HOTEL CONTRACTS

[Excludes Hotel Management Agreement and Franchise Agreement]

Exhibit F

SCHEDULE B

LIST OF LEASES

Exhibit F

EXHIBIT G

FORM OF CERTIFICATION OF NON-FOREIGN STATUS

CERTIFICATION OF NON-FOREIGN STATUS

A.        Federal FIRPTA Certificate

To inform [_____________________], a [____________________] (“Transferee”), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), will not be required upon the transfer of certain real property located in Denver, Colorado by Denver Downtown Hotel LLC (the “Transferor”), Transferor hereby certifies to Transferee:

1.         Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2.         The U.S. tax identification number of Transferor is 45-5443121;

3.         The office address of Transferor is c/o Cornerstone Real Estate Advisers LLC, 180 Glastonbury Boulevard, Suite 200, Glastonbury, Connecticut 06033.

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Transferor understands that Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

Under penalty of perjury the undersigned declare that they have examined this Certification and to the best of their knowledge and belief it is true, correct and complete, and they further declare that they have authority to sign this Certification on behalf of the applicable Transferor.

[Signature Page Follows]

Exhibit G

Dated as of _______________, 2015

TRANSFEROR:

DENVER DOWNTOWN HOTEL LLC,
a Delaware limited liability company

By:	Cornerstone Real Estate Advisers LLC,
a Delaware limited liability company
its Manager

By:
Name:
Title:

Exhibit G

EXHIBIT H

LIST OF LEASES

1.            Restaurant Lease, dated October 21, 2013, between Denver Downtown Hotel LLC (“Seller”) and Denver Stein House, Inc. (“Tenant”), as amended by that certain First Amendment to Restaurant Lease, dated as of December 30, 2013, as further amended by that certain Second Amendment to Restaurant Lease, dated as of January 26, 2014, between Seller and Tenant, as further amended by that certain Third Amendment to Restaurant Lease, dated as of May 13, 2014, between Seller and Tenant, and as further amended by that certain Fourth Amendment to Restaurant Lease, dated as of September 9, 2014, between Seller and Tenant.

Exhibit H

EXHIBIT I

LIST OF HOTEL CONTRACTS

Note:  For purposes of this Exhibit I, Denver Downtown Hotel LLC, Embassy Suites, Embassy Suites Denver DT, Embassy Suites Denver — Downtown/Convention Center, Embassy Suites Downtown, Embassy Suites Downtown Denver, Embassy Suites Denver Downtown, Embassy Suites Denver,

Leases

1.            Restaurant Lease, dated October 21, 2013, between Denver Downtown Hotel LLC (“Seller”) and Denver Stein House, Inc. (“Tenant”), as amended by that certain First Amendment to Restaurant Lease, dated as of December 30, 2013, as further amended by that certain Second Amendment to Restaurant Lease, dated as of January 26, 2014, between Seller and Tenant, as further amended by that certain Third Amendment to Restaurant Lease, dated as of May 13, 2014, between Seller and Tenant, and as further amended by that certain Fourth Amendment to Restaurant Lease, dated as of September 9, 2014, between Seller and Tenant.

Other Agreements

1.            License Agreement, dated as of July 17, 2012, between the Regional Transportation District and Seller.

2.            Starbucks Master Licensing Agreement, dated December 14, 2012, between Starbucks Corporation and Sage Hospitality Resources, LLC.

Service Contracts and Equipment Leases

1.            Service Agreement, effective April 1, 2015, between Alpine Waste & Recycling and Embassy Suites.

2.            Proposal #1113, dated February 10, 2011, from Always Growing Interiorscapes to Embassy Suites Denver DT.

3.            License Agreement, dated February 21, 2013, between American Society of Composers, Authors and Publishers and Seller.

4.            AT&T High Speed Internet Access Agreement, dated August 30, 2010 between AT&T Wi-Fi Services and WMB IX, LLC, as predecessor-in-interest to Seller, as amended by that certain AT&T High Speed Internet Access Modification Agreement, dated August 30, 2010 between AT&T Wi-Fi Services and WMB IX, LLC.

5.            AT&T High Speed Internet Access Agreement [Starbucks], dated August 30, 2010 between AT&T Wi-Fi Services and WMB IX, LLC, as predecessor-in-interest to Seller.

6.            Space Lease, dated March 16, 2011, between Automated Capital, Inc. and Embassy Suites Denver – Downtown/Convention Center.

Exhibit I

7.            Deed of Adherence, dated as of September 24, 2010, between Booking.com B.V. and Embassy Suites Denver – Downtown/Convention Center.

8.            Master Service Agreement, dated December 1, 2010, between Centrada Solutions, LLC and Sage Hospitality Resources, LLC.

9.            Fire Protection Services Agreement, dated May 8, 2015, between Cintas Fire Protection and Embassy Suites Downtown.

10.    Contract Service Order, dated as of February 17, 2012, between Blue Pen, LLC d/b/a Colorado Cleaners and Embassy Suites Denver Downtown.

11.    Planned Maintenance Agreement, dated December 14, 2011, between Cummins Rocky Mountain LLC and Embassy Suites Denver.

12.    Cvent Marking Agreement for Suppliers, effective as of January 1, 2014, between Cvent and Embassy Suites Denver – Downtown/Convention Center.

13.    Products and Services Agreement, dated as of January 4, 2012, between Ecolab, Inc. and Seller.

14.    Letter Agreement, effective as of May 1, 2015, between Ecolab, Inc. and Embassy Suites.

15.    Periodic Inspection Agreement, dated November 7, 2011, between Elevator Inspection and Certification Services, Inc. and Embassy Suites Denver Downtown.

16.    Standard Service Agreement (6 month frequency), dated January 13, 2011, between Facilitec Central and Embassy Suites Hotels.

17.    Standard Service Agreement (3 month frequency), dated January 13, 2011, between Facilitec Central and Embassy Suites Hotels.

18.    Service Agreement, dated November 30, 2010, between Hotel Credit Association, LLC and Embassy Suites Denver Downtown Convention Center.

19.    Hotel Tonight Hotel Supply Agreement, dated May 3, 2011, between Hotel Tonight and Embassy Suites Denver Downtown Convention Center.

20.    Independent Contractor Agreement, dated May 1, 2013, between LoDo Corporate Massage and Yoga and Seller.

21.    Invoice, dated December 14, 2012, issued by LogMeIn and accepted by Sage Hospitality.

22.    Mechanical Service Agreement, dated July 15, 2014, between Long Mechanical Solutions and Seller under Quote Number RCO13-00383.

23.    Service Agreement, dated November 22, 2010, between Loomis Armored US, LLC and Windsor Management Services Denver, LLC d/b/a Embassy Suites Denver – Downtown Convention Center, as predecessor-in-interest to Seller.

Exhibit I

24.    Order Form, dated February 9, 2014, between Newmarket International, Inc. (“Newmarket”) and Sage Hospitality Resources, Inc. d/b/a Embassy Suites Denver Downtown/Convention Center.

25.    Master Software License Agreement, dated September 20, 2012, between Newmarket and Sage Hospitality Resources, Inc. d/b/a Embassy Suites Denver Downtown/Convention Center.

26.    Master Software License Agreement, dated July 5, 2012, between Newmarket and Sage Hospitality Resources, Inc. d/b/a Embassy Suites Denver Downtown/Convention Center.

27.    Order for His Subscription Products, dated October 31, 2013, between Newmarket and Windsor Capital Group, Inc. d/b/a Embassy Suites Denver Downtown/Convention Center.

28.    Sales Order for CAD Services, dated October 27, 2010, between Newmarket and Windsor Capital Group, Inc. d/b/a Embassy Suites Denver Downtown/Convention Center.

29.    Computer BackUp Service Agreement, dated March 27, 2013, between One Safe Place Media Corp. and Seller.

30.    Proposal, dated July 5, 2011, from Otis Elevator Company to Embassy Suites under Proposal Number MJW110705121411.

31.    Pitney Bowes Lease Agreement, dated May 22, 2014, between Pitney Bowes and Embassy Suites Denver under Agreement Number 1711383-002.

32.    Web Services Agreement, dated November 1, 2010, between priceline.com Incorporated and Embassy Suites Denver Downtown.

33.    Service Agreement for Audiovisual Services, dated July 15, 2014, between PSAV-Hotel Services Division and Seller.

34.    Customer Service Agreement, dated November 12, 2010, between Allied Waste Transportation, Inc. d/b/a Allied Waste Services of Denver, Republic Services of Denver and Embassy Suites Hotel under Agreement Number 011262.

35.    Property Supply Agreement, dated December 4, 2014, between Restaurant Technologies, Inc. and Embassy Suites Denver.

36.    Proposal, dated September 5, 2014, from Rinko, LLC and accepted by Embassy Suites Denver Downtown.

37.    Bottled Water Service Agreement, dated December 1, 2010, between Rocky Mountain Bottled Water and Embassy Suites Denver.

38.    Subscription Agreement, dated June 9, 2011, between The Rubicon Group, Inc. and Embassy Suites Denver Downtown.

Exhibit I

39.    Addendum to Environmental Scent Service Agreement, dated July 19, 2013, between ScentAir Technologies, Inc. and Embassy Suites.

40.    Sesac Hotel, Motel & Resort Performance License, effective as of June 1, 2013, between Sesac LLC and Denver Downtown Hotel.

41.    Technical Support Agreement, dated July 29, 2014, between Setpoint Systems Corporation and Embassy Suites Downtown under Proposal #RM2014070201.

42.    Document Destruction Service Agreement, dated May 21, 2015, between Shred-All Inc. and Embassy Suites Denver Downtown.

43.    Quotation for Embassy Suites Denver Downtown, dated September 4, 2012, between Silver bullet Water Treatment, LLC (“Silver Bullet”) and Embassy Suites Denver Downtown, as assigned pursuant to that certain Assignment of Rental Agreement dated December 1, 2014 from Silver Bullet to RK Mechanical, Inc.

44.    Temporary Labor Services Agreement, dated March 10, 2014, between STFTX, LLC d/b/a Hotel Pro and Embassy Suites Denver Downtown, as amended by that certain Contract Amendment, dated May 31, 2015, between STFTX, LLC and Embassy Suites Denver Downtown.

45.    Natural Gas Purchase Agreement, dated March 19, 2013, between Tiger, Inc. and Seller, as supplemented by hat certain Transaction Confirmation, dated July 21, 2014, between Tiger, Inc. and Seller.

46.    Master Services Agreement, dated July 21, 2015, between TravelClick, Inc. (“TravelClick”) and Embassy Suites Denver Downtown/Convention Center under Contract #HPE804924.

47.    Master Services Agreement, dated July 21, 2015, between TravelClick and Embassy Suites Denver Downtown/Convention Center under Contract #HPE819105.

48.    Valet Parking Service Agreement, dated as of October 28, 2010, between USA Parking System, Inc. and Windsor Capital Group, as predecessor-in-interest to Seller.

49.    Service Agreement, dated June 21, 2013, between Windstream and Embassy Suites Denver under Opportunity #704121, Quote #901675, as amended by that certain Amendment to Agreement, dated June 21, 2013, between PAETEC Communications, Inc. and Embassy Suites Denver, and as supplemented by that certain Letter of Agency, dated March 14, 2014 from Embassy Suites Denver – Downtown Convention Center to Windstream.

50.    Satellite Programming License and Equipment Lease, dated September 29, 2010, between World Cinema, Inc. and WMB IX, LLC d/b/a Embassy Suites Convention Center, as predecessor-in-interest to Seller.

51.    Lease Agreement, dated July 3, 2013, between Xerox Corporation and Seller for Item No. 5845APT.

Exhibit I

52.    Lease Agreement, dated June 14, 2013, between Xerox Corporation and Seller for Item No. W7855PT.

53.    Preferred Limousine Service Agreement, dated February 1, 2014, between Zion Charter LLC and Embassy Suites Denver – Downtown/Convention Center.

Warranties

1.            Warranty from Montigo with respect to the main burn fireplace.

2.            Warranty from Mapes Architectural Canopies with respect to canopies and walkway covers.

3.            Warranty from Eco Surfaces with respect to flooring.

4.            Warranty from Loren Cook – GI/GR Gravity Ventilators with respect to the kitchen vent system.

5.            Warranty from Rittling – Hydro Air with respect to the air compressor.

6.            Warranty from BASEF Corporation – Wall Systems with respect to wall adhesive.

7.            Warranty from Horizon Glass Company with respect to insulating glass and windows.

8.            Warranty from Tyco Fire and Building Products with respect to the sprinkler system.

9.            Warranty from D&D Monarch Sheet Metal, Inc. with respect to Kynar 500 (a/k/a Hylar 500).

10.    Warranty from Jandy Pool Heaters with respect to the Jandy Hi-E2 gas heater.

Exhibit I

EXHIBIT J

FORM OF GUARANTY

LIMITED GUARANTY

THIS LIMITED GUARANTY (this “Guaranty”) is executed as of October ___, 2015 (the “Effective Date”), by CORNERSTONE HOTEL INCOME & EQUITY FUND II, L.P., a Delaware limited partnership (“Guarantor”), for the benefit of CWI 2 DENVER DOWNTOWN HOTEL, LLC, a Delaware limited liability company (“Purchaser”).

RECITALS:

A.        Denver Downtown Hotel LLC, a Delaware limited liability company, as Seller (“Seller”), and Purchaser, have entered into that certain Agreement for Sale and Purchase and Joint Escrow Agreement dated as of September 16, 2015 (as amended, the “Agreement”) with regard that certain hotel located at 1420 Stout Street, Denver Colorado 80202 and known as the Embassy Suites Denver – Downtown Convention Center (“Property”);

B.        Guarantor is the sole owner of Seller, and Guarantor will directly benefit from Purchaser entering into the Agreement; and

C.        Pursuant to the terms and conditions of the Agreement, Seller has elected to have Guarantor provide this Guaranty.

AGREEMENT

For good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

1.         Any capitalized term used in this Guaranty, but not otherwise defined shall have the meaning set forth in the Agreement.

2.         Guarantor hereby irrevocably and unconditionally guarantees to Purchaser the prompt and unconditional payment of any payment obligations of Seller under the terms and provisions of Section 5.3, Section 11.2 and/or any other express indemnifications rights of Purchaser pursuant to and in accordance with the terms of the Agreement to the extent not otherwise paid by Seller or any other party, but in any event not to exceed the Cap (the “Guaranteed Obligations”).  This Guaranty and Guaranteed Obligations will extend for a period of nine (9) months following the Closing Date (the “Guaranty Term”) and will be for the sole purpose of insuring the payment of the Guaranteed Obligations, subject to all limitations and provisions of Section 5.3, Section 11.2 and the other terms and conditions contained in the Agreement.  Notwithstanding anything in this Guaranty to the contrary, the aggregate obligation to Purchaser (and any Indemnitees) under this Guaranty shall be limited to the Cap and this Guaranty will automatically terminate upon the expiration of the Guaranty Term (or, solely with respect to any claims properly made upon Seller prior to, but not resolved prior to, the expiration of the Guaranty Term, the expiration of such extended period as may be necessary to address such claims).  Notwithstanding the foregoing, for the avoidance of doubt, all amounts paid by

Exhibit J

Purchaser to or for the account of Seller or any Indemnitee shall be treated as a payment by Guarantor hereunder and be counted against the Cap hereunder (and likewise all amounts paid by Guarantor under this Guaranty shall be treated as a payment by Purchaser under the Agreement (and thus count against the Cap thereunder)).

3.                                    Except as expressly limited under Section 2, it is understood and agreed that this is a continuing guaranty and that the obligations of Guarantor hereunder are and shall be absolute under any and all circumstances, without regard to the validity, regularity or enforceability of the Agreement, a true copy of each of said documents Guarantor hereby acknowledges having received and reviewed.

4.                                    Except as expressly limited under Section 2, Guarantor agrees that, within ten (10) Business Days following demand, Guarantor will reimburse Purchaser or any Indemnitees for any Guaranteed Obligations to the extent that such reimbursement is due and payable by Seller pursuant to the terms of the Agreement and such reimbursement is not made by Seller, and for all out-of-pocket costs and expenses (including reasonable counsel fees) incurred by Purchaser or any Indemnitees if it is required to pursue legal action to enforce this Guaranty (but limited to the extent Purchaser or such Indemnitee prevails in such enforcement action).

5.                                    Guarantor waives: (a) any defense based upon any legal disability of any other guarantor or other person, or by reason of the cessation or limitation of the liability of Seller from any cause, other than full payment of all sums payable pursuant to and in accordance with the terms of the Agreement or as otherwise set forth in the Agreement; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Seller or any principal of Seller or any defect in the formation of Seller or any principal of Seller; (c) all rights and defenses arising out of an election of remedies by Purchaser or any Indemnitees; (d) any defense based upon Purchaser’s failure to disclose to Guarantor any information concerning Seller’s financial condition or any other circumstances bearing on Seller’s ability to pay all sums payable pursuant to and in accordance with the terms of the Agreement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (f) any defense based upon Purchaser’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute; (g) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code; (h) presentment, demand, protest and notice of any kind; and (i) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof (for avoidance of doubt, this waiver expressly excludes claims made after the expiration of the Guaranty Term).

Guarantor hereby acknowledges that: (i) as part of Purchaser’s consideration for entering into this transaction, Purchaser has specifically bargained for the waiver and relinquishment by Guarantor of all such defenses and (ii) Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of real property transactions of the type reflected in this Guaranty and the Agreement.  Guarantor hereby represents and confirms to Purchaser that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand, (A) the nature of all such possible defenses, (B) the circumstances under which those defenses may arise, (C) the benefits which those defenses might confer upon Guarantor, and (D)

Exhibit J

the legal consequences to Guarantor of waiving those defenses.  Guarantor acknowledges that Guarantor has entered into this Guaranty, and both undertaken Guarantor’s obligations and given its unconditional waiver with the intent that this Guaranty and all such waivers shall be fully enforceable by Purchaser or any Indemnitees, and that Purchaser has been induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

6.                                    Guarantor further agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired by reason of (a) the assertion by Purchaser of any rights or remedies which it may have under or with respect to the Agreement, against any person obligated thereunder, (b) Purchaser’s failure to exercise, or delay in exercising, any such right or remedy or any right or remedy Purchaser may have thereunder or in respect to this Guaranty, (c) the commencement of a case under the Bankruptcy Code by or against any person obligated under the Agreement, (d) by any partial or total transfer or pledge of the interests in Seller, or in any direct or indirect owner of Seller, and/or the reconstitution of Seller as a result of such transfer or pledge, regardless of whether any of the foregoing is permitted under the Agreement, or (e) any payment made Seller or Guarantor or any other person, which is required to be refunded pursuant to any bankruptcy or insolvency law; it being understood that no payment so refunded shall be considered as a payment of any portion of the Guaranteed Obligations, nor shall it have the effect of reducing the liability of Guarantor hereunder.  In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder Purchaser must rescind or restore any payment or any part thereof received by Purchaser or any Indemnitees in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Purchaser shall be without effect and this Guaranty shall remain in full force and effect.  It is further understood, that if Seller shall have taken advantage of, or be subject to the protection of, any provision in the Bankruptcy Code, the effect of which is to prevent or delay Purchaser from taking any remedial action against Seller, Purchaser or any Indemnitees may, as against Guarantor, nevertheless, enforce any or all of its rights and remedies against Guarantor provided for herein.

7.                                    Guarantor warrants and acknowledges that: (a) Purchaser would not have entered into the Agreement but for this Guaranty; (b) there are no conditions precedent to the effectiveness of this Guaranty and this Guaranty shall be in full force and effect and binding on Guarantor regardless of whether Purchaser obtains other collateral or any guaranties from others or takes any other action contemplated by Guarantor; (c) Guarantor has established adequate means of obtaining from sources other than Seller, on a continuing basis, financial and other information pertaining to Seller’s financial condition, Seller’s activities relating thereto, and the status of Seller’s performance of obligations pursuant to and in accordance with the terms of the Agreement, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder and Purchaser has not made any representation to Guarantor as to any such matters; and (d) the most recent financial statements of Guarantor previously delivered to Purchaser prior to the Effective Date are true and correct in all material respects, have been prepared in accordance with GAAP or in accordance with other principles acceptable to Seller in its reasonable discretion (consistently applied) and fairly present the financial condition of Guarantor in all material respects as of the respective dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the respective dates thereof, except for the transactions

Exhibit J

contemplated under the Agreement.  During the Guaranty Term, Guarantor covenants and agrees that (i) it will maintain a “net worth,” calculated in a consistent manner with Guarantor’s historical financial statements referred to above, of not less than Twenty-Five Million and No/100th Dollars ($25,000,000); provided, however, that in the event that Guarantor or its Affiliates sells or otherwise disposes of both the Boston Marriott Burlington located at One Burlington Mall Road, Burlington, Massachusetts;  and the Doubletree by Hilton Hotel Houston Downtown located at 400 Dallas St, Houston, Texas (collectively, the “Guarantor Assets”) to a bona fide third party(ies), the covenants under this clause (i) shall be terminated and no longer binding on Guarantor; and (ii) it will maintain liquidity of not less than Five Million and No/100th Dollars ($5,000,000) from the Effective Date through and including April ___, 2016, provided that from and after April __, 2016 and continuing for the remaining three (3) months of the Guaranty Term, Guarantor will maintain liquidity of not less than the sum of Two Million Five Hundred Thousand and No/100th Dollars ($2,500,000) plus the stated amount of any claims made by Purchaser against Seller during the initial six (6)-month period of the Guaranty Term.  Guarantor shall provide Purchaser with written notice within five (5) business days following the sale of any one or both of the Guarantor Assets.  For purposes of this Section 7, “liquidity” shall mean the total amount of the following assets, in each case only if free and clear of all liens and encumbrances: (x) unrestricted cash and cash equivalents, (y) the current market value of marketable securities (net of margin debt), and (z) all available cash and cash equivalents under lines of credit of Guarantor.  At Purchaser’s request, Guarantor shall provide reasonable supporting documentation to evidence Guarantor’s compliance with this Section 7.

8.                                    Subject to the limitations of Section 2, Guarantor further covenants that this Guaranty shall remain and continue in full force and effect as to any modification, extension or renewal of Agreement, and that other indulgences or forbearance may be granted under Agreement, in each instance, done or suffered without notice to, or further consent of, Guarantor.

9.                                    As a further inducement to Purchaser to enter into the Agreement and in consideration thereof, Guarantor further covenants and agrees, (a) with respect to any claim or action arising hereunder, Guarantor (i) irrevocably submits to the nonexclusive jurisdiction of the courts of the State where the Property is located and the United States District Court located in the county in which the Property is located, and appellate courts from any thereof, and (ii) irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty brought in any such court, and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and (b) nothing in this Guaranty will be deemed to preclude Purchaser from bringing an action or proceeding with respect hereto in any other jurisdiction.

10.                            This is a guaranty of payment and not of collection.  In the event any of the Guaranteed Obligations arise under the Agreement, Purchaser shall proceed directly against Seller, but may, at its option, also proceed concurrently against Guarantor to collect and recover (subject to Section 2 above in the case of Guarantor), the full amount of the liability thereunder or any portion thereof.

11.                            If any party hereto shall be a partnership, the agreements and obligations on the part of Guarantor herein contained shall remain in force and application notwithstanding any

Exhibit J

changes in the individuals composing the partnership and the term “Guarantor” shall include any altered or successive partnerships but the predecessor partnerships and their partners shall not thereby be released from any obligations or liability hereunder.

12.                            Guarantor (and its representative, executing below, if any) hereby warrants, represents and covenants to Purchaser that as of the Effective Date:

(a)                               Guarantor is duly organized and existing and in good standing under the laws of the state in which such entity is organized.  Guarantor is currently qualified or licensed (as applicable) and shall remain qualified or licensed to do business in each jurisdiction in which (i) the nature of its business requires it to be so qualified or licensed and (ii) the failure to be so qualified would have a material adverse effect on the Guarantor.

(b)                              The execution and delivery by Guarantor (and its representative executing below, if any) of this Guaranty has been duly authorized and this Guaranty constitutes a valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights, or by the application of rules of equity.

(c)                               The execution, delivery and performance by Guarantor of the Guaranteed Obligations does not violate any provision of any law or regulation, or result in any material breach or default under any contract, obligation, indenture or other instrument to which Guarantor is a party or by which Guarantor is bound.

(d)                             There are no pending actions, claims, investigations, suits or proceedings before any governmental authority, court or administrative agency which would have a material adverse effect on the financial condition or operations of Guarantor.

(e)                               As of the date hereof, Guarantor is solvent and will not be rendered insolvent by the transactions contemplated by this Guaranty or the Agreement.  As of the date hereof, Guarantor is able to pay its debts as they become due.

13.                            In the event of any inconsistencies between the terms and conditions of this Section 13 and the other Sections of this Guaranty, the terms and conditions of this Section 13 shall control and be binding.

14.                            Guarantor covenants and agrees (a) that in any action or proceeding brought by Purchaser against Guarantor on this Guaranty, Guarantor shall and does hereby waive trial by jury, and (b) that this Guaranty shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State in which the Property is located.

15.                            This Guaranty may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Purchaser, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

[NO FURTHER TEXT ON THIS PAGE]

Exhibit J

EXECUTED as of the day and year first above written.

GUARANTOR:

CORNERSTONE HOTEL INCOME & EQUITY FUND II, L.P., a Delaware limited partnership

By:
Name:
Title:

Exhibit J

EXHIBIT K

INTENTIONALLY OMITTED

Exhibit K

EXHIBIT L

AUDIT REQUEST MATERIALS

A.                                EXAMPLE AUDIT REQUEST MATERIALS

Internal Controls

1)           Process narratives for the all control cycles (purchase and payables, treasury, revenue and receivables, fixed assets, payroll, month-end close process, etc.) in place during the periods under audit

2)           Narrative for the night auditor packet process

3)           Availability of night audit packets for selection (selections to be made at a later date)

4)           Narrative describing the IT environment including applications used, IT governance structure, planned IT changes and processes for systems developments and change management, physical and logical security and data backup and recovery

5)           Copies of the SOC 1 reports (formerly known as SAS 70) for the payroll service provider for the last two years

General

1)           Closed trial balances (in excel) for the years ended 12/31/12, 12/31/13 and 12/31/14

2)           December 2012, 2013 and 2014 Balance Sheets and Statements of Operations (detailed by department)

3)           Complete general ledger detail for the years ended 12/31/13 and 12/31/14

4)           Please provide copies of the following executed agreements or documents (if applicable):

a)            Organization chart

b)           LLC Agreement

c)            Articles of Organization

d)          Management agreement

e)            Franchise agreement

f)             Loan Agreement, Promissory Agreement and Guaranties

g)           Other material or significant contracts or agreements relevant to the audit

Cash

1)           Bank reconciliations for all cash accounts as of 12/31/12, 12/31/13 and 12/31/14

2)           Listing of all bank accounts used during the last three years (including accounts that have been closed), including name of institution and account number

3)           Copies of all December 2012, 2013 and 2014 bank statements

4)           Copies of all January 2013, 2014 and 2015 bank statements

5)           Copies of all monthly 2013 and 2014 depository cash account bank statements

6)           Copies of all restricted cash/escrow statements as of 12/31/12, 12/31/13 and 12/31/14 (if applicable)

Exhibit L

Notes receivable (if applicable)

1)           Roll-forward of notes receivable during the period under audit detailing beginning balance, advances, repayments and ending balance as of 12/31/14

Revenue and receivables

1)           Guest ledger and accounts receivable aging detail (city ledger) as of 12/31/12, 12/31/13 and 12/31/14

2)           Detail of Reserves for bad debt with explanation of adequacy as of 12/31/12, 12/31/13 and 12/31/14

3)           STAR reports for the last three years

4)           Listing of all sales tax and occupancy tax payments made during 2013 and 2014.  We will request copies of the corresponding tax returns as necessary.

Prepaid expenses

1)           Detail of other assets and prepaids as of 12/31/12, 12/31/13 and 12/31/14 (as they’d appear on the financial statement line item).  Invoice and payment support will be requested after we look at the detail, if necessary.

Investment in hotels

1)           Detail of investment in hotels roll-forward, including listing of all additions and dispositions, for the period from inception through 12/31/14.  We will request check copies and invoices for selected additions.

2)    Support for the initial purchase (either land or hotel), including the Purchase and Sale agreement and closing escrow statement.  In addition, an appraisal, if any, supporting the original purchase price or lender’s loan to value.

3)    ASC 805 (formerly FAS 141R) purchase price allocation from the original purchase of the hotel (if the hotel has never been audited).  If the hotel has never been audited and there was significant renovation work completed since inception, we will need details of all construction costs, if applicable.

Deferred loan costs, franchise fees or any other deferred charges

1)           Roll-forward of deferred loan costs, franchise fees or any other deferred charges detailing the beginning balance, amortization, disposals and ending balance as 12/31/14.  We will request additional support for significant additions (if applicable).

Accounts payable and accrued expenses

1)           Accounts payable aging detail as of 12/31/12, 12/31/13 and 12/31/14.

2)           Advance deposit ledger as of 12/31/12, 12/31/13 and 12/31/14.

3)           Reconciliations of accrued expense accounts as of 12/31/12, 12/31/13 and 12/31/14, including accrued vacation, accrued payroll, accrued other, etc.

Exhibit L

4)           Check register detail for the periods 1/1/13 - 2/28/13, 1/1/14 - 2/28/14 and 1/1/15 - 2/28/15.  We will request invoices for selected items and may be required to update testing throughout the audit.

5)           Copies of December 2013 and 2014 sales tax and occupancy tax returns

Long-Term Debt (if applicable)

1)           Roll-forward of notes payable from the beginning balance, advances, repayments and ending balance as of 12/31/14.

2)           Loan confirmation forms for all loans held in the last three years sent back to McGladrey for independent mailing - templates to be provided.

Members’ Equity

1)           Roll forward schedule for equity detailing contributions, distributions, income/loss, and other activity from inception to 12/31/14

2)           Schedule/detail of contributions and distributions that occurred during 2013 and 2014.  If applicable, please provide check copies or wire transfer statements so that we can verify the material owner contributions/distributions.  We will make selections for the material contributions/distributions.

Profit and Loss

1)           Copies of all legal invoices paid during the years ending 12/31/13 and 12/31/14.  From this detail, we will select which legal firms to send confirmations to, if deemed necessary.

2)           Reconciliation for the report from the payroll service provider to the trial balance for the years ending 12/31/13 and 12/31/14

3)           Calculation of the management fees and asset management fees paid for the years ended 12/31/13 and 12/31/14.

4)           Copies of all real estate tax bills paid during 2013 and 2014.

Interim Financial Information

1)           Trial balances as of September 30, 2014 and September 30, 2015

2)           General ledger for period from January 1, 2015 through September 30, 2015

3)           Bank statements and reconciliations as of September 30, 2015 and 2014.

4)           Accounts receivable and payable listings as of September 30, 2015 and 2014.

5)           Mortgage/Debt statement as of September 30, 2015 and 2014.

6)           Management’s response to “material” variances between September 30, 2015 and 2014 noted by auditor.

Exhibit L

NOTE:

Where possible, please provide the requested information in an electronic format.  Also, please note there will be additional requests as we progress through the audit as this is not an all-inclusive list.

The listing is not all inclusive.  Additional requests will be made after reviewing detail.  There will be additional requests if the hotels have never been audited and/or the records were kept on a basis other than GAAP (cash or tax basis).

Exhibit L

EXHIBIT M

FORM OF AUDIT REPRESENTATION LETTER

[REPORT DATE]

McGladrey LLP

1 South Wacker Drive

Suite 800

Chicago, IL 60606

This representation letter is provided in connection with your audit of the financial statements of [COMPANY NAME] (the “Company”) which comprise the balance sheets as of December 31, 2014 and 2013 and the related statements of income, changes in equity, and cash flows and the related notes to the financial statements for the years then ended, for the purpose of expressing an opinion on whether the financial statements are presented fairly, in all material respects, in accordance with accounting principles generally accepted in the United States (U.S. GAAP).

We confirm, to the best of our knowledge and belief, that as of [REPORT DATE]

Financial Statements

1.    We have fulfilled our responsibilities, as set out in the terms of the audit arrangement letter dated [ARRANGEMENT LETTER DATE], for the preparation and fair presentation of the financial statements referred to above in accordance with U.S. GAAP.

2.    We acknowledge our responsibility for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

3.            We acknowledge our responsibility for the design, implementation, and maintenance of internal control to prevent and detect fraud.

4.            Significant assumptions used by us in making accounting estimates, including those measured at fair value, are reasonable.

5.    Related party relationships and transactions have been appropriately accounted for and disclosed in accordance with the requirements of U.S. GAAP.

6.            All events subsequent to the date of the financial statements and for which U.S GAAP requires adjustment or disclosure have been adjusted or disclosed.

7.            The effects of all known actual or possible litigation and claims have been accounted for and disclosed in accordance with U.S. GAAP.

8.            We have no knowledge of any uncorrected misstatements in the financial statements.

Information Provided

9.            We have provided you with:

Exhibit M

a.             Access to all information, of which we are aware that is relevant to the preparation and fair presentation of the financial statements such as records, documentation, and other matters.

b.            Additional information that you have requested from us for the purpose of the audit.

c.             Unrestricted access to persons within the entity from whom you determined it necessary to obtain audit evidence.

10.    All transactions have been recorded in the accounting records and are reflected in the financial statements.

11.    We have disclosed to you the results of our assessment of risk that the financial statements may be materially misstated as a result of fraud.

12.    We have no knowledge of allegations of fraud or suspected fraud, affecting the entity’s financial statements involving:

a.             Management.

b.            Employees who have significant roles in the internal control.

c.             Others where the fraud could have a material effect on the financial statements.

13.    We have no knowledge of any allegations of fraud or suspected fraud affecting the entity’s financial statements received in communications from employees, former employees, analysts, regulators, short sellers, or others.

14.    We have no knowledge of noncompliance or suspected noncompliance with laws and regulations whose effects should be considered when preparing financial statements.

15.    We are not aware of any pending or threatened litigation and claims whose effects should be considered when preparing the financial statements and we have not consulted legal counsel concerning litigation or claims.

16.    We have disclosed to you the identity of the entity’s related parties and all the related-party relationships and transactions of which we are aware.

17.    We are aware of no significant deficiencies, including material weaknesses, in the design or operation of internal controls that could adversely affect the entity’s ability to record, process, summarize, and report financial data.

18.    There have been no communications from regulatory agencies concerning noncompliance with, or deficiencies in, financial reporting practices.

19.    We acknowledge that you intended to perform the procedures specified by the Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants (AICPA) on the unaudited balance sheet as of September 30, 2015, and unaudited statements of operations, changes in equity (deficit), and cash flows for the nine-month period ended September 30, 2015, included in the financial statements. The foregoing procedures did not constitute an audit conducted in accordance with the standards of the PCAOB or the AICPA. We represent that the accounting principles used to prepare the unaudited interim financial information are consistent with those used to prepare the financial statements as of and for the year ended December 31, 2014.

Exhibit M

20.    During the course of your audit, you may have accumulated records containing data that should be reflected in our books and records. All such data have been so reflected. Accordingly, copies of such records in your possession are no longer needed by us.

[COMPANY NAME]

Chief Executive Officer

Chief Financial Officer

Exhibit M

EXHIBIT N

FORM OF PRO-FORM TITLE POLICY

[Attached]

Schedule 5.1(1)

Form No. 1402.06 ALTA Owner’s Policy (6-17-06) 1100302P050600	Policy Page 1 Policy Number: 731586

OWNER’S POLICY OF TITLE INSURANCE

ISSUED BY

First American Title Insurance Company

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at the address shown in Section 18 of the Conditions.

COVERED RISKS

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B AND THE CONDITIONS, FIRST AMERICAN TITLE INSURANCE COMPANY, a Nebraska corporation (the “Company”) insures, as of Date of Policy and, to the extent stated in Covered Risks 9 and 10, after Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the Insured by reason of:

1.    Title being vested other than as stated in Schedule A.

2.    Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from

(a)   A defect in the Title caused by

(i)     forgery, fraud, undue influence, duress, incompetency, incapacity, or impersonation;

(ii)          failure of any person or Entity to have authorized a transfer or conveyance;

(iii)       a document affecting Title not properly created, executed, witnessed, sealed, acknowledged, notarized, or delivered;

(iv)   failure to perform those acts necessary to create a document by electronic means authorized by law;

(v)    a document executed under a falsified, expired, or otherwise invalid power of attorney;

(vi)   a document not properly filed, recorded, or indexed in the Public Records including failure to perform those acts by electronic means authorized by law; or

(vii)  a defective judicial or administrative proceeding.

(b)   The lien of real estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.

(c)   Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term “encroachment” includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.

3.    Unmarketable Title.

4.    No right of access to and from the Land.

5.    The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

(a)   the occupancy, use, or enjoyment of the Land;

(b)   the character, dimensions, or location of any improvement erected on the Land;

(c)   the subdivision of land; or

(d)   environmental protection

if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.

6.             An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.

7.    The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.

8.     Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.

9.    Title being vested other than as stated in Schedule A or being defective

(a)        as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws; or

(b)   because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws by reason of the failure of its recording in the Public Records

(i)             to be timely, or

(ii)          to impart notice of its existence to a purchaser for value or to a judgment or lien creditor.

10.  Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys’ fees, and expenses incurred in defense of any matter insured against by this policy, but only to the extent provided in the Conditions.

First American Title Insurance Company

Dennis J. Gilmore

President

Jeffrey S. Robinson

Secretary

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 2 Policy Number: 731586

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys’ fees, or expenses that arise by reason of:

1.    (a)    Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

(i)      the occupancy, use, or enjoyment of the Land;

(ii)  the character, dimensions, or location of any improvement erected on the Land;

(iii)    the subdivision of land; or

(iv)   environmental protection;

or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.

(b)    Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.

2.    Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.

3.    Defects, liens, encumbrances, adverse claims, or other matters

(a)    created, suffered, assumed, or agreed to by the Insured Claimant;

(b)    not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c)    resulting in no loss or damage to the Insured Claimant;

(d)    attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risks 9 and 10); or

(e)    resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.

4.    Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is

(a)    a fraudulent conveyance or fraudulent transfer; or

(b)    a preferential transfer for any reason not stated in Covered Risk 9 of this policy.

5.    Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

CONDITIONS

1.   DEFINITION OF TERMS

The following terms when used in this policy mean:

(a)    “Amount of Insurance”: The amount stated in Schedule A, as may be increased or decreased by endorsement to this policy, increased by Section 8(b), or decreased by Sections 10 and 11 of these Conditions.

(b)    “Date of Policy”: The date designated as “Date of Policy” in Schedule A.

(c)    “Entity”: A corporation, partnership, trust, limited liability company, or other similar legal entity.

(d)    “Insured”: The Insured named in Schedule A.

(i)   The term “Insured” also includes

(A)   successors to the Title of the Insured by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives, or next of kin;

(B)   successors to an Insured by dissolution, merger, consolidation, distribution, or reorganization;

(C)   successors to an Insured by its conversion to another kind of Entity;

(D)   a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title

(1)   if the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured,

(2)   if the grantee wholly owns the named Insured,

(3)   if the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or

(4)   if the grantee is a trustee or beneficiary of a trust created by a written instrument established by the Insured named in Schedule A for estate planning purposes.

(ii)   With regard to (A), (B), (C), and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.

(e)    “Insured Claimant”: An Insured claiming loss or damage.

(f)    “Knowledge” or “Known”: Actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of matters affecting the Title.

(g)    “Land”: The land described in Schedule A, and affixed improvements that by law constitute real property. The term “Land” does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate, or easement in abutting streets, roads, avenues, alleys, lanes, ways, or waterways, but this does not modify or limit the extent that a right of access to and from the Land is insured by this policy.

(h)    “Mortgage”: Mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.

(i)    “Public Records”: Records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), “Public Records” shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the Land is located.

(j)    “Title”: The estate or interest described in Schedule A.

(k)    “Unmarketable Title”: Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease, or lend if there is a contractual condition requiring the delivery of marketable title.

2.   CONTINUATION OF INSURANCE

The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured, but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest in the Land, or (ii) an obligation secured by a purchase money Mortgage given to the Insured.

3.   NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT

The Insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 5(a) of these Conditions, (ii) in case Knowledge shall come to an Insured hereunder of any claim of title or interest that is adverse to the Title, as insured, and that might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if the Title, as insured, is rejected as Unmarketable Title. If the Company is prejudiced by the failure of the Insured Claimant to provide prompt notice, the Company’s liability to the Insured Claimant under the policy shall be reduced to the extent of the prejudice.

4.   PROOF OF LOSS

In the event the Company is unable to determine the amount of loss or damage, the Company may, at its option, require as a condition of payment that the Insured Claimant furnish a signed proof of loss. The proof of loss must describe the defect, lien, encumbrance, or other matter insured against by this policy that constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.

5.   DEFENSE AND PROSECUTION OF ACTIONS

(a)    Upon written request by the Insured, and subject to the options contained in Section 7 of these Conditions, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an Insured in litigation in which any third party asserts a claim covered by this policy adverse to the Insured. This obligation is limited to only those stated causes of action alleging matters insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the Insured to object for reasonable cause) to represent the Insured as to those stated causes of action. It shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees, costs, or expenses incurred by the Insured in the defense of those causes of action that allege matters not insured against by this policy.

(b)    The Company shall have the right, in addition to the options contained in

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 3 Policy Number: 731586

Section 7 of these Conditions, at its own cost, to institute and prosecute any action or proceeding or to do any other act that in its opinion may be necessary or desirable to establish the Title, as insured, or to prevent or reduce loss or damage to the Insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable to the Insured. The exercise of these rights shall not be an admission of liability or waiver of any provision of this policy. If the Company exercises its rights under this subsection, it must do so diligently.

(c)    Whenever the Company brings an action or asserts a defense as required or permitted by this policy, the Company may pursue the litigation to a final determination by a court of competent jurisdiction, and it expressly reserves the right, in its sole discretion, to appeal any adverse judgment or order.

6.   DUTY OF INSURED CLAIMANT TO COOPERATE

(a)    In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding and any appeals, the Insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, including the right to use, at its option, the name of the Insured for this purpose. Whenever requested by the Company, the Insured, at the Company’s expense, shall give the Company all reasonable aid (i) in securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act that in the opinion of the Company may be necessary or desirable to establish the Title or any other matter as insured. If the Company is prejudiced by the failure of the Insured to furnish the required cooperation, the Company’s obligations to the Insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

(b)    The Company may reasonably require the Insured Claimant to submit to examination under oath by any authorized representative of the Company and to produce for examination, inspection, and copying, at such reasonable times and places as may be designated by the authorized representative of the Company, all records, in whatever medium maintained, including books, ledgers, checks, memoranda, correspondence, reports, e-mails, disks, tapes, and videos whether bearing a date before or after Date of Policy, that reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the Insured Claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect, and copy all of these records in the custody or control of a third party that reasonably pertain to the loss or damage. All information designated as confidential by the Insured Claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of the Insured Claimant to submit for examination under oath, produce any reasonably requested information, or grant permission to secure reasonably necessary information from third parties as required in this subsection, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

7.   OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY

In case of a claim under this policy, the Company shall have the following additional options:

(a)    To Pay or Tender Payment of the Amount of Insurance.

To pay or tender payment of the Amount of Insurance under this policy together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment or tender of payment and that the Company is obligated to pay. Upon the exercise by the Company of this option, all liability and obligations of the Company to the Insured under this policy, other than to make the payment required in this subsection, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

(b)    To Pay or Otherwise Settle With Parties Other Than the Insured or With the Insured Claimant.

(i)    To pay or otherwise settle with other parties for or in the name of an Insured Claimant any claim insured against under this policy. In addition, the Company will pay any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay; or

(ii)   To pay or otherwise settle with the Insured Claimant the loss or damage provided for under this policy, together with any costs,

attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay.

Upon the exercise by the Company of either of the options provided for in subsections (b)(i) or (ii), the Company’s obligations to the Insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

8.   DETERMINATION AND EXTENT OF LIABILITY

This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the Insured Claimant who has suffered loss or damage by reason of matters insured against by this policy.

(a)    The extent of liability of the Company for loss or damage under this policy shall not exceed the lesser of

(i)    the Amount of Insurance; or

(ii)   the difference between the value of the Title as insured and the value of the Title subject to the risk insured against by this policy.

(b)    If the Company pursues its rights under Section 5 of these Conditions and is unsuccessful in establishing the Title, as insured,

(i)    the Amount of Insurance shall be increased by 10%, and

(ii)   the Insured Claimant shall have the right to have the loss or damage determined either as of the date the claim was made by the Insured Claimant or as of the date it is settled and paid.

(c)    In addition to the extent of liability under (a) and (b), the Company will also pay those costs, attorneys’ fees, and expenses incurred in accordance with Sections 5 and 7 of these Conditions.

9.   LIMITATION OF LIABILITY

(a)    If the Company establishes the Title, or removes the alleged defect, lien, or encumbrance, or cures the lack of a right of access to or from the Land, or cures the claim of Unmarketable Title, all as insured, in a reasonably diligent manner by any method, including litigation and the completion of any appeals, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused to the Insured.

(b)    In the event of any litigation, including litigation by the Company or with the Company’s consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals, adverse to the Title, as insured.

(c)    The Company shall not be liable for loss or damage to the Insured for liability voluntarily assumed by the Insured in settling any claim or suit without the prior written consent of the Company.

10. REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY

All payments under this policy, except payments made for costs, attorneys’ fees, and expenses, shall reduce the Amount of Insurance by the amount of the payment.

11. LIABILITY NONCUMULATIVE

The Amount of Insurance shall be reduced by any amount the Company pays under any policy insuring a Mortgage to which exception is taken in Schedule B or to which the Insured has agreed, assumed, or taken subject, or which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and the amount so paid shall be deemed a payment to the Insured under this policy.

12. PAYMENT OF LOSS

When liability and the extent of loss or damage have been definitely fixed in accordance with these Conditions, the payment shall be made within 30 days.

13. RIGHTS OF RECOVERY UPON PAYMENT OR SETTLEMENT

(a)    Whenever the Company shall have settled and paid a claim under this policy, it shall be subrogated and entitled to the rights of the Insured Claimant in the Title and all other rights and remedies in respect to the claim that the Insured Claimant has against any person or property, to the extent of the amount of any loss, costs, attorneys’ fees, and expenses paid by the Company. If requested by the Company, the Insured Claimant shall execute documents to evidence the transfer to the Company of these rights and remedies. The Insured Claimant shall permit the Company to sue, compromise, or settle in the name of the Insured Claimant and to use the name of the Insured Claimant in any transaction or litigation involving these rights and remedies.

If a payment on account of a claim does not fully cover the loss of the Insured Claimant, the Company shall defer the exercise of its right to recover until after the Insured Claimant shall have recovered its loss.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 4 Policy Number: 731586

(b)    The Company’s right of subrogation includes the rights of the Insured to indemnities, guaranties, other policies of insurance, or bonds, notwithstanding any terms or conditions contained in those instruments that address subrogation rights.

14. ARBITRATION

Either the Company or the Insured may demand that the claim or controversy shall be submitted to arbitration pursuant to the Title Insurance Arbitration Rules of the American Land Title Association (“Rules”). Except as provided in the Rules, there shall be no joinder or consolidation with claims or controversies of other persons. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this policy, any service in connection with its issuance or the breach of a policy provision, or to any other controversy or claim arising out of the transaction giving rise to this policy. All arbitrable matters when the Amount of Insurance is $2,000,000 or less shall be arbitrated at the option of either the Company or the Insured. All arbitrable matters when the Amount of Insurance is in excess of $2,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this policy and under the Rules shall be binding upon the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court of competent jurisdiction.

15. LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT

(a)    This policy together with all endorsements, if any, attached to it by the Company is the entire policy and contract between the Insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

(b)    Any claim of loss or damage that arises out of the status of the Title or by any action asserting such claim shall be restricted to this policy.

(c)    Any amendment of or endorsement to this policy must be in writing and authenticated by an authorized person, or expressly incorporated by Schedule A of this policy.

(d)    Each endorsement to this policy issued at any time is made a part of this policy and is subject to all of its terms and provisions. Except as the endorsement expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance.

16. SEVERABILITY

In the event any provision of this policy, in whole or in part, is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision or such part held to be invalid, but all other provisions shall remain in full force and effect.

17. CHOICE OF LAW; FORUM

(a)    Choice of Law: The Insured acknowledges the Company has underwritten the risks covered by this policy and determined the premium charged therefore in reliance upon the law affecting interests in real property and applicable to the interpretation, rights, remedies, or enforcement of policies of title insurance of the jurisdiction where the Land is located.

Therefore, the court or an arbitrator shall apply the law of the jurisdiction where the Land is located to determine the validity of claims against the Title that are adverse to the Insured and to interpret and enforce the terms of this policy. In neither case shall the court or arbitrator apply its conflicts of law principles to determine the applicable law.

(b)    Choice of Forum: Any litigation or other proceeding brought by the Insured against the Company must be filed only in a state or federal court within the United States of America or its territories having appropriate jurisdiction.

18. NOTICES, WHERE SENT

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at 1 First American Way, Santa Ana, CA 92707, Attn: Claims Department.

POLICY OF TITLE INSURANCE

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 5 Policy Number: 731586

SCHEDULE A

First American Title Insurance Company

Name and Address of the issuing Title Insurance Company:

First American Title Insurance Company

666 Third Avenue, 5th Floor

New York, NY 10017

File No.: 3020-731586	Policy No.: 731586

Address Reference: 1420 Stout Street, Denver, CO

Amount of Insurance: $TBD

Date of Policy: Date and time of recording

1.            Name of Insured:

CWI 2 Denver Downtown Hotel, LLC, a Delaware limited liability company

2.            The estate or interest in the Land that is insured by this policy is:

Fee Simple, as to Parcels 1 and 2; Easement, as to Parcel 7; and an Interest in Real Estate, if any, as to Parcels 5 and 6

3.            Title is vested in:

CWI 2 Denver Downtown Hotel, LLC, a Delaware limited liability company

4.            The Land referred to in this policy is described as follows:

Parcel 1:

Lots 7 through 12, Block 138, East Denver, City and County of Denver, State of Colorado.

Parcel 2:

Lot 13 through 16, Block 138, East Denver, excepting therefrom, those portions of Lots 15 and 16 conveyed to the Regional Transportation District by Deeds recorded April 20, 1993 at Reception No. 93-0049591 and 93-0049592, City and County of Denver, State of Colorado.

Parcel 3:

Intentionally deleted.

Parcel 4:

Intentionally deleted.

Parcel 5:

Together with rights in the nature of an interest in real estate, if any, as contained in the Assignment, Deed and Agreement Concerning Transferable Development Rights by and among HEX/SCT Equitable, LLC, a Colorado limited liability company and WMB IX, LLC, a Colorado limited liability company, recorded October 28, 2005 at Reception No. 2005183969 with the conveyance being granted by the Denver Zoning Administration in Certificate of Undeveloped Area recorded April 14, 2005 at Reception No. 2005062575.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 6 Policy Number: 731586

Parcel 6:

Together with rights in the nature of an interest in real estate, if any, as contained in the Assignment, Deed and Agreement Concerning Transferable Development Rights by and among Baldwin Residences, LLC, a Colorado limited liability company and WMB IX, LLC a Colorado limited liability company, recorded October 28, 2005 at Reception No. 2005183970, with the conveyance being granted by the Denver Zoning Administration in Certificate of Undeveloped Area recorded April 14, 2005 at Reception No. 2005062574.

Parcel 7:

Together with a non-exclusive easement related to maintenance as more particularly set for in Article 2.1 of that certain Party Wall Agreement and Easement Agreement for Tie-Backs and Maintenance, recorded June 10, 2008 at Reception No. 2008079834, as amended by that certain First Amendment recorded July 23, 2008 at Reception No. 2008102123, and as further amended by that certain Second Amendment recorded January 15, 2009 at Reception No. 2009004882.

Parcel 8:

Intentionally deleted.

NOTICE: This is a pro-forma policy furnished to or on behalf of the party to be insured. It neither reflects the present status of title, nor is it intended to be a commitment to insure. The inclusion of endorsements as part of the pro-forma policy in no way evidences the willingness of the Company to provide any affirmative coverage shown therein.

There are requirements which must be met before a final policy can be issued in the same form as this pro-forma policy. A commitment to insure setting forth these requirements should be obtained from the Company.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 7 Policy Number: 731586

SCHEDULE B

File No.: 3020-731586	Policy No.: 731586

EXCEPTIONS FROM COVERAGE

This Policy does not insure against loss or damage, and the Company will not pay costs, attorneys’ fees, or expenses that arise by reason of:

1.            This item has been intentionally deleted.

2.            This item has been intentionally deleted.

3.            This item has been intentionally deleted.

4.            This item has been intentionally deleted.

5.            Taxes for the year 2015 (payable 2016) and subsequent periods, a lien not yet due and payable.

6.            Any tax, lien, fee or assessment by reason of the inclusion of subject property in the Downtown Business Improvement District evidenced by Ordinance No. 501, Series of 1992, recorded August 5, 1992 at Reception No. R-92-0089656.

7.            Memorandum of Exclusive First Right of Refusal in favor of Central Parking System, Inc., recorded April 1, 2005, at Reception Nos. 2005054562 and 2005054563, to operate, lease or manage the Parking Facility as more particularly described therein.

8.            This item has been intentionally deleted.

9.            This item has been intentionally deleted.

10.         Terms, conditions, provisions, agreements and obligations specified under the Party Wall Agreement and Easement Agreement for Tie-Backs and Maintenance, recorded June 10, 2008 at Reception No. 2008079834, as amended by that certain First Amendment recorded July 23, 2008 at Reception No. 2008102123, and as further amended by Second Amendment recorded January 15, 2009 at Reception No. 2009004882.

11.         Terms, conditions, provisions, agreements and obligations specified under the Embassy Suites Planned Development, recorded June 10, 2008 at Reception No. 2008079896.

12.          This item has been intentionally deleted.

13.         Terms, conditions, provisions, obligations and agreements as set forth in the Certificate of Undeveloped Area recorded April 14, 2005 at Reception No. 2005062575, as assigned by Assignment recorded October 28, 2005 at Reception No. 2005183969.

14.         Terms, conditions, provisions, obligations and agreements as set forth in the Certificate of Undeveloped Area recorded April 14, 2005 at Reception No. 2005062574, as assigned by Assignment recorded October 28, 2005 at Reception No. 2005183970.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 8 Policy Number: 731586

15.          This item has been intentionally deleted.

16.          This item has been intentionally deleted.

17.          Any tax, lien, fee or assessment by reason of inclusion of subject property in the Denver 14th Street General Improvement District, evidenced by Ordinance 464, Series of 2009, as evidenced by instrument recorded November 13, 2009 at Reception No. 2009149470.

18.         Rights of Denver Stein House, Inc., as a tenant only under an unrecorded lease, without options to purchase or rights of first refusal.

19.          Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by John B. Guyton of Flatirons, Inc. on August 27, 2015, designated Job Number 15-66,098:

None

20.          A deed of trust to secure an indebtedness in the original principal amount of $         recorded         , 2015 as Document No.          of Official Records.

Dated:	, 2015
Trustor:	CWI 2 Denver Downtown Hotel, LLC, a Delaware limited liability company
Trustee:	To Be Determined
Beneficiary:	To Be Determined

21.          A document entitled “Assignment of Leases and Rents” recorded         , 2015 as          of Official Records, as additional security for the payment of the indebtedness secured by the deed of trust recorded         , 2015 as          of Official Records.

22.          A financing statement recorded         , 2015 as          of Official Records.

Debtor:	CWI 2 Denver Downtown Hotel, LLC, a Delaware limited liability company
Secured party:	To Be Determined

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 9 Policy Number: 731586

Anti-fraud Statement

Pursuant to CRS 10-1-128(6)(a), it is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 10 Policy Number: 731586

ZONING - COMPLETED

STRUCTURE ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 731586

File No.: 3020-731586

As to Parcel 1 and Parcel 2 only:

1.                             The Company insures against loss or damage sustained by the Insured in the event that, at Date of Policy,

a.          according to applicable zoning ordinances and amendments, the Land is not classified Zone “D-C” Downtown Core District within Adult Use Overlay;

b.                            the following use or uses are not allowed under that classification: Hotel and ancillary uses thereto

c.          There shall be no liability under paragraph 1.b. if the use or uses are not allowed as the result of any lack of compliance with any conditions, restrictions, or requirements contained in the zoning ordinances and amendments, including but not limited to the failure to secure necessary consents or authorizations as a prerequisite to the use or uses. This paragraph 1.c. does not modify or limit the coverage provided in Covered Risk 5.

2.                             The Company further insures against loss or damage sustained by the Insured by reason of a final decree of a court of competent jurisdiction either prohibiting the use of the Land, with any existing structure, as specified in paragraph 1.b. or requiring the removal or alteration of the structure, because, at Date of Policy, the zoning ordinances and amendments have been violated with respect to any of the following matters:

a.       Area, width, or depth of the Land as a building site for the structure

b.       Floor space area of the structure

c.       Setback of the structure from the property lines of the Land

d.       Height of the structure, or

e.       Number of parking spaces.

3.       There shall be no liability under this endorsement based on:

a.                             the invalidity of the zoning ordinances and amendments until after a final decree of a court of competent jurisdiction adjudicating the invalidity, the effect of which is to prohibit the use or uses;

b.                            the refusal of any person to purchase, lease or lend money on the Title covered by this policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 11 Policy Number: 731586

endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

Dennis J. Gilmore
President

Jeffrey S. Robinson
Secretary

Form 50-10576 (7-1-14)	Page 11 of 28	ALTA 3.1-06 Zoning - Completed Structure (Rev. 10-22-09)
CLTA 123.2-06 (Rev. 10-22-09)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 12 Policy Number: 731586

PLANNED UNIT DEVELOPMENT

ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 731586

File No.: 3020-731586

The Company insures against loss or damage sustained by the Insured by reason of:

1.                             Present violations of any restrictive covenants referred to in Schedule B that restrict the use of the Land or the forfeiture or reversion of Title by reason of any provision contained in the restrictive covenants. As used in this paragraph 1, the words “restrictive covenants” do not refer to or include any covenant, condition, or restriction (a) relating to obligations of any type to perform maintenance, repair, or remediation on the Land, or (b) pertaining to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances, except to the extent that a notice of a violation or alleged violation affecting the Land has been recorded in the Public Records at Date of Policy and is not excepted in Schedule B.

2.                             Any charges or assessments in favor of any association of owners, that are provided for in any document referred to in Schedule B, due and unpaid at Date of Policy.

3.                             The enforced removal of any existing structure on the Land (other than a boundary wall or fence) because it encroaches onto adjoining land or onto any easements.

4.                             The failure of the Title by reason of a right of first refusal to purchase the Land that was exercised or could have been exercised at Date of Policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

Dennis J. Gilmore
President

Jeffrey S. Robinson
Secretary

Form 50-10012 (7-1-14)	Page 12 of 28	ALTA 5.1-06 Planned Unit Development (Rev. 10-16-08)
CLTA 115.4-06 (6-17-06)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 13 Policy Number: 731586

COMMERCIAL ENVIRONMENTAL

PROTECTION LIEN ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 731586

File No.: 3020-731586

The Company insures against loss or damage sustained by the Insured by reason of an environmental protection lien that, at Date of Policy, is recorded in the Public Records or filed in the records of the Clerk of the United States District Court for the district in which the Land is located, unless the environmental protection lien is set forth as an exception in Schedule B.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

Dennis J. Gilmore
President

Jeffrey S. Robinson
Secretary

Form 50-10021 (7-1-14)	Page 13 of 28	ALTA 8.2-06 Commercial Environmental Protection Lien (10-16-08)
CLTA 110.9.1-06 (10-16-08)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 14 Policy Number: 731586

COVENANTS, CONDITIONS AND RESTRICTIONS -

IMPROVED LAND - OWNER’S POLICY ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 731586

File No.: 3020-731586

1.                             The insurance provided by this endorsement is subject to the exclusions in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2.         For the purposes of this endorsement only,

a.                             “Covenant” means a covenant, condition, limitation or restriction in a document or instrument in effect at Date of Policy.

b.                            “Improvement” means a building, structure located on the surface of the Land, road, walkway, driveway, or curb, affixed to the Land at Date of Policy and that by law constitutes real property, but excluding any crops, landscaping, lawn, shrubbery, or trees.

3.         The Company insures against loss or damage sustained by the Insured by reason of:

a.                             A violation on the Land at Date of Policy of an enforceable Covenant, unless an exception in Schedule B of the policy identifies the violation;

b.                            Enforced removal of an Improvement as a result of a violation, at Date of Policy, of a building setback line shown on a plat of subdivision recorded or filed in the Public Records, unless an exception in Schedule B of the policy identifies the violation; or

c.                             A notice of a violation, recorded in the Public Records at Date of Policy, of an enforceable Covenant relating to environmental protection describing any part of the Land and referring to that Covenant, but only to the extent of the violation of the Covenant referred to in that notice, unless an exception in Schedule B of the policy identifies the notice of the violation.

4.                             This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from:

a.                             any Covenant contained in an instrument creating a lease;

b.                            any Covenant relating to obligations of any type to perform maintenance, repair, or remediation on the Land; or

c.                             except as provided in Section 3.c, any Covenant relating to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 15 Policy Number: 731586

endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:
First American Title Insurance Company

Dennis J. Gilmore
President

Jeffrey S. Robinson
Secretary

By:

Authorized Countersignature

Form 50-10801 (7-1-14)	Page 15 of 28	ALTA 9.2-06 Covenants, Conditions and Restrictions Improved Land - Owner’s Policy (Rev. 4-2-12)

First American Title Insurance Company

Form No. 1402.06	Policy Page 16
ALTA Owner’s Policy (6-17-06)	Policy Number: 731586

PRIVATE RIGHTS - OWNER’S POLICY

Issued by

First American Title Insurance Company

Attached to Policy No.: 731586

File No.: 3020-731586

1.         The insurance provided by this endorsement is subject to the exclusions in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2.         For the purposes of this endorsement only:

a.         “Covenant” means a covenant, condition, limitation or restriction in a document or instrument recorded in the Public Records at Date of Policy.

b.         “Private Right” means (i) an option to purchase; (ii) a right of first refusal; or (iii) a right of prior approval of a future purchaser or occupant.

3.         The Company insures against loss or damage sustained by the Insured under this Owner’s Policy if enforcement of a Private Right in a Covenant affecting the Title at Date of Policy based on a transfer of Title on or before Date of Policy causes a loss of the Insured’s Title.

4.         This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from:

a.         any Covenant contained in an instrument creating a lease;

b.         any Covenant relating to obligations of any type to perform maintenance, repair, or remediation on the Land;

c.         any Covenant relating to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances; or

d.         any Private Right in an instrument identified in Exception(s) N/A in Schedule B.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

IN WITNESS WHEREOF, the Company has caused this endorsement to be issued and become valid when signed by an authorized officer or licensed agent of the Company.

Date:

First American Title Insurance Company

Dennis J. Gilmore

President

Jeffrey S. Robinson

Secretary

By:

Authorized Countersignature

First American Title Insurance Company

Form No. 1402.06	Policy Page 17
ALTA Owne’s Policy (6-17-06)	Policy Number: 731586

Form 50-10892 (7-1-14)	Page 17 of 28	ALTA 9.9-06 Private Rights - Owner’s Policy (Rev. 4-2-13)

First American Title Insurance Company

Form No. 1402.06	Policy Page 18
ALTA Owner’s Policy (6-17-06)	Policy Number: 731586

ACCESS AND ENTRY

ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 731586

File No.: 3020-731586

The Company insures against loss or damage sustained by the Insured if, at Date of Policy (i) the Land does not abut and have both actual vehicular and pedestrian access to and from Stout Street and a 16’ alley (the “Street”), (ii) the Street is not physically open and publicly maintained, or (iii) the Insured has no right to use existing curb cuts or entries along that portion of the Street abutting the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

Dennis J. Gilmore

President

Jeffrey S. Robinson

Secretary

Form 50-10045 (7-1-14)	Page 18 of 28	ALTA 17-06 Access and Entry (6-17-06)
CLTA 103.11-06 (6-17-06)

First American Title Insurance Company

Form No. 1402.06	Policy Page 19
ALTA Owner’s Policy (6-17-06)	Policy Number: 731586

UTILITY ACCESS ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 731586

File No.: 3020-731586

The Company insures against loss or damage sustained by the Insured by reason of the lack of a right of access to the following utilities or services: [CHECK ALL THAT APPLY]

☒	Water service	☐	Natural gas service	☒	Telephone service
☒	Electrical power service	☒	Sanitary sewer	☒	Storm water drainage
☐		☐		☐

either over, under or upon rights-of-way or easements for the benefit of the Land because of:

(1)                       a gap or gore between the boundaries of the Land and the rights-of-way or easements;

(2)                       a gap between the boundaries of the rights-of-way or easements; or

(3)                       a termination by a grantor, or its successor, of the rights-of-way or easements.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

Dennis J. Gilmore

President

Jeffrey S. Robinson

Secretary

Form 50-10047 (7-1-14)	Page 19 of 28	ALTA 17.2-06 Utility Access (10-16-08)

First American Title Insurance Company

Form No. 1402.06	Policy Page 20
ALTA Owner’s Policy (6-17-06)	Policy Number: 731586

MULTIPLE TAX PARCEL

ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 731586

File No.: 3020-731586

The Company insures against loss or damage sustained by the Insured by reason of:

1.          those portions of the Land identified below not being assessed for real estate taxes under the listed tax identification numbers or those tax identification numbers including any additional land:

Parcel:                               Tax Identification Numbers:

Parcel 1                                                                                                                                              0234541025000

Parcel 2                                                                                                                                              0234541026000

2.          the easements, if any, described in Schedule A being cut off or disturbed by the nonpayment of real estate taxes, assessments of other charges imposed on the servient estate by a governmental authority.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

Dennis J. Gilmore

President

Jeffrey S. Robinson

Secretary

Form 50-10049 (7-1-14)	Page 20 of 28	ALTA 18.1-06 Multiple Tax Parcel (6-17-06)
CLTA 129.1-06 (6-17-06)

First American Title Insurance Company

Form No. 1402.06	Policy Page 21
ALTA Owner’s Policy (6-17-06)	Policy Number: 731586

CONTIGUITY - MULTIPLE

PARCELS ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 731586

File No.: 3020-731586

The Company insures against loss or damage sustained by the Insured by reason of:

1.                             the failure the Southwesterly boundary line of Parcel 1 of the Land to be contiguous to the Northeasterly boundary line of Parcel 2; or

2.                             the presence of any gaps, strips, or gores separating any of the contiguous boundary lines described above.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

Dennis J. Gilmore

President

Jeffrey S. Robinson

Secretary

Form 50-10050 (7-1-14)	Page 21 of 28	ALTA 19-06 Contiguity - Multiple Parcels (6-17-06)
CLTA 116.4.1-06 (6-17-06)

First American Title Insurance Company

Form No. 1402.06	Policy Page 22
ALTA Owner’s Policy (6-17-06)	Policy Number: 731586

LOCATION ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 731586

File No.: 3020-731586

As to Parcel 1 and Parcel 2 only:

The Company insures against loss or damage sustained by the Insured by reason of the failure of a 17 story hotel known as 1420 Stout Street, Denver, Colorado, to be located on the Land at Date of Policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

Dennis J. Gilmore

President

Jeffrey S. Robinson

Secretary

Form 50-10054 (7-1-14)	Page 22 of 28	ALTA 22-06 Location (6-17-06)
CLTA 116.01-06 (6-17-06)

First American Title Insurance Company

Form No. 1402.06	Policy Page 23
ALTA Owner’s Policy (6-17-06)	Policy Number: 731586

SAME AS SURVEY ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 731586

File No.: 3020-731586

The Company insures against loss or damage sustained by the Insured by reason of the failure of the Land as described in Schedule A to be the same as that identified on the survey made by John B. Guyton of Flatirons, Inc. dated August 27, 2015, last revised September       , 2015, and designated Job No. 15-66,098.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

Dennis J. Gilmore

President

Jeffrey S. Robinson

Secretary

By:

Authorized Countersignature

Form 50-10059 (7-1-14)	Page 23 of 28	ALTA 25-06 Same as Survey (10-16-08)
CLTA 116.1-06 (10-16-08)

First American Title Insurance Company

Form No. 1402.06	Policy Page 24
ALTA Owner’s Policy (6-17-06)	Policy Number: 731586

SUBDIVISION ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 731586

File No.: 3020-731586

As to Parcel 1 and Parcel 2 only:

The Company insures against loss or damage sustained by the Insured by reason of the failure of the Land to constitute a lawfully created parcel according to the subdivision statutes and local subdivision ordinances applicable to the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

Dennis J. Gilmore

President

Jeffrey S. Robinson

Secretary

Form 50-10061 (7-1-14)	Page 24 of 28	ALTA 26-06 Subdivision (10-16-08)

First American Title Insurance Company

Form No. 1402.06	Policy Page 25
ALTA Owner’s Policy (6-17-06)	Policy Number: 731586

ENCROACHMENTS - BOUNDARIES AND EASEMENTS

ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 731586

File No.: 3020-731586

1.                             The insurance provided by this endorsement is subject to the exclusions in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2.                             For purposes of this endorsement only, “Improvement” means an existing building, located on either the Land or adjoining land at Date of Policy and that by law constitutes real property.

3.                             The Company insures against loss or damage sustained by the Insured by reason of:

a.                             An encroachment of any Improvement located on the Land onto adjoining land or onto that portion of the Land subject to an easement, unless an exception in Schedule B of the policy identifies the encroachment;

b.                            An encroachment of any Improvement located on adjoining land onto the Land at Date of Policy, unless an exception in Schedule B of the policy identifies the encroachment;

c.                             Enforced removal of any Improvement located on the Land as a result of an encroachment by the Improvement onto any portion of the Land subject to any easement, in the event that the owners of the easement shall, for the purpose of exercising the right of use or maintenance of the easement, compel removal or relocation of the encroaching Improvement; or

d.                            Enforced removal of any Improvement located on the Land that encroaches onto adjoining land.

4.                             This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from the encroachments listed as Exceptions N/A of Schedule B.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous

First American Title Insurance Company

Form No. 1402.06	Policy Page 26
ALTA Owner’s Policy (6-17-06)	Policy Number: 731586

endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

Dennis J. Gilmore

President

Jeffrey S. Robinson

Secretary

Form 50-10808 (7-1-14)	Page 26 of 28	ALTA 28.1-06 - Encroachments - Boundaries and Easements (4-2-12)

First American Title Insurance Company

Form No. 1402.06	Policy Page 27
ALTA Owner’s Policy (6-17-06)	Policy Number: 731586

POLICY AUTHENTICATION ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 731586

File No.: 3020-731586

When the policy is issued by the Company with a policy number and Date of Policy, the Company will not deny liability under the policy or any endorsements issued with the policy solely on the grounds that the policy or endorsements were issued electronically or lack signatures in accordance with the Conditions.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

IN WITNESS WHEREOF, the Company has caused this endorsement to be issued and become valid when signed by an authorized officer or licensed agent of the Company.

Date:

First American Title Insurance Company

Dennis J. Gilmore

President

Jeffrey S. Robinson

Secretary

By:

Authorized Countersignature

Form 50-10899 (7-1-14)	Page 27 of 28	ALTA 39.0-06 Policy Authentication (4-2-13)

First American Title Insurance Company

Form No. 1402.06	Policy Page 28
ALTA Owner’s Policy (6-17-06)	Policy Number: 731586

DELETION OF ITEM FROM

POLICY ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 731586

File No.: 3020-731586

The policy is amended by deleting paragraph 14 of Conditions.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

Dennis J. Gilmore

President

Jeffrey S. Robinson

Secretary

Form 50-10132 (7-1-14)	Page 28 of 28	CLTA 110.1-06 Deletion of Item From Policy (3-9-07)

First American Title Insurance Company

EXHIBIT O

PURCHASE PRICE ALLOCATION

Land	7.65%	$13,000,000
Building	90.28%	$153,474,000
Personal Property	2.07%	$3,526,000
Intangible	0%	$0

Schedule 5.1(l)

EXHIBIT P

CARPET CONTRACTS

[Attached]

Schedule 5.1(l)

SCHEDULE 5.1(l)

INSURANCE CERTIFICATES

[See Attached]

Schedule 5.1(l)

8/25/2015 NAME: (A/C, No): ADDRESS: Morgan_Dagger@ajg.com CERTIFICATE NUMBER: 1267252351 COVERAGES REVISION NUMBER: LOC JECT 1,000,000 AUTOS (Per accident) ER OFFICER/MEMBER EXCLUDED? $25M X $50M CERTIFICATE HOLDER CANCELLATION © 1988-2014 ACORD CORPORATION. All rights reserved. The ACORD name and logo are registered marks of ACORD ACORD 25 (2014/01) DENVER DOWNTOWN HOTEL LLC c/o Cornerstone Real Estate Advisers LLC One Financial Plaza, Suite 1700 Hartford CT 6103 SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS. AUTHORIZED REPRESENTATIVE THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. INSR LTR TYPE OF INSURANCE ADDL INSD SUBR WVD POLICY NUMBER POLICY EFF (MM/DD/YYYY) POLICY EXP (MM/DD/YYYY) LIMITS A X COMMERCIAL GENERAL LIABILITY 1000305058151 9/1/2015 9/1/2016 EACH OCCURRENCE $ 1,000,000 CLAIMS-MADEOCCUR DAMAGE TO RENTED PREMISES (Ea occurrence) $ 500,000 X Liquor $1M OCC/$2M AGG MED EXP (Any one person) $ 10,000 X PERSONAL & ADV INJURY $ 1,000,000 GEN'L AGGREGATE LIMIT APPLIES PER: GENERAL AGGREGATE $ 2,000,000 POLICYPRO-OTHER: PRODUCTS - COMP/OP AGG $ 2,000,000 $ A AUTOMOBILE LIABILITY SISIPCA08339915 9/1/2015 9/1/2016 COMBINED SINGLE LIMIT (Ea accident) $ BODILY INJURY (Per person) $ X ANY AUTO BODILY INJURY (Per accident) $ ALL OWNED AUTOS HIRED AUTOS COMP/COLL SCHEDULED NON-OWNED AUTOS DED $1000 PROPERTY DAMAGE $ X X $ X X B X UMBRELLA LIAB EXCESS LIAB X OCCUR CLAIMS-MADE US00067811LI15A 9/1/2015 9/1/2016 EACH OCCURRENCE $ 25,000,000 AGGREGATE $ 25,000,000 DED X RETENTION $ 10,000 $ C WORKERS COMPENSATION AND EMPLOYERS' LIABILITYY / N N / A WC926174608 9/1/2015 9/1/2016 X PER STATUTE X OTH-E.L. EACH ACCIDENT $ 1,000,000 ANY PROPRIETOR/PARTNER/EXECUTIVE E.L. DISEASE - EA EMPLOYEE $ 1,000,000 (Mandatory in NH) If yes, describe under DESCRIPTION OF OPERATIONS below E.L. DISEASE - POLICY LIMIT $ 1,000,000 D E F Excess Liability Excess Liability Employment Practices Liab SHX24494346 M00792536001 AC1503375 9/1/2015 9/1/2015 3/1/2015 9/1/2016 9/1/2016 3/1/2016 $25M X $25M EACH EVENT$2,000,000 DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required) LOCATION: Embassy Suites Denver Downtown - 1420 Stout Street, Denver, CO 80202. Named Insureds: Sage Client 413, LLC dba Embassy Suites Denver Downtown; Denver Downtown Hotel LLC. Cancellation - 10 days non-payment/90 days all other. See Attached... X X CERTIFICATE OF LIABILITY INSURANCE DATE (MM/DD/YYYY) THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER. IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s). PRODUCER Arthur J. Gallagher Risk Management Services, Inc. 6399 S. Fiddler's Green Cir., Suite 200 Greenwood Village CO 80111 CONTACT Morgan Dagger PHONE303-889-2700 (A/C, No, Ext): FAX303-773-9776 E-MAIL INSURER(S) AFFORDING COVERAGE NAIC # INSURER A : Starr Indemnity & Liability Company 38318 INSURED Sage Hospitality Resources, LLC 1575 Welton Street Suite #300 Denver CO 80202 INSURER B : XL Specialty Insurance Company 37885 INSURER C : Zurich American Insurance Company 16535 INSURER D : Fireman's Fund Insurance Company 21873 INSURER E : Ace Property and Casualty INSURER F : Beazley Syndicate

ACORD®

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY): 8/25/2015

CONTACT NAME: Morgan Dagger
PHONE (A/C, No, Ext): 303-889-2700 FAX (A/C, No): 303-773-9776
E-MAIL ADDRESS: Morgan_Dagger@ajg.com

COVERAGES CERTIFICATE NUMBER: 1267252351 REVISION NUMBER:

INSR LTR	TYPE OF INSURANCE	ADDL INSD	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	X COMMERCIAL GENERAL LIABILITY			1000305058151	9/1/2015	9/1/2016	EACH OCCURRENCE	$1,000,000
	CLAIMS-MADE X OCCUR						DAMAGE TO RENTED PREMISES (Ea occurrence)	$500,000
	X Liquor						MED EXP (Any one person)	$10,000
	X $1M OCC/$2M AGG						PERSONAL & ADV INJURY	$1,000,000
	GEN'L AGGREGATE LIMIT APPLIES PER:						GENERAL AGGREGATE	$2,000,000
	POLICY PRO-JECT X LOC						PRODUCTS - COMP/OP AGG	$2,000,000
	OTHER:							$
A	AUTOMOBILE LIABILITY			SISIPCA08339915	9/1/2015	9/1/2016	COMBINED SINGLE LIMIT (Ea accident)	$1,000,000
	X ANY AUTO						BODILY INJURY (Per person)	$
	ALL OWNED AUTOS SCHEDULED AUTOS						BODILY INJURY (Per accident)	$
	X HIRED AUTOS X NON-OWNED AUTOS						PROPERTY DAMAGE (Per accident)	$
	X COMP/COLL X DED $1000							$
B	X UMBRELLA LIAB X OCCUR			US00067811LI15A	9/1/2015	9/1/2016	EACH OCCURRENCE	$25,000,000
	EXCESS LIAB CLAIMS-MADE						AGGREGATE	$25,000,000
	DED X RETENTION $ 10,000							$
C	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) If yes, describe under DESCRIPTION OF OPERATIONS below	N / A		WC926174608	9/1/2015	9/1/2016	X PER STATUTE X OTH-ER	
							E.L. EACH ACCIDENT	$1,000,000
							E.L. DISEASE - EA EMPLOYEE	$1,000,000
							E.L. DISEASE - POLICY LIMIT	$1,000,000
D	Excess Liability			SHX24494346	9/1/2015	9/1/2016	$25M X $25M	
E	Excess Liability			M00792536001	9/1/2015	9/1/2016	$25M X $50M	
F	Employment Practices Liab			AC1503375	3/1/2015	3/1/2016	EACH EVENT	$2,000,000

Cancellation - 10 days non-payment/90 days all other.

See Attached...

CERTIFICATE HOLDER

CANCELLATION

AUTHORIZED REPRESENTATIVE

© 1988-2014 ACORD CORPORATION. All rights reserved.

ACORD 25 (2014/01)

AGENCY CUSTOMER ID: LOC #: ADDITIONAL REMARKS SCHEDULE Page 1 of 1 1575 Welton Street ADDITIONAL REMARKS ACORD 101 (2008/01) © 2008 ACORD CORPORATION. All rights reserved. The ACORD name and logo are registered marks of ACORD THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM, FORM NUMBER: 25 FORM TITLE: CERTIFICATE OF LIABILITY INSURANCE EXCESS LIABILITY-FOURTH LAYER: Ohio Casualty Insurance Co.-Policy # ECO56232084 - 9/1/2015 - 9/1/2016 - $25,000,000 -excess $75,000,000 CRIME ADDITIONAL INFORMATION: $1,000,000 - Employee Theft - $5,000 Deductible $1,000,000 - Forgery or Alteration - $5,000 Deductible $100,000 - Loss of Money & Securities Inside Premises - $5,000 Deductible $100,000 - Loss of Money & Securities Outside Premises - $5,000 Deductible $1,000,000 - Money Orders & Counterfeit Paper Currency - $5,000 Deductible $1,000,000 - Computer and Funds Transfer Fraud - $5,000 Deductible $1,000,000 - Credit, Debit or Charge Card Forgery - Deductible $5,000 Deductible CRIME COVERAGE LIABILITY FOR GUEST PROPERTY Guest Property - $5,000 Per Guest/$125,000 Per Occurrence - Deductible -0-Guest Property While in Safe Deposit Box on Your Premises - $50,000 Per Occurrence/Deductible -0-GARAGEKEEPERS LEGAL LIABILITY IS INCLUDED IN THE REFERENCED AUTO LIABILITY POLICY - $1,000,000 LIMIT Additional Insured for this location: Cornerstone Real Estate Advisers LLC and its agents and employees. All insurance provided hereunder shall be specifically primary to any insurance carried by an additional insured and such insurance carried in addition to this insurance shall be excess and non-contributing. Limited contractual liability included. General liability & excess liability coverage includes terrorism. General liability includes coverage for bodily injury from legionella bacterium and fungi or bacteria found on or in food products. AGENCY Arthur J. Gallagher Risk Management Services, Inc. NAMED INSURED Sage Hospitality Resources, LLC Suite #300 Denver CO 80202 POLICY NUMBER CARRIER NAIC CODE EFFECTIVE DATE:

08-03-2015 Various-See Attached SEPARATE FORM FOR EACH 1003426 Various-See Attached I EXPIRATION DATE EFFECTIVE DATE TERMINATED IF CHECKED OR 0 BUSINESS PERSONAL PROPERTY PROPERTY INFORMATION (Use REMARKS on page 2, if more space is required) IZl BUILDING RE: EMBASSY SUITES DENVER DOWNTOWN,1420 STOUT STREET, DENVER CO 80202 PERILS INSURED I II BROAD I X I SPECIAL I I COVERAGE INFORMATION BASIC CANCELLATION SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS. NYC008161427 52 ADDITIONAL INTEREST 1/ ifl,._ /n.UW"a...U...,-. Yevgeniya Muyamina © 2003-2014 ACORD CORPORATION. All nghts reserved. Page 1 ACORD 28 (2014/01) The ACORD name and logo are registered marks of ACORD MORTGAGEE : CONTRACT OF SALE LENDERS LOSS PAYABLE X EVIDENCE LENDER SERVICING AGENT NAME AND ADDRESS NAME AND ADDRESS (EMBASSY SUITES DENVER DOWNTOWN) HILTON WORLDWIDE INC 7930 JONES BRANCH DRIVE MCLEAN, VA 22102 AUTHORIZED REPRESENTATIVE of Marsh USA Inc. COMMERCIAL PROPERTY COVERAGE AMOUNT OF INSURANCE: $ 800,000,000om $1o.ooo YES NO NIA !XI BUSINESS INCOME !K] RENTAL VALUE X If YES, LIMIT: 800,000,000I X I Actual Loss Sustained;# of months: 18 BLANKET COVERAGE X If YES, indicate value(s) reported on property identified above:$ 800,000,000 TERRORISM COVERAGE X Attach Disclosure Notice I DEC IS THERE A TERRORISM-SPECIFIC EXCLUSION? X IS DOMESTIC TERRORISM EXCLUDED? X LIMITED FUNGUS COVERAGE X If YES, LIMIT: 1,000,000OED: 10,000 FUNGUS EXCLUSION (lf"YES", specify organization's form used) X REPLACEMENT COST X AGREED VALUE X COINSURANCE X If YES, % EQUIPMENT BREAKDOWN (If Applicable) X If YES, LIMIT: 800,000,000OED: 10,000 ORDINANCE OR LAW - Coverage for loss to undamaged portion of bldg X If YES, LIMIT: 100,000,000OED: 10,000 - Demolition Costs X If YES, LIMIT: 100,000,000OED: 10,000 - !ncr. Cost of Construction X If YES, LIMIT: 100,000,000OED: 10,000 EARTH MOVEMENT (If Applicable) X If YES, LIMIT: SEE ATTACHED OED: SEE ATTACHED FLOOD (If Applicable) X If YES, LIMIT: SEEATIACHEDOED: SEE ATTACHED WIND I HAIL INCL DYES 0NO Subject to Different Provisions: X If YES, LIMIT: SEE ATTACHED OED: SEE ATTACHED NAMED STORM lNCL DYES DNO Subject to Different Provisions: X If YES, LIMIT: OED: PERMISSION TO WAIVE SUBROGATION IN FAVOR OF MORTGAGE HOLDER PRIOR TO LOSS X LOCATION I DESCRIPTION THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. ACORD®EVIDENCE OF COMMERCIAL PROPERTY INSURANCE I DATE (MM!DDIYYYY) THIS EVIDENCE OF COMMERCIAL PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST. g : oEN AND ADDRESS I gNJo Ext\: Marsh USA, Inc. Attn: Sandra Ruchin 99 High Street Boston, MA 02110 51405 -CREA-800M-15-16evid 617-385-0580 COMPANY NAME AND ADDRESS IF MULTIPLE COMPANIES,COMPLETE I NAIC NO: I r..e No}: 617-385-0344I t'o ss: sandra.l.ruchin@marsh.com CODE:I SUB CODE: POLICY TYPE a g ER ID#: NAMED INSURED AND ADDRESS MASSACHUSETIS MUTUAL llFE INSURANCE CO. C/0 CORNERSTONE REAL ESTATE ADVISERS LLC ATIN: JUDY LINTON, VP OF RISK MANAGEMENT ONE FINANCIAL PLAZA, SUITE 1700 HARTFORD, CT 06103 LOAN NUMBER I POLICY NUMBER 08-01-201508-01-20161 nCONTINUED UNTIL ADDITIONAL NAMED INSURED(S) DENVER DOWNTOWN HOTEL LLC THIS REPLACES PRIOR EVIDENCE DATED:

ACORD®

EVIDENCE OF COMMERCIAL PROPERTY INSURANCE

DATE (MM/DD/YYYY) 08-03-2015

PRODUCER NAME, CONTACT PERSON AND ADDRESS: Marsh USA, Inc. Attn: Sandra Ruchin 99 High Street Boston, MA 02110 — 51405 -CREA-800M-15-16 evid — PHONE (A/C, No, Ext): 617-385-0580	COMPANY NAME AND ADDRESS: Various - See Attached — NAIC NO:
FAX (A/C, No): 617-385-0344 — E-MAIL ADDRESS: sandra.l.ruchin@marsh.com	IF MULTIPLE COMPANIES, COMPLETE SEPARATE FORM FOR EACH
CODE: — SUB CODE: — AGENCY CUSTOMER ID #:	POLICY TYPE
NAMED INSURED AND ADDRESS: MASSACHUSETTS MUTUAL LIFE INSURANCE CO. C/O CORNERSTONE REAL ESTATE ADVISERS LLC ATTN: JUDY LINTON, VP OF RISK MANAGEMENT ONE FINANCIAL PLAZA, SUITE 1700 HARTFORD, CT 06103	LOAN NUMBER: 1003426 — POLICY NUMBER: Various - See Attached — EFFECTIVE DATE: 08-01-2015 — EXPIRATION DATE: 08-01-2016 — ☐ CONTINUED UNTIL TERMINATED IF CHECKED
ADDITIONAL NAMED INSURED(S): DENVER DOWNTOWN HOTEL LLC	THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION (Use REMARKS on page 2, if more space is required) ☒ BUILDING OR ☐ BUSINESS PERSONAL PROPERTY

COVERAGE INFORMATION

PERILS INSURED: BASIC ☐ BROAD ☐ SPECIAL X

COMMERCIAL PROPERTY COVERAGE AMOUNT OF INSURANCE: $ 800,000,000 DED: $10,000

	YES	NO	N/A		
☒ BUSINESS INCOME ☒ RENTAL VALUE	X			If YES, LIMIT: 800,000,000	X Actual Loss Sustained; # of months: 18
BLANKET COVERAGE	X			If YES, indicate value(s) reported on property identified above: $ 800,000,000	
TERRORISM COVERAGE	X			Attach Disclosure Notice / DEC	
IS THERE A TERRORISM-SPECIFIC EXCLUSION?		X			
IS DOMESTIC TERRORISM EXCLUDED?		X			
LIMITED FUNGUS COVERAGE	X			If YES, LIMIT: 1,000,000	DED: 10,000
FUNGUS EXCLUSION (If "YES", specify organization's form used)		X			
REPLACEMENT COST	X				
AGREED VALUE	X				
COINSURANCE		X		If YES, %	
EQUIPMENT BREAKDOWN (If Applicable)	X			If YES, LIMIT: 800,000,000	DED: 10,000
ORDINANCE OR LAW - Coverage for loss to undamaged portion of bldg	X			If YES, LIMIT: 100,000,000	DED: 10,000
- Demolition Costs	X			If YES, LIMIT: 100,000,000	DED: 10,000
- Incr. Cost of Construction	X			If YES, LIMIT: 100,000,000	DED: 10,000
EARTH MOVEMENT (If Applicable)	X			If YES, LIMIT: SEE ATTACHED	DED: SEE ATTACHED
FLOOD (If Applicable)	X			If YES, LIMIT: SEE ATTACHED	DED: SEE ATTACHED
WIND / HAIL INCL ☐ YES ☐ NO Subject to Different Provisions:	X			If YES, LIMIT: SEE ATTACHED	DED: SEE ATTACHED
NAMED STORM INCL ☐ YES ☐ NO Subject to Different Provisions:			X	If YES, LIMIT:	DED:
PERMISSION TO WAIVE SUBROGATION IN FAVOR OF MORTGAGE HOLDER PRIOR TO LOSS	X				

CANCELLATION

ADDITIONAL INTEREST

NYC-008161427-52

☐ MORTGAGEE ☐ LENDERS LOSS PAYABLE ☐ CONTRACT OF SALE X EVIDENCE	LENDER SERVICING AGENT NAME AND ADDRESS
NAME AND ADDRESS: (EMBASSY SUITES DENVER DOWNTOWN) HILTON WORLDWIDE INC 7930 JONES BRANCH DRIVE MCLEAN, VA 22102	AUTHORIZED REPRESENTATIVE: of Marsh USA Inc. Yevgeniya Muyamina — Yevgeniya Muyamina

Page 1

© 2003-2014 ACORD CORPORATION. All rights reserved.

ACORD 28 (2014/01)

EVIDENCE OF COMMERCIAL PROPERTY INSURANCE REMARKS • Including Special Conditions (Use only if more space is required) ACORD 28 (2014/01) Page2 NYC-008161427-52 12 months extended period of indemnity

AGENCY CUSTOMER ID:_5,_1'-'4"'0"'5--------------- LOC #: Boston ADDITIONAL REMARKS SCHEDULE Page 3 of 4 C/0 CORNERSTONE REAL ESTATE ADVISERS LLC ADDITIONAL REMARKS ACORD 101 (2008101) © 2008 ACORD CORPORATION. All rights reserved. The ACORD name and logo are registered marks of ACORD THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM, FORM NUMBER:28FORM TITLE: Evidence of Commercial Property Insurance PRIMARY LAYER: $50,000,000 Lexington Insurance Company 021565523$50,000,000 (Includes Terrorism} II. FIRST EXCESS LAYER: $100,000,000 EXCESS OF $50,000,000 (Includes Terrorism) Zurich American Insurance CoXPP5915267-10$7,500,000 CV Starr: $10,000,000 Starr Surplus Lines Ins CoSLSTPTY10773015 General Security Indemnity Co of AZT0234451502202 Chubb Custom Insurance Co44734249-01 Westport Insurance CompanyNAP 0450654 09$12,500,000 Lloyds of London80509DP052915$16,500,000 Axis Insurance CompanyMGG719316-15$3,500,000 Liberty Mutual Fire Insurance CoMQ2-L9L-427406-015 $7,500,000 Arch Insurance CompanyPRP0017261-09$7,500,000 Chubb Custom Insurance Compar1y3601-54-13$17,500,000 ACE American Insurance CoMAUD3786998-3$7,500,000 National Fire & Marine Insurance Co42-XPR-301690-01$10,000,000 Ill. SECOND EXCESS LAYER: $100,000,000 EXCESS OF $150,000,000 (Includes Terrorism) Zurich American Insurance CoXPP5915267-10$7,500,000 CV Starr: $10,000,000 Starr surplus Lines Ins CoSLSTPTY10773015 GeneralSecurity Indemnity Co of AZT0234451502202 Chubb Custom Insurance Co44734249-01 Lloyds of LondonB0509DP052915$15,000,000 Great Lakes Reinsurance (UK) Pic058602 0115$30,000,000 Endurance Reinsurance Corp. of America ARP10007530400$5,000,000 Sompo Japan Ins Co of AmericaPEP47196SO$7,500,000 ACE American Insurance CoMAUD3786998-3$7,500,000 Liberty Mutual Fire Insurance CoMQ2-L9L-427406-015 $7,500,000 Westport Insurance CompanyNAP 0450654 09$10,000,000 IV. THIRD EXCESS LAYER: $550,000,000 EXCESS OF $250,000,000 (Includes Terrorism) Zurich American Insurance CoXPP5915267-10$41,250,000 Uberty Mutual F1re Insurance CoMQ2-L9L-427406-015 $41,250,000 CV Starr: $55,000,000 Starr Surplus Lines Ins CoSLSTPTY10773015 General Security Indemnity Co of AZT0234451502202 Chubb Custom Insurance Co44734249-01 Westport Insurance CompanyNAP 0450654 09$68,750,000 Lloyds of LondonB0509DP052915$171,250,000 Sompo Japan Ins Co of AmericaPEP47196SO$90,000,000 Axis Insurance CompanyMNG715999-15$41,250,000 ACE American Insurance CoMAUD3786998-3$41,250,000 SPECIAL LIMITS OF LIABILITY: 1. ALL RISK INCLUDING TERRORISM$800,000,000 PER OCCURRENCE 2. EARTHQUAKE$200,000,000 ANNUAL AGGREGATE 3, EARTHQUAKE-CA$150,000,000 ANNUAL AGGREGATE AGENCY Marsh USA, Inc. NAMED INSURED MASSACHUSETTS MUTUAL LIFE INSURANCE CO. ATTN: JUDY LINTON, VP OF RISK MANAGEMENT ONE FINANCIAL PlAZA, SUITE 1700 HARTFORD, CT 06103 POLICY NUMBER CARRIER I NAIC CODE EFFECTIVE DATE:

AGENCY CUSTOMER ID: 51405
LOC #: Boston

ACORD®

ADDITIONAL REMARKS SCHEDULE

Page 3 of 4

AGENCY	NAMED INSURED
Marsh USA, Inc.	MASSACHUSETTS MUTUAL LIFE INSURANCE CO. C/O CORNERSTONE REAL ESTATE ADVISERS LLC ATTN: JUDY LINTON, VP OF RISK MANAGEMENT ONE FINANCIAL PLAZA, SUITE 1700 HARTFORD, CT 06103
POLICY NUMBER	
CARRIER / NAIC CODE	EFFECTIVE DATE:

ADDITIONAL REMARKS

I. PRIMARY LAYER: $50,000,000

Lexington Insurance Company	021565523	$50,000,000 (includes Terrorism)

Zurich American Insurance Co	XPP5915267-10	$7,500,000
CV Starr:		$10,000,000
Starr Surplus Lines Ins Co	SLSTPTY10773015	
General Security Indemnity Co of AZ	T0234451502202	
Chubb Custom Insurance Co	44734249-01	
Westport Insurance Company	NAP 0450654 09	$12,500,000
Lloyds of London	B0509DP052915	$16,500,000
Axis Insurance Company	MGG719316-15	$3,500,000
Liberty Mutual Fire Insurance Co	MQ2-L9L-427406-015	$7,500,000
Arch Insurance Company	PRP0017261-09	$7,500,000
Chubb Custom Insurance Company	3801-54-13	$17,500,000
ACE American Insurance Co	MAUD3786998-3	$7,500,000
National Fire & Marine Insurance Co	42-XPR-301690-01	$10,000,000

Zurich American Insurance Co	XPP5915267-10	$7,500,000
CV Starr:		$10,000,000
Starr Surplus Lines Ins Co	SLSTPTY10773015	
General Security Indemnity Co of AZ	T0234451502202	
Chubb Custom Insurance Co	44734249-01	
Lloyds of London	B0509DP052915	$15,000,000
Great Lakes Reinsurance (UK) Plc	056602 01 15	$30,000,000
Endurance Reinsurance Corp. of America	ARP10007530400	$5,000,000
Sompo Japan Ins Co of America	PEP47196S0	$7,500,000
ACE American Insurance Co	MAUD3786998-3	$7,500,000
Liberty Mutual Fire Insurance Co	MQ2-L9L-427406-015	$7,500,000
Westport Insurance Company	NAP 0450654 09	$10,000,000

Zurich American Insurance Co	XPP5915267-10	$41,250,000
Liberty Mutual Fire Insurance Co	MQ2-L9L-427406-015	$41,250,000
CV Starr:		$55,000,000
Starr Surplus Lines Ins Co	SLSTPTY10773015	
General Security Indemnity Co of AZ	T0234451502202	
Chubb Custom Insurance Co	44734249-01	
Westport Insurance Company	NAP 0450654 09	$68,750,000
Lloyds of London	B0509DP052915	$171,250,000
Sompo Japan Ins Co of America	PEP47196S0	$90,000,000
Axis Insurance Company	MNG715999-15	$41,250,000
ACE American Insurance Co	MAUD3786998-3	$41,250,000

SPECIAL LIMITS OF LIABILITY:

AGENCYCUSTOMERID: 5 1 4 05 _ LOG#: Boston ADDITIONAL REMARKS SCHEDULE Page 4 of 4 C/0 CORNERSTONE REAL ESTATE ADVISERS LLC ADDITIONAL REMARKS ACORD 101 (2008/01) © 2008 ACORD CORPORATION. All rights reserved. The ACORD name and logo are registered marks of ACORD THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM, FORM NUMBER:28FORM TITLE: Evidence of Commercial Property Insurance 4. EARTHQUAKE-AK,HI$100,000,000 ANNUAL AGGREGATE 5. BOILER & MACHINERY$800,000,000 6. FLOOD$200,000,000 ANNUAL AGGREGATE (Zone A & V $150,000,000} . 7. WINDSTORM$800,000,000 (Except $250,000,000 Named Wlndstonn Sublimitfor Tier 1 & Tier 2 Counties as per policy) DEDUCTIBLES: 1. ALL OTHER PERILS$10,000 PER OCCURRENCE 2. EARTHQUAKE$25,000 3. CALIFORNIA EARTHQUAKE5% OF THE ACTUAL VALUE PER UNIT OF INSURANCE AT THE LOCATION SUBJECT TO A MINIMUM OF $100,000 PER OCCURRENCE HAWAII, ALASKA, PACIFIC NORTHWEST EARTHQUAKE 2% OF THE ACTUAL VALUE PER UNIT OF INSURANCE AT THE LOCATION SUBJECT TO A MINIMUM OF $100,000 PER OCCURRENCE 4. BOILER & MACHINERY$10,000 5. OFF PREMISES POWER TIME ELEMENT24 WAITING PERIOD 6. FLOODAS NOTED BELOW Flood with respect to locations wholly or partially within 5% of the TIV at each location involved in loss Special Flood Hazard Areas (SFHA),areas of 100 year flooding, or damage,subject to a minimum of $500,000 per Building, $500,000 Contents, $100,000 Time Element-Commercial Properties $250,000 per Building, $100,00 Contents,$100,000 Time Element-Residential Properties as deflnled by the Federal Emergency Management Agency (FEMA) Flood with respect to Named Storms (a stonn that has been 5% of the TIV at each location Involved In loss declared by the National Weather Service to be a Hurricane,or damage,subject to a minimum of $100,000 Typhoon, Tropical Cyclone,or Tropical Storm) Tier 1 Counties only All other Flood 5% of the TIV at each location involved in loss or damage, subject to a minimum of $25,000 and a maximum of $100,000 7. NAMED WINDSTORM 5% of the TIV per location per occurance subject to a minimum of $250,000 as respects Named Windstorm for any location In the entire slate of Florida, 3% all other Tier 1 and Tier 2 Counties, subject to a minimum of $250,000 MISCELLANEOUS: 12 MONTHS EXTENDED PERIOD OF INDEMNITY CIVIL AUTHORITY Included-Limited to 45 days, within 5 stalute miles from Insured's premises INGRESS/EGRESS Included-Limited to 45 days, within 5 statute miles from Insured's premises AGENCY Marsh USA, Inc. NAMED INSURED MASSACHUSETTS MUTUAL LIFE INSURANCE CO. ATTN: JUDY LINTON, VP OF RISK MANAGEMENT ONE FINANCIAL PLAZA, SUITE 1700 HARTFORD, CT 06103 POLICY NUMBER CARRIERI NAIC CODE EFFECTIVE DATE: